Exhibit 10.8

CONTRACT FOR THE EXPLORATION AND

EXTRACTION OF HYDROCARBONS UNDER

PRODUCTION SHARING MODALITY

ENTERED INTO BY

THE NATIONAL HYDROCARBONS COMMISSION

AND

SIERRA O&G EXPLORACIÓN Y PRODUCCIÓN, S.

DE R.L. DE C.V.,

TALOS ENERGY OFFSHORE MÉXICO 2, S. DE

R.L. DE C.V.

AND

PREMIER OIL EXPLORATION AND

PRODUCTION MEXICO, S.A. DE C.V.

SEPTEMBER 4, 2015

CONTRACT AREA 2

Contract No. CNH-R01-L01-A2/2015

TABLE OF CONTENTS

Page #

ARTICLE 1. DEFINITIONS AND INTERPRETATION		6

1.1	Definitions	6
1.2	Use of Singular and Plural	17
1.3	Headings and References	17

ARTICLE 2. PURPOSE OF CONTRACT		17

2.1	Production Sharing Modality	17
2.2	No Grant of Property Rights	18
2.3	Participating Interests	18
2.4	Joint and Several Liability	18
2.5	Operator	18
2.6	Change of Operators	19
2.7	Reporting of Benefits for Accounting Purposes	19

ARTICLE 3. TERM OF CONTRACT		19

3.1	Effective Date	19
3.2	Term	19
3.3	Extension	19
3.4	Transition Stage for Startup	20
3.5	Relinquishment by Contractor	21

ARTICLE 4. EXPLORATION PERIOD		21

4.1	Exploration Plan	21
4.2	Initial Exploration Period	22
4.3	Additional Exploration Period	22
4.4	Failure to Comply with the Minimum Work Program or Additional Commitment	23
4.5	Formation Testing	23
4.6	Notice of a Discovery	23

ARTICLE 5. APPRAISAL		24

5.1	Appraisal	24
5.2	Appraisal Program	24
5.3	Non Associated Natural Gas Discovery	24
5.4	Hydrocarbons Extracted During Tests	24
5.5	Appraisal Report	25

ARTICLE 6. DECLARATION OF COMMERCIALITY AND DEVELOPMENT PLAN		25

6.1	Commercial Discovery	25

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6.2	Development Plan	25
6.3	Observations to the Development Plan by CNH	25
6.4	Compliance with Development Plan and Modifications	26
6.5	Additional Exploration Activities	26

ARTICLE 7. REDUCTION AND RETURN OF THE CONTRACT AREA		26

7.1	Rules of Reduction and Return	26
7.2	No Reduction of Other Obligations	27
7.3	Shape of Portion Subject to Reduction and Return	27
7.4	Decrease of Percentage of Reduction and Return	28

ARTICLE 8. PRODUCTION ACTIVITIES		28

8.1	Production Profile	28
8.2	Facilities	28

ARTICLE 9. UNITIZATION		28

9.1	Unitization Procedure	28
9.2	Nonexistence of Contractor or Assignee	29

ARTICLE 10. WORK PROGRAMS		30

10.1	Work Programs	30
10.2	Work Program in Exploration Period	30
10.3	Work Program in Development Period	30
10.4	Observations by CNH	31
10.5	Changes by the Contractor	31
10.6	Drilling of Wells	31
10.7	Drilling and Geophysical Reports	31
10.8	Progress Reports	32
10.9	Activities Not Requiring Approval	32

ARTICLE 11. BUDGETS AND RECOVERABLE COSTS		32

11.1	Budgets	32
11.2	Exploration Budgets	32
11.3	Development Budgets	33
11.4	Modifications	33
11.5	Accounting of Contractor’s Costs	33
11.6	Recoverable Costs	33
11.7	Procurement of Goods and Services	33
11.8	Recordkeeping Requirement	33
11.9	Contractor’s Transactions with Third Parties	34

ARTICLE 12. MEASUREMENT AND RECEPTION OF NET HYDROCARBONS		34

12.1	Volume and Quality	34

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12.2	Procedures for Reception	34
12.3	Installation, Operation, Maintenance and Calibration of Measurement Systems	34
12.4	Records	35
12.5	Measurement System Malfunction	35
12.6	Replacement of Measurement System	36
12.7	Access to Measurement Systems	36
12.8	Measurement Point Outside the Contract Area	36

ARTICLE 13. MATERIALS		36

13.1	Ownership and Use of Materials	36
13.2	Leases	37
13.3	Purchase Option	37
13.4	Disposition of Assets	37

ARTICLE 14. ADDITIONAL OBLIGATIONS OF THE PARTIES		37

14.1	Additional Obligations of the Contractor	37
14.2	Approvals by CNH	39
14.3	Environmental Liability and Industrial Safety	39
14.4	Preexisting Damages	40
14.5	Right of Access by Third Parties to the Contract Area	41

ARTICLE 15. DISPOSITION OF PRODUCTION		41

15.1	Self-Consumed Hydrocarbons	41
15.2	Measurement Points	41
15.3	Commercialization of Production of the Contractor	41
15.4	Commercialization of Production of the State	42
15.5	Disposal of Sub-Products	42
15.6	Commercialization Facilities	42

ARTICLE 16. CONSIDERATION		42

16.1	Monthly Payments	42
16.2	State Consideration	42
16.3	Contractor Consideration	43
16.4	Recoverable Costs Limit	43
16.5	Contractual Value of Hydrocarbons	43
16.6	Calculation of Considerations	43

ARTICLE 17. GUARANTEES		43

17.1	Exploration Performance Guarantee	43
17.2	Corporate Guarantee	44

ARTICLE 18. ABANDONMENT AND DELIVERY OF THE CONTRACT AREA		45

18.1	Program Requirements	45

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18.2	Notice of Abandonment	45
18.3	Abandonment Trust	45
18.4	Funding of Abandonment Trust	45
18.5	Insufficient Funds	47
18.6	Substitution Requested by CNH	47
18.7	Final Transition Stage	47

ARTICLE 19. LABOR RESPONSIBILITY; SUBCONTRACTORS AND NATIONAL CONTENT		48

19.1	Labor Responsibility	48
19.2	Subcontractors	48
19.3	National Content	49
19.4	Preference of Goods and Services of National Origin	51
19.5	Training and Transfer of Technology	51

ARTICLE 20. INSURANCE		51

20.1	General Provision	51
20.2	Insurance Coverage	51
20.3	Insurers and Conditions	52
20.4	Modification or Cancellation of Policies	52
20.5	Waiver of Subrogation	52
20.6	Use of Insurance Proceeds	52
20.7	Currency	52
20.8	Compliance with Applicable Laws	52

ARTICLE 21. TAX OBLIGATIONS		53

21.1	Tax Obligations	53
21.2	Governmental Fees and Charges	53

ARTICLE 22. ACT OF GOD OR FORCE MAJEURE		53

22.1	Act of God or Force Majeure	53
22.2	Burden of Proof	53
22.3	Extension of Work Program; Extension of Term of Contract	53
22.4	Right of Termination	54
22.5	Emergency or Disaster Situations	54

ARTICLE 23. ADMINISTRATIVE RESCISSION AND RESCISSION		54

23.1	Administrative Rescission	54
23.2	Prior Investigation	55
23.3	Procedure for Administrative Rescission	55
23.4	Contractual Rescission	56
23.5	Effects of the Administrative or Contractual Rescission	57
23.6	Settlement	57

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ARTICLE 24. ASSIGNMENT AND CHANGE OF CONTROL		58

24.1	Assignment	58
24.2	Indirect Transfers; Change of Control	58
24.3	Application to CNH	58
24.4	Effect of Assignment or Change of Control	58
24.5	Prohibition on Liens	59
24.6	Invalidity	59

ARTICLE 25. INDEMNIFICATION		59

ARTICLE 26. APPLICABLE LAW AND DISPUTE RESOLUTION		60

26.1	Applicable Laws	60
26.2	Conciliation	60
26.3	Conciliator Requirements	61
26.4	Federal Courts	61
26.5	Arbitration	61
26.6	Consolidation	62
26.7	No Suspension of Petroleum Activities	62
26.8	Waiver of Diplomatic Channels	62

ARTICLE 27. AMENDMENTS AND WAIVERS		62

ARTICLE 28. CAPACITY AND REPRESENTATIONS OF THE PARTIES		62

28.1	Representations and Warranties	62
28.2	Relationship of the Parties	63

ARTICLE 29. DATA AND CONFIDENTIALITY		63

29.1	Ownership of Information	63
29.2	Public Information	63
29.3	Confidentiality	63
29.4	Exception to Confidentiality	64

ARTICLE 30. NOTICES		64

ARTICLE 31. ENTIRE CONTRACT		66

ARTICLE 32. TRANSPARENCY PROVISIONS		66

32.1	Information Access	66
32.2	Conduct of the Contractor and its Affiliates	66
32.3	Notice of Investigation	67
32.4	Conflict of Interest	67

ARTICLE 33. COOPERATION ON NATIONAL SECURITY MATTERS		67

ARTICLE 34. LANGUAGE		67

ARTICLE 35. COUNTERPARTS		67

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Contract No. CNH-R01-L01-A2/2015

CONTRACT CNH-R01-L01-A2/2015

CONTRACT FOR THE EXPLORATION AND EXTRACTION

OF HYDROCARBONS UNDER PRODUCTION SHARING MODALITY

This Contract for the Exploration and Extraction of Hydrocarbons under Production Sharing Modality (the “Contract”) is entered into on September 4, 2015, between, on the one hand, the UNITED MEXICAN STATES (“Mexico”, the “State” or the “Nation”), through the NATIONAL HYDROCARBONS COMMISSION (“CNH”), represented by C. Juan Carlos Zepeda Molina, in his capacity as Chairperson, Carla Gabriela González Rodríguez, Executive Secretary; Felipe Ortuño Arzate, General Director of Petroleum Potential Assessment, and Gaspar Franco Hernández, General Director of Extraction Reports, and on the other hand, Sierra O&G Exploración y Producción, S. de R.L. de C.V., a commercial company incorporated under the laws of the United Mexican States (hereinafter “Sierra O&G Exploración y Producción”) represented by Iván Rafael Sandrea Silva and Read Bryan Taylor, in their capacity as legal representatives; Talos Energy Offshore Mexico 2, S. de R.L. de C.V., a commercial company incorporated under the laws of United Mexican States (hereinafter “Talos Energy Offshore Mexico 2”), represented by John Ashland Shepherd, in his capacity as legal representative, and Premier Oil Exploration and Production Mexico, S.A. de C.V., a commercial company incorporated under the laws of United Mexican States (hereinafter “Premier Oil Exploration And Production Mexico”), represented by Timothy Lloyd Davies, in his capacity as legal representative, in accordance with the following Declarations and Articles:

DECLARATIONS

The National Hydrocarbons Commission declares that:

I. It is a Coordinated Regulatory Entity of the Energy Sector of the Centralized Public Federal Administration of the State, having legal personality and technical and operational autonomy, in accordance with Article 28, paragraph eight, of the Political Constitution of the United Mexican States (the “Constitution”), and Articles 2, Section I, and 3 of the Law of the Coordinated Regulatory Entities of the Energy Sector;

II. In accordance with Article 27, paragraph seven, of the Constitution, Article 15 of the Hydrocarbons Law and Article 38, Section II, of the Law of the Coordinated Regulatory Entities of the Energy Sector, it has the legal capacity to sign contracts, in the name and on behalf of the State, with private parties or with State Productive Enterprises, through which the Nation conducts strategic activities consisting of the Exploration and Extraction of Petroleum and other solid, liquid or gaseous hydrocarbons within Mexican territory;

III. In accordance with the applicable provisions of the Constitution, the Hydrocarbons Law, the Law of the Coordinated Regulatory Entities of the Energy Sector, and the guidelines established by the Ministry of Energy and the Ministry of Finance and Public Credit within the scope of their respective jurisdictions, on December 11, 2014, it published in the Official Gazette of the Federation the Tender No. CNH-R01-C01/2014 for the international

Contract No. CNH-R01-L01-A2/2015

public bidding process for a Contract for the Exploration and Extraction under Shared Production Modality relating to the Contract Area described in Annex 1 hereto, and in accordance with the procedure established in the Bidding Guidelines issued for such bidding process, it issued the award on July 17, 2015 pursuant to which Sierra Oil & Gas, S. de R. L. de C.V., in Consortium with Talos Energy, LLC and Premier Oil, PLC were awarded this Agreement.

IV. Its representative is authorized to enter into this Contract pursuant to Article 23, Section III, of the Law of the Coordinated Regulatory Entities of the Energy Sector, as well as Articles 14, Section XVI, 20, fourth and fifth transitory articles of the Internal Regulation of the National Hydrocarbons Law.

Sierra O&G Exploración y Producción declares that:

I. It is a corporation organized and existing under the laws of Mexico, and in compliance with the provisions of article 22.3 of Section III of the Bidding Guidelines for the Award of Sharing Production Contracts for the Exploration and Extraction of Hydrocarbons in Shallow Waters – First Call to Bid, Bid CNH-R01-L01/2014, whose sole corporate purpose is the Exploration and Extraction of Hydrocarbons, and it has the legal capacity to enter into and perform this Contract;

II. It is a resident of Mexico for tax purposes, has a Federal Taxpayer Registry number, and does not pay taxes under the optional tax regime for groups of companies referenced in Chapter VI of Title Second of the Income Tax Law;

III. It has knowledge of the laws of Mexico, as well as all related regulations and other applicable provisions;

IV. It has the organization, experience and technical, financial and implementation capacity to comply with its obligations under this Contract;

V. It has taken the corporate actions, obtained the authorizations, corporate or otherwise, and satisfied the applicable legal requirements to enter into and perform this Contract, and neither it nor any third party associated with it falls within any of the provisions of Article 26 of the Hydrocarbons Law, and

VI. The legal capacity of Iván Rafael Sandrea Silva and Read Bryan Taylor, as legal representatives to enter into this Contract is evidenced by the certified copy of Public Deed No. 69,197 of Book 1,365 granted before Notary Public No. 94 from the Federal District, Mr. Erik Namur Campesino, dated August 12, 2015.

Talos Energy Offshore Mexico 2 declares that:

I. It is a corporation organized and existing under the laws of Mexico, and in compliance with the provisions of article 22.3 of Section III of the Bidding Guidelines for the Award of Sharing Production Contracts for the Exploration and Extraction of Hydrocarbons in Shallow Waters – First Call to Bid, Bid CNH-R01-L01/2014, whose sole corporate purpose is the Exploration and Extraction of Hydrocarbons, and it has the legal capacity to enter into and perform this Contract;

Contract No. CNH-R01-L01-A2/2015

II. It is a resident of Mexico for tax purposes, has a Federal Taxpayer Registry number, and does not pay taxes under the optional tax regime for groups of companies referenced in Chapter VI of Title Second of the Income Tax Law;

III. It has knowledge of the laws of Mexico, as well as all related regulations and other applicable provisions;

IV. It has the organization, experience and technical, financial and implementation capacity to comply with its obligations under this Contract;

V. It has taken the corporate actions, obtained the authorizations, corporate or otherwise, and satisfied the applicable legal requirements to enter into and perform this Contract, and neither it nor any third party associated with it falls within any of the provisions of Article 26 of the Hydrocarbons Law, and

VI. The legal capacity of John Ashland Shepherd, as legal representative to enter into this Contract, is evidenced by the certified copy of Public Deed No. 74,325, of volume 1.798 granted before Notary Public No. 1 of the Federal District, Mr. Roberto Núñez y Bandera, dated August 3, 2015.

Premier Oil Exploration and Production Mexico declares that:

I. It is a corporation organized and existing under the laws of Mexico, and in compliance with the provisions of article 22.3 of Section III of the Bidding Guidelines for the Award of Sharing Production Contracts for the Exploration and Extraction of Hydrocarbons in Shallow Waters – First Call to Bid, Bid CNH-R01-L01/2014, whose sole corporate purpose is the Exploration and Extraction of Hydrocarbons, and it has the legal capacity to enter into and perform this Contract;

II. It is a resident of Mexico for tax purposes, has a Federal Taxpayer Registry number, and does not pay taxes under the optional tax regime for groups of companies referenced in Chapter VI of Title Second of the Income Tax Law;

III. It has knowledge of the laws of Mexico, as well as all related regulations and other applicable provisions;

IV. It has the organization, experience and technical, financial and implementation capacity to comply with its obligations under this Contract;

V. It has taken the corporate actions, obtained the authorizations, corporate or otherwise, and satisfied the applicable legal requirements to enter into and perform this Contract, and neither it nor any third party associated with it falls within any of the provisions of Article 26 of the Hydrocarbons Law, and

Contract No. CNH-R01-L01-A2/2015

VI. The legal capacity of Timothy Lloyd Davies, as legal representative to enter into this Contract, is evidenced through the Second Transcript of Public Deed No. 94,859, of Book 2,865 granted by Notary Public No. 104 of the Federal District, Mr. José Ignacio Senties Laborde, dated August 12, 2015.

The JOINT AND SEVERAL OBLIGORS declare that:

Sierra Oil & Gas, S. de R.L. de C.V.

I.	It is a corporation organized and existing under the laws of Mexico, and has the legal capacity to enter into and comply with the obligations arising from this Agreement in its capacity of joint and several obligor, in compliance with the provisions of article 22.3 of Section III of the Bidding Guidelines for the Award of Sharing Production Contracts for the Exploration and Extraction of Hydrocarbons in Shallow Waters – First Call to Bid, which is evidenced with:

•	The transcript of public deed number 71,114, volume 1,714 dated July 10, 2014, granted by Notary Public number 1 of the Federal District, Mr. Roberto Núñez y Bandera, registered in the Public Registry of Commerce of Mexico City, Federal District, under commercial folio 518615-1, and

•	The transcript of public instrument number 71,753 of volume 1,730, dated September 25, 2014, granted by Notary Public number 1 of the Federal District, Mr. Roberto Núñez y Bandera, which contains the Comprehensive Amendment to the Bylaws.

II.	The legal capacity of Iván Rafael Sandrea Silva and of Salvador Beltrán del Río Madrid, as legal representatives to enter into this Contract, is evidenced through the power of attorney granted through Public Deed No. 71,753, from volume 1,730, granted by Notary Public number 1 of the Federal District, Mr. Roberto Núñez y Bandera, dated September 25, 2014.

Talos Energy, LLC

I.	It is a corporation organized and existing under the laws of Delaware, United States of America, and has the legal capacity to enter into and comply with the obligations arising from this Agreement in its capacity of joint and several obligor, in compliance with the provisions of article 22.3 of Section III of the Bidding Guidelines for the Award of Sharing Production Contracts for the Exploration and Extraction of Hydrocarbons in Shallow Waters – First Call to Bid, which is evidenced with its Certificate of Incorporation issued by the State of Delaware number 111302914-50817148100 dated December 15, 2011, granted by Mr. Ryan Cicero, officer of the Companies Division of the Secretary of State of the State of Delaware, and authenticated by the Secretary of State Jeffrey W. Bullock, which has the apostille number 10195477 dated February 26, 2015.

Contract No. CNH-R01-L01-A2/2015

II.	The legal capacity of William Stanley Moss III as legal representative to enter into this Agreement is evidenced through the First Transcript of public deed number 74,487, from volume 1,804, dated August 13, 2015, granted by Mr. Carlos Alberto Sotelo Regil Hernández, Notary Public No. 165 of the Federal District, acting as alternate and in the notary’s protocol of Mr. Roberto Núñez y Bandera, Public Notary No. 1 of the Federal District.

Premier Oil, PLC

I.	It is a company duly organized and existing under the laws of Scotland, and has the legal capacity to enter into and comply with the obligations arising from this Agreement in its capacity of joint and several obligor, in compliance with the provisions of article 22.3 of Section III of the Bidding Guidelines for the Award of Sharing Production Contracts for the Exploration and Extraction of Hydrocarbons in Shallow Waters – First Call to Bid, which is evidenced with:

•	Certificate of incorporation number 234781 of the Companies Registry of Scotland, corresponding to the limited private company Dalglen (No. 836) Limited, granted by the Companies Department, Edinburgh, Scotland, on July 31, 2002.

•	Certificate of change of name of the company 234781, through which the company Dalglen (No. 836) Limited, changed its name to Premier Oil Group Limited, granted by the Companies Department, Edinburgh, Scotland, on September 13, 2002.

•	Certificate through which the company Premier Oil Group Limited changes from private company to a limited public company, granted by the Companies Department, Edinburgh, Scotland, on March 10, 2003.

•	Certificate through which the company Premier Oil Group PLC, through special resolution changes its name to Premier Oil Plc, granted by the Companies Department, Edinburgh, Scotland, on July 15, 2003.

II.	The legal capacity of Timothy Lloyd Davies, as legal representative to enter into this Contract is evidenced through the First Transcript of Public Deed No. 51,526, of Book 1,178, granted by Notary Public No. 97 of the Federal District, Mr. Marco Antonio Espinoza Rommyngth, dated August 17, 2015.

Based on the foregoing representations, the Parties agree on the following:

Contract No. CNH-R01-L01-A2/2015

ARTICLES

ARTICLE 1.

DEFINITIONS AND INTERPRETATION

1.1 Definitions. For the purposes of this Contract, the following terms shall have the meaning set forth:

“Abandonment” shall mean all activities of removal and dismantling of Materials, including, without limitation, the permanent plugging and abandonment of Wells, the dismantling and removal of all plants, platforms, facilities, machinery and equipment supplied or used by the Contractor in conducting the Petroleum Activities, as well as the environmental restoration of the affected Contract Area by the Contractor in the performance of the Petroleum Activities, in accordance with the terms of this Contract, Industry Best Practices, the Applicable Laws and the Management System.

“Abandonment Trust” shall have the meaning set forth in Article 18.3.

“Accounting Procedures” shall mean the Procedures for Accounting, Reporting and Recovery of Costs attached hereto as Annex 4.

“Act of God or Force Majeure” shall mean any fact or circumstance which prevents the affected Party from performing its obligations under this Contract if such fact or circumstance is beyond the reasonable control of such Party and does not result from its intentional conduct or fault, provided that such Party has not been able to avoid or overcome such fact or circumstance by the exercise of due diligence. Subject to satisfaction of the foregoing conditions, Act of God or Force Majeure shall include, without limitation, the following acts or events preventing the affected Party from performing its obligations under this Contract: natural phenomena such as storms, hurricanes, floods, mudslides, lightning and earthquakes; fires; acts of war (whether or not declared); civil disturbances, riots, insurrections, sabotage and terrorism; disasters in the transportation of Materials; restrictions due to quarantines, epidemics, strikes or other labor disputes not resulting from a breach of any labor agreement by the affected Party. It is expressly understood that Act of God or Force Majeure (i) shall not include economic hardship or change in market conditions (including difficulties in obtaining funds or financing) and (ii) shall not exempt the Contractor from environmental liability under the Applicable Laws.

“Additional Exploration Period” shall mean the period of two (2) Contractual Years as of the termination date of the Initial Exploration Period, which CNH may grant to the Contractor in order to keep carrying surface Reconnaissance and Exploration, Exploration and Appraisal activities in the Contract Area in accordance with Article 4.3.

“Additional Period Guarantee” shall have the meaning set forth in Article 17.1 (c).

Contract No. CNH-R01-L01-A2/2015

“Adjustment Mechanism” shall mean the mechanism established in Annex 3, which, based on the measurement of the Contractor’s operating result in each Period, modifies the parameters that determine the State Consideration and the Contractor Consideration, in order for the State’s participation in the results of the Contract Area to be progressive.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with such Person.

“Agency” shall mean the National Agency for the Industrial Safety and Environmental Protection of the Hydrocarbons Sector.

“Annual Contribution” shall have the meaning set forth in Article 18.4.

“Applicable Laws” shall mean all laws, regulations, general administrative provisions, decrees, administrative orders, court rulings and other rules or decisions of any kind issued by any Governmental Authority which are in effect at the relevant time.

“Appraisal” shall mean all activities and operations carried out by the Contractor after a Discovery to determine the limits, characteristics and production capacity of a Discovery and whether such Discovery is a Commercial Discovery, including, without limitation: (i) additional Surface Reconnaissance and Exploration and Exploration activities; (ii) geological and geophysical surveys; (iii) drilling of test Wells; (iv) studies of Reserves and other studies, and (v) all ancillary operations and activities required or advisable to optimize the performance or results of the foregoing activities.

“Appraisal Area” shall have the meaning set forth in Article 5.2.

“Appraisal Period” shall have the meaning set forth in Article 5.2.

“Asset Inventory” shall mean the inventory of Wells and Materials described in Annex 12.

“Associated Natural Gas” shall mean Natural Gas dissolved in the Crude Oil contained in a reservoir under original pressure and temperature conditions.

“Barrel” shall mean a measurement unit equivalent to a volume equal to 158.99 liters at a temperature of 15.56 degrees Celsius at atmosphere pressure conditions.

“Bidding Guidelines” shall mean the bidding guidelines issued pursuant to the Tender, including all the modifications or clarifications thereof issued by CNH.

“BTU” shall mean a British thermal unit, which represents the amount of energy needed to heat one pound (0.4535 kilograms) of water by one degree Fahrenheit at atmosphere pressure conditions.

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“Budget” shall mean an estimate of the Costs of all items included in a Work Program, which includes at a minimum a breakdown of the budgetary items corresponding with each category of Petroleum Activities.

“Business Day” shall mean any Day other than a Saturday, Sunday or any other holiday required under Applicable Laws.

“Commercial Discovery” shall mean a Discovery that is declared by the Contractor to be commercial in accordance with Article 6.1.

“Commercialization Facilities” shall mean the infrastructure and equipment necessary to transport, compress, store or distribute Hydrocarbons beyond the Measurement Points, including all pipelines for Crude Oil, Condensates and Natural Gas, pumps, compressors, measuring equipment and additional Storage facilities necessary to transport the Hydrocarbons from the Measurement Point to the point of sale or to the entry to a delivery system.

“Condensates” shall mean Natural Gas liquids consisting primarily of pentanes and heavier Hydrocarbon components.

“Consideration” shall mean, individually or together, the State Consideration or the Contractor Consideration, as the case may be.

“Contract” shall mean this Contract for the Exploration and Extraction of Hydrocarbons under Production Sharing Modality, including the annexes attached hereto (which shall form an integral part hereof), as well as all the modifications made thereto in accordance with its terms and conditions.

“Contract Area” shall mean the surface area described in Annex 1, including the geological formations contained in the vertical projection of such surface to the depth indicated in Annex 1, in which the Contractor is authorized and obligated to conduct Petroleum Activities pursuant to this Contract, in the understanding that: (i) this Contract does not grant the Contractor any real property rights to the Contract Area or to the natural resources in its subsurface and (ii) the Contract Area shall be reduced in accordance with the terms of this Contract.

“Contract Fee for the Exploratory Phase” shall have the meaning set forth in Annex 3.

“Contract Year” shall mean a period of twelve (12) consecutive Months from the Effective Date or from any anniversary thereof.

“Contractor” shall mean the Participating Companies, collectively.

“Contractor Consideration” shall mean, with respect to any Month beginning with the Month in which Regular Commercial Production commences, the share of Hydrocarbon production from the Contract Area that the Contractor is entitled to receive in such Month in accordance with Article 16.3 and Annex 3.

Contract No. CNH-R01-L01-A2/2015

“Contractual Price” shall mean the monetary value in Dollars assigned per each measurement unit for Hydrocarbon in accordance with Annex 3.

“Contractual Value of the Condensates” shall mean the result of multiplying in the relevant Period: (i) the Contractual Price of the Condensates, by (ii) the volume of the Condensates in Barrels at the Measurement Points, determined as provided in Annex 3.

“Contractual Value of the Crude Oil” shall mean the result of multiplying in the relevant Period: (i) the Contractual Price of the Crude Oil, by (ii) the volume of the Crude Oil in Barrels at the Measurement Points, determined as provided in Annex 3.

“Contractual Value of the Hydrocarbons” shall mean the sum of the Contractual Value of the Crude Oil, the Contractual Value of the Natural Gas and the Contractual Value of the Condensates, determined as provided in Annex 3.

“Contractual Value of the Natural Gas” shall mean the result of multiplying in the relevant Period: (i) the Contractual Price of the Natural Gas, by (ii) the volume in millions of BTU of Natural Gas at the Measurement Points, determined as provided in Annex 3.

“Control” shall mean the ability of a Person or group of Persons to carry out any of the following acts: (i) to impose decisions, directly or indirectly, on general meetings of shareholders, partners or equivalent governing bodies or to appoint or remove a majority of the directors, managers or their equivalent, in each case of the Contractor; (ii) to hold ownership rights that grant, directly or indirectly, the exercise of voting rights with respect to more than fifty percent of the Contractor’s capital stock, or (iii) to lead, directly or indirectly, the Contractor’s management, strategy or principal policies, whether through the ownership of securities, by contract or otherwise.

“Corporate Guarantee” shall mean the guarantee of the obligations of the Contractor under this Contract in the form set forth in Annex 2, which will be executed by the Guarantor of each of the Participating Companies, simultaneously with the execution of this Contract.

“Cost Recovery Percentage” shall mean the percentage indicated in Annex 3. “Costs” shall mean all expenditures, expenses, investments, or liabilities related to the Petroleum Activities.

“Crude Oil” shall mean a mixture of hydrogen carbides which exists in liquid form in reservoirs and remains as such under original pressure and temperature conditions, and which may include small quantities of substances other than hydrogen carbides.

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“Day” shall mean a calendar day.

“Development Area” shall mean, with regard to any Commercial Discovery, the area within the Contract Area covering the whole extension of the underlying structures or stratigraphic closures defining the reservoir or intervals of interest of the Field where the Discovery has been made.

“Development Period” shall mean, with regard to any Commercial Discovery, the period beginning upon approval of the Development Plan for such Commercial Discovery and ending upon the termination of this Contract for any reason or by any contractual or administrative rescission.

“Development Plan” shall mean the optimal development plan for Extraction which contains a schedule of the specific Petroleum Activities in a particular Development Area in order to reach Regular Commercial Production or increase Hydrocarbon production, including any Enhanced Recovery program.

“Discovery” shall mean any structure or accumulation or group of structures or accumulations which during drilling activities may have been shown to contain Hydrocarbons that may be extracted at a measurable flow rate using Industry Best Practices, regardless of whether the extraction of such detected Hydrocarbons may or may not be considered commercially viable, including an extension of any prior Discovery.

“Dollars” or “US$” shall mean dollars of the United States of America.

“Effective Date” shall mean the date of execution of this Contract.

“Eligible Costs” shall mean Costs, which are strictly required for the conduction of the Petroleum Activities, incurred from the Effective Date until the termination of this Contract, provided that they comply with the Annexes 4, 10 and 11, and the guidelines issued by the Ministry of Finance in force as of the award date of the Contract.

“Enhanced Recovery” shall mean secondary or tertiary recovery processes consistent with Industry Best Practices in order to enhance recovery of Hydrocarbons in the Development Area, including, without limitation, increasing the pressure in a reservoir and/or decreasing the viscosity of the Hydrocarbons.

“Exploration” shall mean an activity or group of activities using direct methods, including the drilling of Wells, aimed at the identification, discovery and appraisal of Hydrocarbons in the Subsoil in the Contract Area.

“Exploration Performance Guarantee” shall mean, individually or collectively, the Initial Performance Guarantee, and the Additional Period Guarantee, as the context may require.

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“Exploration Period” shall mean the period granted to the Contractor to conduct Surface Reconnaissance and Exploration, Exploration and Appraisal activities, which consists of the Initial Exploration Period, the Additional Exploration Period (if any) and the Appraisal Period (if any).

“Exploration Plan” shall mean a schedule specifying the Surface Reconnaissance and Exploration, Exploration and Appraisal activities to be conducted within the Contract Area, which shall comply at least with the Minimum Work Program and the Minimum Program Increase.

“Extraction” shall mean an activity or group of activities carried out for the purpose of Hydrocarbon production, including the drilling of production Wells, injection and stimulation of reservoirs, Enhanced Recovery, Gathering, conditioning and separation of Hydrocarbons and elimination of water and sediments within the Contract Area, as well as the construction, location, operation, use, Abandonment and dismantling of production facilities.

“Field” shall mean the area located within the Contract Area beneath which one or more Hydrocarbon reservoirs are located in one or more formations within the same structure, geological body or stratigraphic condition.

“Final Transition Stage” shall mean the stage carried out in accordance with Article 18.7 and the Applicable Laws.

“First Additional Term” shall have the meaning set forth in Article 3.3(a).

“Fund” shall mean the Mexican Petroleum Fund for Stabilization and Development.

“Gathering” shall mean the gathering of Hydrocarbons, once they have been extracted from the subsoil, from each Well of the reservoir using a system of discharge lines running from the wellhead to the first separation batteries or, as applicable, to the transportation systems.

“Gathering Facilities” shall mean all facilities and equipment necessary for production testing and separation, Storage tanks, compressors, pipelines, pumps and any other equipment necessary for the Gathering of Hydrocarbons.

“Governmental Authority” shall mean any governmental entity of the federal, state or municipal government or the executive, legislative or judicial branch, including autonomous constitutional entities of the State.

“Guarantor” shall mean the ultimate parent entity of each of the Participating Companies or the company that exercises Control over each of the Participating Companies or that is under common Control of the Person that exercises the Control over each of the Participating Companies, who shall execute the Corporate Guarantee prior approval of CNH.

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“Hydrocarbons” shall mean Crude Oil, Natural Gas, Condensates, Natural Gas liquids and methane hydrates.

“Hydrocarbons in the Subsoil” shall mean the total resources or quantity of Hydrocarbons with the potential of being extracted which are estimated to exist originally, prior to their production, in naturally occurring accumulations, as well as estimated quantities of accumulations yet to be discovered.

“Hydrocarbons Law” shall mean the Hydrocarbons Law published in the Official Gazette of the Federation on August 11, 2014, including amendments and supplements thereto.

“Hydrocarbon Revenues Law” shall mean the Hydrocarbon Revenues Law published in the Official Gazette of the Federation on August 11, 2014, including amendments and supplements thereto.

“Industry Best Practices” shall mean the best practices, methods, standards and procedures generally accepted and followed by diligent, expert and prudent operators with experience in the areas of Exploration, Appraisal, development and Extraction of Hydrocarbons and in Abandonment which, in the exercise of reasonable judgment and in light of the facts known at the time a decision is made, would be expected to achieve the anticipated results and increase the economic benefits derived from the Extraction of Hydrocarbons contained within the Contract Area, maximizing the recovery factor of Hydrocarbons throughout the life of the reservoirs, without causing an excessive reduction of pressure or energy.

“Initial Exploration Period” shall mean the period specified in Article 4.2, during which the Contractor shall conduct Surface Reconnaissance and Exploration, Exploration and Appraisal activities.

“Initial Performance Guarantee” shall have the meaning set forth in Article 17.1(a).

“Management System” shall mean an integrated set of interrelated and documented elements to prevent, control and improve the performance of a facility or group of facilities related to industrial safety, operational safety and environmental protection in the sector which the Contractor shall implement throughout the performance of the Petroleum Activities in compliance with the requirements set forth in Articles 13, 14 and 16 of the Law of the National Agency for Industrial Safety and Environmental Protection of the Hydrocarbons Sector and the other Applicable Laws.

“Marketer” shall mean the marketer engaged by CNH, in accordance with the Hydrocarbons Law, to provide services to the Nation for the marketing of the Hydrocarbons that correspond to the State as a result of this Contract.

“Market Rules” shall mean the principle of competition pursuant to which parties involved in a transaction are independent and participate on an equal basis in their own interests.

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“Materials” shall mean all the machinery, tools, equipment, goods, supplies, pipes, drilling or production platforms, marine devices, plants, infrastructure and other facilities acquired, provided, leased or otherwise held to be used in the Petroleum Activities, including the Gathering Facilities.

“Measurement Points” shall mean the locations proposed by the Contractor and approved by CNH, or in such case, determined by CNH, inside or outside the Contract Area, at which the Net Hydrocarbons will be measured, verified and delivered, as provided in this Contract and the Applicable Laws.

“Methodology” shall mean the methodology established by the Ministry of Energy to measure national content in the Assignments and Contracts for Exploration and Extraction pursuant to Article 46 of the Hydrocarbons Law.

“Minimum Program Increase” shall mean the additional Work Units referenced in Annex 5, which the Contractor agreed to carry out through the percentage increase in the Minimum Work Program as part of the economic bid based on which this Contract was awarded.

“Minimum Work Program” shall mean the Work Units indicated in Annex 5, which the Contractor shall carry out during the Initial Exploration Period, it being understood that the Minimum Work Program is only a minimum work program and that the Contractor may carry out additional Surface Reconnaissance and Exploration, Exploration and Appraisal activities during the Exploration Period.

“Ministry of Finance” shall mean the Ministry of Finance and Public Credit.

“Month” shall mean a calendar month.

“Natural Gas” shall mean a mixture of gases obtained by Extraction or industrial processing which is composed primarily of methane and usually contains ethanol, propane, and butane, as well as carbon dioxide, nitrogen and sulfuric acid, among other components. It may be Associated Natural Gas and Non-associated Natural Gas.

“Net Hydrocarbons” shall mean the Produced Hydrocarbons minus the Self- Consumed Hydrocarbons, measured at the Measurement Points in acceptable commercial conditions regarding the content of sulfur, water and other elements in accordance with the Applicable Law and the Industry Best Practices which shall be supervised and audited by CNH.

“Non-Associated Natural Gas” shall mean Natural Gas found in reservoirs that do not contain Crude Oil at original pressure and temperature conditions.

“Non-Associated Natural Gas Discovery” shall mean a Discovery made by direct methods of an accumulation or accumulations of Subsoil Hydrocarbons that by any sampling, testing, analysis or flow measurements on site procedures, with over 3,300 cubic feet of Natural Gas per each Barrel of Condensates to be produced, measured at surface conditions.

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“Obstacles to the Continuation of Drilling” refers to situations when, before reaching the targeted depth for any Well as required by the relevant Work Program: (i) a geological formation, older than the deepest formation that was established as a goal, is encountered; (ii) it is determined that to continue drilling is dangerous, including dangers associated with abnormally high pressure or resulting from excessive loss of drilling fluids; (iii) an impenetrable formation is encountered which prevents reaching the anticipated depth, or (iv) a geological formation containing Hydrocarbons is encountered and must be protected pursuant to Industry Best Practices.

“Operating Account” shall mean the account books and other accounting records maintained separately by the Contractor for the Petroleum Activities.

“Operating Profit” shall have the meaning set forth in Annex 3.

“Operator” shall have the meaning set forth in Article 2.5.

“Participating Companies” means Sierra O&G Exploración y Producción, Talos Energy Offshore México 2, and Premier Oil Exploration and Production Mexico, and their respective successors and assignees permitted in accordance with this Contract. If at any time there is only one entity constituting the Contractor, any reference made in this Contract to “each Participating Company,” “the Participating Companies” or similar references, shall be deemed to mean “the Contractor”.

“Participating Interest” shall mean each Participating Company’s undivided share (expressed as a percentage of the total shares of all Participating Companies) in the rights of the Contractor under this Contract, provided that each Participating Company shall be jointly and severally liable for all of the obligations of the Contractor under this Contract regardless of its Participating Interest.

“Parties” shall mean the State (through CNH) and each of the Participating Companies.

“Period” shall mean a Month, provided that when Petroleum Activities are conducted in a period that is less than a full Month, the Period shall be the number of Days the Contract was effectively in operation.

“Person” shall mean any natural person or legal entity of any kind, including any company, association, trust, joint investment, government or other relevant organ or agency thereof.

“Petroleum Activities” shall mean Surface Reconnaissance and Exploration, as well as Exploration, Appraisal, Extraction and Abandonment activities carried out in the Contract Area by the Contractor in accordance with this Contract.

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“Preexisting Damages” shall mean the environmental liabilities within the Contract Area identified in the environmental base line in accordance to Articles 3.4 and 14.4.

“Produced Hydrocarbons” shall mean the total volume of Hydrocarbons extracted by the Contractor from the Contract Area.

“Quarter” shall mean any period of three (3) consecutive Months commencing on January 1, April 1, July 1 or October 1 of any Year.

“Recoverable Costs” shall mean Eligible Costs included in the Budgets and Work Programs approved by CNH, provided that they must be effectively paid and its determination and registration must comply with the requirements established in Annexes 4, 10 and 11 attached herein, and the guidelines issued for such effect by the Ministry of Finance in effect as of the date of the award of the Contract.

“Recoverable Costs Limit” shall mean the result of multiplying the Cost Recovery Percentage by the Contract Value of the Hydrocarbons in any Period, and that determines the maximum portion of the Contract Value of the Hydrocarbons, which may be used for the recovery of Costs during such Period, as provided in Annex 3 herein.

“Recoverable Costs Reimbursement” shall mean the reimbursement of the aggregated amount of the Recoverable Costs, which is subject to the Recoverable Costs Limit, as provided in Article 16 and Annex 4.

“Regular Commercial Production” shall mean the regular sustained production of any Field for the purpose of making commercial use of such production.

“Reserves” shall mean the volume of Hydrocarbons in the Subsoil calculated at a given date at atmospheric conditions which is estimated to be technically and economically feasible to produce under the applicable tax regime, by any of the Extraction methods and systems applicable at the date of Appraisal.

“Risk Management Program” shall mean the actions and measures undertaken for the prevention, monitoring and mitigation of the identified, analyzed and assessed risks, as well as of improvement in the performance of a facility or group of facilities, pursuant to the Management System. This program is derived from the Management System and shall be submitted to CNH who will then forward it to the Agency for approval.

“Royalty” shall mean a determined portion of the State Consideration based on the Contractual Value of the Hydrocarbons, as provided in Annex 3.

“Second Additional Term” shall have the meaning set forth in Article 3.3 (b).

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“Self-Consumed Hydrocarbons” shall mean the Hydrocarbons used as fuel to carry out the Petroleum Activities, or flared, vented or reinjected into the reservoir, but only in the manner and amounts approved in accordance with the Applicable Laws.

“Social Impact Evaluation” shall mean the document that contains the identification of the communities and villages located in the influence area of a project regarding Hydrocarbons, as well as, the identification, characterization, prediction and valuation of the consequences towards the population that may be derived from itself and the mitigation measures and the correspondent social management plans.

“State Consideration” shall mean, for any Month beginning with the Month in which Regular Commercial Production commences, the share of Hydrocarbon production from the Contract Area and the other consideration that the Nation is entitled to in accordance with Article 16.2 and Annex 3.

“Storage” shall mean the deposit and safeguard of Hydrocarbons in enclosed deposits and facilities that may be located on the surface, at sea or in the subsoil.

“Subcontractors” shall mean those Persons that carry out Petroleum Activities at the request of the Contractor pursuant to Article 19.2.

“Sub-Products” shall mean those elements or components different from Hydrocarbons, such as, sulfur or any other mineral or substance contained in Crude Oil or Natural Gas that may be separated from Hydrocarbons.

“Sub-Salt Discovery” shall mean a Discovery by direct methods of an accumulation or accumulations of Subsoil Hydrocarbons, where prospective areas exist in sedimentary formations under salt domes.

“Surface Reconnaissance and Exploration” shall mean all Appraisal studies based solely on activities undertaken on the surface of the land or the ocean to assess the possible existence of Hydrocarbons in the Contract Area, including works for the acquisition, as well as the processing, reprocessing or interpretation of information.

“Tax Obligations” shall mean any and all federal, state or municipal taxes, contributions, government fees, government charges, tariffs or withholding taxes of any kind, together with any and all incidental taxes, surcharges, updates and fines, charged or determined at any time by any Governmental Authority.

“Technical Documents” shall mean all studies, reports, spreadsheets and databases, in any form, relating to the Contract Area or the Petroleum Activities.

“Technical Information” shall mean all of the data and information obtained as a result of the Petroleum Activities, including, without limitation: geological, geophysical, geochemical and engineering information; well logs, progress reports, Technical Documents and any other information related to the completion, production, maintenance or performance of Petroleum Activities.

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“Tender” shall mean the international public tender number CNH-R01-C01/2014, published in the Official Gazette of the Federation by CNH on December 11, 2014.

“Transition Stage for Startup” shall mean the stage carried in accordance with Article 3.4 and the Applicable Laws.

“Well” shall mean any opening in the ground made by means of drilling or otherwise with the purpose of discovering, appraising or extracting Hydrocarbons or to inject any substance into, or obtain data related to the reservoir.

“Work Program” shall mean a detailed program specifying the Petroleum Activities to be carried out by the Contractor during the applicable period, including the time required to carry out each activity described in such program.

“Work Unit” shall mean the unitary magnitude used as reference to establish and evaluate compliance with the activities listed in the Minimum Work Program as provided in Annex 5.

“Year” shall mean a calendar year.

1.2 Use of Singular and Plural. The terms defined in Article 1.1 may be used in this Contract in both their singular and plural forms.

1.3 Headings and References. The Article headings used in this Contract are included herein for convenience only and shall not in any way affect the interpretation of this Contract. Unless otherwise indicated, all references herein to “Articles” and “Annexes” are to the Articles and Annexes of this Contract.

ARTICLE 2.

PURPOSE OF CONTRACT

2.1 Production Sharing Modality. The purpose of this Contract is to provide for the conduction of Petroleum Activities by the Contractor within the Contract Area, under a production sharing modality, at its sole cost and risk, in accordance with the Applicable Laws, Industry Best Practices and the terms and conditions of this Contract, in exchange for receipt of the Considerations payable to the Contractor as provided by the Hydrocarbon Revenues Law.

The Contractor will be solely responsible for and shall pay all Costs and provide all the personnel, technology, Materials and financing necessary to carry out the Petroleum Activities. The Contractor shall have the exclusive right to conduct the Petroleum Activities in the Contract Area, subject to the terms of this Contract and the Applicable Laws. CNH makes no representation or warranty of any kind regarding the

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Contract Area, and each of the Participating Companies acknowledges that it has received no guarantee from any Governmental Authority that: (i) there will be any Discoveries in the Contract Area; (ii) in the event of a Discovery, it will be considered a Commercial Discovery, or (iii) that it will receive sufficient Hydrocarbons to cover the Costs it may incur by carrying out Petroleum Activities.

2.2 No Grant of Property Rights. This Contract does not confer upon the any Participating Companies any property rights for the Hydrocarbons in the Subsoil, which are and at all times shall remain the property of the Nation. Furthermore, in no event shall any mineral resources other than Hydrocarbons existing in the Contract Area (whether or not discovered by the Contractor) be the property of the Contractor, and the Contractor shall have no right under this Contract to exploit or use such resources. In the event that while conducting Petroleum Activities the Contractor shall discover any mineral resources other than Hydrocarbons in the Contract Area, the Contractor shall notify CNH during the fifteen (15) Days following such discovery. Nothing in this Contract shall limit the Nation’s right to grant to a third party any type of concession, license, agreement or other legal instrument for the exploitation of mineral resources other than Hydrocarbons in accordance with the Applicable Laws. The Contractor shall provide access to the Contract Area to any Person that receives any concession, license or agreement to exploit or use mineral resources other than Hydrocarbons in the Contract Area, on the terms provided by the Applicable Laws.

2.3 Participating Interests. The initial Participating Interests of the Participating Companies are as follows:

Participating Company	Participating Interest
Sierra O&G Exploración y Producción	45%
Talos Energy Offshore México 2	45%
Premier Oil Exploration And Production México	10%

No attempted pledge, assignment or transfer of all or part of a Participating Interest shall be valid or become effective, except as provided in Article 24.

2.4 Joint and Several Liability. Each of the Participating Companies shall be jointly and severally liable for the performance of any and all of the Contractor’s obligations under this Contract.

2.5 Operator. Talos Energy Offshore Mexico 2 has been designated by the Participating Companies, with the approval of CNH, as the Operator under this Contract, and as such shall perform the Contractor’s obligations under this Contract in the name and on behalf of each of the Participating Companies. Without prejudice to the foregoing, it is understood that all operational aspects of Petroleum Activities shall be

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carried out exclusively by the Operator on behalf of all the Participating Companies. The failure by the Operator to meet its obligations to the Participating Companies shall not relieve or release any of the Participating Companies from its joint and several liabilities as provided in this Contract. Each of the Participating Companies hereby appoints the Operator as its representative with an authority as broad as necessary to represent such Participating Company before CNH for any matter related to this Contract. It is hereby understood that any matter agreed between CNH and the Operator shall also bind each of the Participating Companies.

2.6 Change of Operators. The Participating Companies may change the Operator, and the Operator may resign from its role as Operator, subject to the prior written consent of the CNH, in the understanding that the new operator shall at least comply with the prequalification criteria established for the Operator in the bidding process for this Contract, provided that the Change of Operator occurs during the first five (5) years following the Effective Date; or if applicable, that there is evidence that the new operator has been prequalified by CNH in a bidding process for areas with characteristics similar to the Contract Area of this Contract in the five (5) years prior to the Change of Operator. The change of Operator shall be approved in accordance with Article 24 of this Agreement and in terms with the Applicable Laws. In the event CNH does not issue a decision during the period set forth in this Contract, it will be deemed to have made in favorable decision.

2.7 Reporting of Benefits for Accounting Purposes. Without prejudice to the provisions of Article 2.2, the Participating Companies may report this Contract and the expected benefits hereunder for accounting and financial purposes as provided by the Applicable Laws.

ARTICLE 3.

TERM OF CONTRACT

3.1 Effective Date. This Contract shall become effective on the Effective Date.

3.2 Term. Subject to the other terms and conditions hereof, the duration of this Contract shall be thirty (30) Contract Years as of the Effective Date, in the understanding that the provisions which by their nature must be performed after the termination of this Contract, including those related to Abandonment, indemnification and industrial safety and environmental protection, shall survive its termination.

3.3 Extension. If the Contractor has met all of its obligations under this Contract, it may request from CNH:

(a) Beginning on the twenty-fifth anniversary of the Effective Date, an extension of this Contract for an additional five (5) Years (the “First Additional Term”) provided it compromises to maintain the Regular Commercial Production in the Development Area, with the understanding that the Contractor shall submit such request at least eighteen (18) Months prior to the termination date of the original term of this Contract;

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(b) During the First Additional Term (if any), a second extension of this Contract for an additional five (5) Years (the “Second Additional Term”), provided it compromises to maintain the Regular Commercial Production in the Development Area, with the understanding that the Contractor shall submit such request at least eighteen (18) Months prior to the termination date of the First Additional Term.

The Contractor shall provide the following items to CNH, along with the requests for a First Additional Term and Second Additional Term: (i) a proposal for modification of the applicable Development Plans that will include a proposal for the Risk Management Program that will include the reservoirs maturity degree; (ii) a Work Program for implementation of the proposed project; (iii) a Budget for the proposed Work Program, and (iv) the production profile anticipated as a result of the proposed Work Program. CNH will review the requests for extension and will determine whether or not to accept the Contractor’s proposals for extension and, if so, under what technical and economic conditions. If CNH authorize the extensions and the Contractor accepts the technical and economic conditions of the extensions, the Parties will amend the terms of this Contract in writing to reflect such conditions.

3.4 Transition Stage for Startup. As of the Effective Date, a stage of ninety (90) Days will take place in which the CNH or a third party designated for such purpose will deliver to the Contractor the Contract Area and shall be conducted as follows:

(a) CNH will provide the Contractor with the information available at the Effective Date regarding Wells and Materials, including the Asset Inventory, the environmental authorizations and the information regarding social impacts in the Contract Area;

(b) The Contractor must document the existence and integrity status of Wells and Materials. The State will supervise that the contractor or assignee in charge of the Contract Area before the Effective Date performs the activities regarding Abandonment of Wells and Materials without use for the Petroleum Activities;

(c) The Contractor must initiate the Social Impact Evaluation that shall be conducted in accordance with the Hydrocarbons Law and the Applicable Laws, which shall allow the identification, characterization and prediction of social impacts, with the purpose of establishing a social base line prior to the beginning of the Petroleum Activities. The State will supervise that the contractor or assignee in charge of the Contract Area before the Effective Date assumes the identified social liabilities derived from the conduction of the Petroleum Activities conducted prior to the Effective Date;

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(d) The Contractor must perform the assessments that allow the identification, characterization and prediction of environmental liabilities through a third party authorized by the Mexican Entity of Accreditation, prior authorization from CNH, with the purpose of establishing an environmental base line prior to the beginning of the Petroleum Activities. The State shall supervise that the contractor or assignee in charge of the Contract Area prior to the Effective Date assumes the expenses related with the settlement, cleaning and remediation of the preexisting environmental liabilities;

(e) CNH will be able to join the Contractor during the Transition Stage for Startup directly or through an appointed third party in order to review and validate that the performance of the activities are in accordance with the Industry Best Practices and the Applicable Law;

(f) At the end of the Transition Stage for Startup the Contractor shall assume full responsibility over the Contract Area and over their Wells and Materials, except for such liabilities identified in accordance with subparagraphs (b), (c) and (d) above, and

(g) Once the responsibility over the Contract Area is assumed, only Preexisting Damages may proceed if they were determined in the environmental base line in accordance with Article 14.4.

The Transition Stage for Startup shall be conducted in accordance with the Applicable Laws.

3.5 Relinquishment by Contractor. Without prejudice to the provisions in Article 18, the Contractor may at any time relinquish all or any portion(s) of the Contract Area, thereby terminating this Contract with respect to the relevant portion(s) of the Contract Area, by delivering an irrevocable written notice to CNH at least three (3) Months prior to the effective date of such relinquishment. Such relinquishment shall not affect the Contractor’s obligations regarding (i) completion of the Minimum Work Program and the Minimum Program Increase, and if applicable, payment of the corresponding liquidated damages; (ii) Abandonment and delivery of the area pursuant to Article 18, and (iii) relinquishment and return of the Contract Area in accordance with Article 7. In the case of early termination of this Contract by the Contractor pursuant to this Article 3.5, the Contractor shall not be entitled to receive any indemnification of any kind.

ARTICLE 4.

EXPLORATION PERIOD

4.1 Exploration Plan. Within one hundred and twenty (120) Days following the Effective Date, the Contractor shall submit the Exploration Plan to CNH for its approval. The Exploration Plan shall contemplate at least the performance of all of the activities provided for in the Minimum Work Program, the Minimum Program Increase and shall include the Risk Management Program.

CNH will grant or deny its approval of the proposed Exploration Plan in a period that will not exceed one hundred and twenty (120) Days following the receipt of the necessary information pursuant to the terms of the Applicable Laws. In the event CNH does not issue a decision during the period provided, it will be deemed to have made a favorable decision.

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Without prejudice of its ability to approve the Exploration Plan within the period indicated in this Article 4.1, CNH may issue observations regarding such Exploration Plan, when it: (i) was not drafted as provided by the Industry Best Practices regarding the evaluation of the Hydrocarbons potential, including environmental, industrial security and health in work standards, or (ii) does not foresee the addition of Reserves nor the delimitation of the corresponding Exploration area within the Contract Area. The Contractor must provide the operative solutions and the correspondent adjustments to the Exploration Plan in response to the observations made by CNH. Hearings or attendances may be held in order to resolve in good faith any technical difference that may exist regarding to the observations of the Exploration Plan, in accordance with the Industry Best Practices and the Applicable Laws.

4.2 Initial Exploration Period. The Initial Exploration Period shall have duration of up to four (4) Contract Years from the Effective Date. The Contractor shall be required to complete at least the Minimum Work Program during the Initial Exploration Period. The Contractor may, carry out during the Initial Exploration Period, a fraction or all of the Petroleum Activities provided in the Minimum Program Increase, or as applicable, perform them during the Additional Exploration Period. Likewise, it may carry out additional Work Units pursuant to the terms of the Work Programs and Budgets approved by CNH. Such additional Work Units would be credited in the event that CNH grants the Additional Exploration Period as provided in Article 4.3.

4.3 Additional Exploration Period. Subject to this Article 4.3, by written notice to CNH at least sixty (60) Days prior to the termination of the Initial Exploration Period, the Contractor may request an extension of the Exploration Period for two (2) additional Contract Years following the termination of the Initial Exploration Period. The Contractor may request such extension only if it: (i) has fully complied with the Minimum Work Program during the Initial Exploration Period; (ii) agrees to comply with the Minimum Program Increase not performed during the Initial Exploration Period, and (iii) agrees in addition to perform at least the Work Units equivalents to one (1) Well during the Additional Exploration Period. CNH will approve such extension, if the three (3) foregoing conditions are satisfied; it receives the Additional Period Guarantee within ten (10) Business Days after CNH approves the extension and if the Contractor has complied with all of its other obligations under this Contract.

In the event that during the Initial Exploration Period, the Contractor carried out additional Work Units to those provided in the Minimum Work Program, the Contractor may request the recognition of such additional Work Units as part of the Additional Exploration Period commitment. Such request must be included in the request for the extension of the Exploration Period as provided in this Article 4.3.

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4.4 Failure to Comply with the Minimum Work Program or Additional Commitments. In the event of failure to comply with the Minimum Work Program, the Minimum Program Increase or the additional commitments acquired for the Additional Exploration Period, the Contractor shall pay to the Fund, as representative of the Nation, as liquidated damages:

(a) The amount necessary to carry out Work Units of the Minimum Work Program not completed at the end of the Initial Exploration Period as well as Work Units not completed of the Minimum Program Increase if the Contractor has not been granted with an Additional Exploration Period at the end of the Initial Exploration Period in accordance with this Article 4, calculated as provided in Article 17.1 (c) and in Annex 5, up to the amount of the Initial Performance Guarantee.

(b) The amount necessary to carry out the Work Units the Contractor agreed to perform during the Additional Exploration Period pursuant to Article 4.3 that have not been carried out at the end of the Additional Exploration Period calculated as provided by Article 17.1 (b) and in Annex 5, up to the amount of the Additional Period Guarantee.

(c) In the event that the Contractor relinquishes the entire Contract Area pursuant to Article 3.5, the date of relinquishment will be deemed to be the end of the Initial Exploration Period or Additional Exploration Period, as the case may be, and the related liquidated damages pursuant to subparagraphs (a) and (b) of this Article 4.4 will be applicable.

(d) CNH may make effective the Performance Guarantee in the amount of the corresponding liquidated damages in case the Contractor fails to pay such amounts to the Fund within fifteen (15) Days following the end of the Initial Exploration Period or the Additional Exploration Period, as the case may be.

Without prejudice of the provisions of this Contract, once the Contractor pays the amounts described in subparagraphs (a) and (b), or in the event the Performance Guarantee is made effective pursuant to subparagraph (d) of this Article 4.4, it will be considered that the Contractor has corrected the breach of the Minimum Work Program, the Minimum Program Increase or the additional commitments acquired for the Additional Exploration Period.

4.5 Formation Testing. If the Contractor conducts a formation test in any exploration Well, it shall notify CNH at least ten (10) Days prior to the commencement of the formation test. The Contractor shall submit the data derived directly from the test to the National Hydrocarbons Information Center within fifteen (15) Days following completion of the test. Within ninety (90) Days from completion of the formation test, the Contractor shall submit the relevant information to CNH, along with technical studies and reports conducted after the formation test.

4.6 Notice of a Discovery. The Contractor shall provide notice to CNH within five (5) Business Days after any Discovery is confirmed. In addition, within fifteen (15) Days from giving notice of the Discovery, the Contractor shall submit to CNH: (i) all available Technical Information related to the Discovery, including details as to quality, flow and geological formations; (ii) a report analyzing such information and establishing details related to a possible Well testing program, and (iii) its preliminary criteria as to the advisability of conducting an Appraisal of such Discovery, pursuant to the Applicable Laws.

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ARTICLE 5.

APPRAISAL

5.1 Appraisal. In the event of a Discovery during the Initial Exploration Period, or Additional Exploration Period, as the case may be, the Contractor may submit to CNH for approval a Work Program and the corresponding Budget for Appraisal activities related to such Discovery, in such case, the provisions of Article 5.2 shall apply.

5.2 Appraisal Program. The Work Program for Appraisal activities submitted pursuant to Article 5.1 shall establish the Work Program for Appraisal of the relevant Discovery for a period of twelve (12) Months as of the date of approval of such program, which may be extended for up to an additional twelve (12) Months with the approval of CNH when the technical or commercial complexity of the development of the relevant Discovery merits such an exception (the “Appraisal Period”), except in case of a Non-Associated Natural Gas Discovery, in which the duration shall be subject to the provisions of Article 5.3. The Work Program for Appraisal of the Discovery shall cover the entire area of the structure in which the Discovery was made (the “Appraisal Area”), and shall contain at a minimum the items indicated in Annex 6, with a sufficient scope to allow for an appraisal to determine whether the Discovery can be considered as a Commercial Discovery. In the event CNH denies the approval of the proposed Work Program, CNH shall establish the legal causes and the motivation of such resolution. The Contractor shall commence the Appraisal activities in accordance with the terms of the approved Work Program.

CNH will decide on the proposed Work Program for Appraisal activities within a period not exceeding sixty (60) Days following the receipt of the necessary information pursuant to the terms of the Applicable Laws. CNH may not deny its approval without cause.

5.3 Non Associated Natural Gas Discovery. The Appraisal Period for a Non-Associated Natural Gas Discovery shall last twenty four (24) Months, extendable prior approval from CNH for twelve (12) additional Months considering the requirements related to the technical and commercial complexity of such Non-Associated Natural Gas Discovery.

5.4 Hydrocarbons Extracted During Tests. Hydrocarbons obtained from performance of any test made to determine the characteristics of a reservoir and its production flows shall be delivered to the Marketer at the location established in the Work Program approved by CNH for the Appraisal activities. The Fund will receive from the Marketer the revenues resulting from marketing and will transfer to the Contractor the corresponding amounts in accordance with the mechanisms indicated in

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Annex 3. With respect to the calculation and payments executed by the Fund in accordance with this Article 5.4, the Hydrocarbons obtained during the performance of any test made to determine the characteristics of the reservoir and the production flows will be considered as Regular Commercial Production.

5.5 Appraisal Report. No later than thirty (30) Days following the end of the Appraisal Period for any type of Discovery, the Contractor shall deliver to CNH a report of all Appraisal activities carried out during such Appraisal Period, containing the minimum information indicated in Annex 7.

ARTICLE 6.

DECLARATION OF COMMERCIALITY AND DEVELOPMENT PLAN

6.1 Commercial Discovery. No later than sixty (60) Days after the end of the Appraisal Period, the Contractor shall inform CNH whether it considers the Discovery to be a Commercial Discovery, in which case the Contractor shall submit a Development Plan for such Commercial Discovery in accordance with Article 6.2, without prejudice to the Contractor’s obligation to continue the Surface Reconnaissance and Exploration, Exploration and Appraisal activities pursuant to the Exploration Plan in the rest of the Contract Area until the end of the Exploration Period or completion of the Minimum Work Program and the Minimum Program Increase. The declaration of a Commercial Discovery shall include a delimitation of the Development Area, which shall require the approval of CNH.

6.2 Development Plan. Within the Year following the declaration of a Commercial Discovery, the Contractor shall submit to CNH for its approval the corresponding Development Plan. The Development Plan shall cover the entire Development Area, shall include at least the information required by Annex 8 and the use of adequate methods and processes to obtain the maximum ultimate recovery factor for the Reserves, in compliance with Industry Best Practices, and shall be designed in such a manner to allow for the optimization of the economic benefit of the Field, avoiding excessive decline of production rates or pressure, has the corresponding unitization program for Natural Gas and the measurement of Hydrocarbons production mechanisms. CNH will grant or deny its approval for the proposed Development Plan in a period not exceeding one hundred twenty (120) Days following the receipt of the necessary information pursuant to the terms of the Applicable Laws. In the event CNH does not issue a decision during the provided period, it will be deemed to have made in favorable decision.

6.3 Observations to the Development Plan by CNH. Without prejudice of the ability of CNH to approve the Development Plan in terms of Article 6.2, CNH may issue observations to any Development Plan submitted by the Contractor, when it is determined that: (i) it modifies to the measurements systems and/or Measurements Points; (ii) it modifies the programs of efficient use of Natural Gas; (iii) that the Hydrocarbon Reserves in the Development Area would be exploited at excessive or insufficient rates; (iv) that there would be an excessive loss of pressure in the reservoir

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or it would not be possible to achieve the optimal separation distance between Wells; (v) the proposed Development Plan is not consistent with Industry Best Practices, including environmental, industrial safety and occupational health standards; (vi) that the proposed Development Plan does not include a compliance program of national content percentage, and a technology transfer program; (vii) that the project of Development Plan breaches any other provision of this Contract; (viii) that there would be a violation of the Applicable Laws, including environmental, industrial safety and occupational health standards; (ix) the degree of environmental risk assumed would be unacceptable pursuant to the Applicable Laws; (x) the Risk Management Program is not effective to manage risks within acceptable levels or is not derived from a correct application of the Management System, or (xi) there would be a violation of the Management System or an adverse impact on the environment. The Contractor must offer the operative solutions and the corresponding adjustments to the Development Plan in order to attend the observations from CNH. Hearings or attendances may be held in order to resolve in good faith any technical difference that may exist regarding to the observations of the Development Plan, in accordance with the Industry Best Practices and the Applicable Laws. CNH may consult the Agency and the Ministry of Economy within the scope of its legal attributions.

6.4 Compliance with Development Plan and Modifications. The Contractor shall develop the Commercial Discovery in accordance with the approved Development Plan. The Contractor may propose changes to the Development Plan subject to approval by CNH. CNH may consult the Agency and the Ministry of Economy within the scope of their legal attributions and will decide on the proposed changes on the terms provided by the Applicable Laws.

6.5 Additional Exploration Activities. Once the Exploration Period ends, after the reduction and return of the area referred to in subparagraphs (a), (b) and (c) of Article 7.1 and in the event the Contractor determines the possibility of existence of Hydrocarbons on a subsoil structure or stratigraphic trap located in the Contract Area in a different depth on any Development Area, the Contractor shall send notice to CNH and may submit a new Exploration Plan in order to be approved by CNH with the purpose of carrying out the Petroleum Activities deemed convenient in such subsoil structure or stratigraphic trap including the corresponding Work Program and Budget. The terms and deadlines for the approval of CNH of the Exploration Plan, Work Program and Budget shall be subject to the provisions in Articles 4, 10 and 11. The aforementioned without prejudice of the reduction and return of the area referred in subparagraph (d) of Article 7.1.

ARTICLE 7.

REDUCTION AND RETURN OF THE CONTRACT AREA

7.1 Rules of Reduction and Return. The Contractor shall relinquish and return the Contract Area as set forth below:

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(a) If the Contractor is not granted the Additional Exploration Period, upon termination of the Initial Exploration Period, the Contractor shall relinquish and return one hundred percent (100%) of the Contract Area that does not have a Development Plan approved by CNH, unless it has been designated as an Appraisal Area. Upon termination of the corresponding Appraisal Period(s), the Contractor shall relinquish and return one hundred percent (100%) of the relevant Appraisal Areas if within the time periods provided by this Contract, it does not declare a Commercial Discovery or, having declared a Commercial Discovery, it does not submit a Development Plan for approval by CNH, or having submitted a Development Plan, it is not approved by CNH pursuant to the Applicable Laws;

(b) Notwithstanding the provisions of Article 7.1 (a), if the Contractor was granted the Additional Exploration Period, upon termination of the Additional Exploration Period, the Contractor shall relinquish and return no less than fifty percent (50%) of the Contract Area that does not have a Development Plan approved by CNH;

(c) Upon termination of the Additional Exploration Period, the Contractor shall relinquish and return one hundred percent (100%) of the Contract Area that does not have a Development Plan approved by CNH, unless it has been designated an Appraisal Area. Upon termination of the corresponding Appraisal Period(s), the Contractor shall relinquish and return one hundred percent (100%) of the relevant Appraisal Areas if within the time periods provided by this Contract it does not declare a Commercial Discovery or, having declared a Commercial Discovery, it does not submit a Development Plan for approval by CNH, or having submitted a Development Plan, it is not approved by CNH pursuant to the Applicable Laws;

(d) In the event an extension of the term of this Contract is granted and upon a period of time of thirty (30) Years as of the Effective Date, the Contractor shall relinquish and return one hundred percent (100%) of the subsoil structures and stratigraphic traps excluded from the Development Plan that is modified in accordance with Article 3.3, and

(e) Upon termination of this Contract for any reason or in the event CNH rescinds this Contract, the Contractor shall relinquish and return one hundred percent (100%) of the Contract Area, including any Appraisal Area and Development Area.

7.2 No Reduction of Other Obligations. The provisions of Article 7.1 shall not be deemed to diminish the Contractor’s obligations to perform the Minimum Work Program, the Minimum Program Increase, the additional commitments acquired for the Additional Exploration Period or the Work Program for such Additional Exploration Period, as the case may be, or its obligations regarding Abandonment activities.

7.3 Shape of Portion Subject to Reduction and Return. Portions of the Contract Area that are returned pursuant to Article 7.1 (b) shall be contiguous and shall form regular polygons in accordance with the Applicable Laws.

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7.4 Decrease of Percentage of Reduction and Return. In exceptional circumstances, including the notice of a Sub-Salt Discovery the Contractor may submit to CNH for approval, up to sixty (60) Days prior to expiration of the Initial Exploration Period, a request for the reduction of the percentage indicated in Article 7.1 (b). Such request shall be accompanied by a Work Program and an additional investment commitment that is duly guaranteed and justifies the retention of such area. CNH may approve the retention proposal of the areas resulting from the reduction of the percentage indicated in Article 7.1 (b) when CNH considers the foregoing requirements are met and it is demonstrated that it is required for the optimal commercial development of the area.

ARTICLE 8.

PRODUCTION ACTIVITIES

8.1 Production Profile. Beginning in the Year in which the commencement of Regular Commercial Production is expected, the Contractor shall include in its Work Programs a production forecast for each Well and for each reservoir. The Work Programs shall contemplate the production of Hydrocarbons at the optimal rate, in accordance with Industry Best Practices.

8.2 Facilities. The Contractor shall be obligated to carry out all construction, installation, repair and reconditioning of the Wells, Gathering Facilities and any other facilities necessary for production activities, in accordance with the Work Programs approved by CNH and in compliance with the Risk Management Program. The Contractor shall maintain all Materials used in the Petroleum Activities in good working condition in accordance with the Management System, Industry Best Practices and the recommendations of the manufacturers of the Materials.

ARTICLE 9.

UNITIZATION

9.1 Unitization Procedure. The Contractor shall notify the Ministry of Energy and CNH within a period that shall not exceed (60) Business Days upon gathering the sufficient elements by which the existence of a shared reservoir is inferred. Such notice shall contain at least: (i) the underpinned technical analysis that determines the possible existence of a shared reservoir; (ii) the general characteristics of the shared reservoir; (iii) the geological, geophysical and other types of assessments used to determine the possible existence of such shared reservoir including, given the case, the information obtained during the drilling of Wells that helped determine that the Discovery exceeded the limits of the Contract Area; (iv) a proposal of a Work Program for the Petroleum Activities prior to the unitization agreement between the Contractor and/or the third parties involved, and (v) additional information the Contractor deems convenient.

Once the notice is received, the following shall occur:

(a) CNH will send to the Ministry of Energy, in a period not exceeding forty-five (45) Business Days upon the corresponding information receipt, its technical opinion regarding the possible existence of a shared field.

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(b) Upon the receipt of the information referred to in subparagraph (a) the Ministry of Energy shall have ten (10) Business Days to send to the Ministry of Finance the opinion prepared by CNH and other information deemed necessary to submit its opinion regarding the unitization in a period not exceeding thirty (30) Business Days.

(c) Once the opinion of the Ministry of Finance has been received, the Ministry of Energy shall have thirty (30) Business Days to instruct the Contractor about the unitization of the shared reservoir and will request to the Contractor the information referred to in the Applicable Laws regarding the unitization agreement. The Contractor shall have one hundred and twenty (120) Business Days to submit such information.

(d) In the event the Contractor does not submit to the Ministry of Energy the information referred in subparagraph (c) above and other information indicated in the Applicable Laws, the Ministry of Energy shall establish the terms and conditions under which the unitization shall be conducted. The aforementioned, during the next Year upon the end of the term referred in subparagraph (c) above.

Based on the unitization agreement and on the participation proposal in the Petroleum Activities prior to the unitization agreement, as applicable, CNH may approve the assigned operator for the conduction of the activities of Exploration and Extraction in the shared reservoir area, in a such way that the corresponding Work Units may be distributed among the parties as per the established participation in the unitization agreement. Further, the activities developed for the determination of the existence of a shared field shall be considered towards the fulfilment of the Minimum Work Program, the Minimum Program Increase or, in such case, the additional commitments acquired for the Additional Exploration Period.

9.2 Nonexistence of Contractor or Assignee. As provided by Article 9.1 and given the case that a reservoir is partially located in an area without a current assignation or contract for Exploration and Extraction, the Contractor shall notify to CNH the geological, geophysical and other types of assessments used to determine the existence of such shared reservoir, including, in such case, the information obtained during the drilling of the Wells by which it was determined that the Discovery exceeded the limits of the Contract Area. The Contractor may continue its activities within the Contract Area, which shall be considered in the Exploration Plans and Development Plans approved by CNH. On their end, the Ministry of Energy will determine the juridical instrument that will be used to carry out with the Petroleum activities in the area without current assignation or contract for Exploration and Extraction. Without prejudice of the above, the Contractor may submit for the consideration of the Ministry of Energy the areas with shared reservoirs as provided by article 29 section I of the Hydrocarbons Law. Such proposal will not be binding, nor will grant preferential rights in relation to the awards for the corresponding contracts for Exploration and Extraction.

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ARTICLE 10.

WORK PROGRAMS

10.1 Work Programs. The Contractor shall submit to CNH for approval annual Work Programs for each of the Petroleum Activities including Abandonment. CNH will decide on the proposed Work Program in a period not to exceed thirty (30) Days following its receipt of the necessary information. The Work Programs shall contain a detailed list of the individual activities it plans to conduct and the estimated time for each of such activities. During the Exploration Period, the Work Programs shall comply with the Minimum Work Program, Minimum Program Increase and the Exploration Plan, and during any Development Period, the Work Programs shall comply with the relevant Development Plan. All Work Programs shall comply with Industry Best Practices, the Applicable Laws, the Management System and the other terms and conditions under this Contract.

The approval of the first Work Program for the Exploration Period or Development Period will be granted simultaneously with the approval of the Exploration Plan or the Development Plan as corresponds, in accordance with Article 4.1 and 6.2.

CNH may deny approval of the Work Program if the Contractor. (i) does not comply with the Minimum Work Program, the Minimum Program Increase, or the additional commitments made for the Additional Exploration Period, as applicable; (ii) the Work Program submitted during the Development Period modify the Development Plan or the Exploration Plan approved, or (iii) the Work Program does not comply with Industry Best Practices.

10.2 Work Program in Exploration Period. The first Work Program of the Exploration Period will be submitted simultaneously with the Exploration Plan for approval of CNH. Such first Work Program in the Exploration Period shall cover the Petroleum Activities to be conducted during the first Contract Year and throughout the rest of the Year in which the first Contract Year ends. Thereafter, the Contractor shall submit the Work Program for each Year no later than September 30 of the immediately preceding Year.

10.3 Work Program in Development Period. The first Work Program for each Development Period shall be submitted along with the Development Plan and shall include the Petroleum Activities to be conducted during the rest of the Contract Year in which a Commercial Discovery is declared and the Petroleum Activities to be carried out during the rest of the Year in which such Contract Year ends. The Contractor shall submit the Work Program for each subsequent Year, or its update, no later than September 30 of the immediately preceding Year. All Work Programs submitted in the Development Period shall contain a monthly production estimate for the applicable Year, as well as a forecast of the total production of the Commercial Discovery throughout the full term of the Contract.

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10.4 Observations by CNH. CNH shall communicate to the Contractor any observations it may have regarding any Work Program. CNH shall approve the Work Programs if they comply with: (i) the Minimum Work Program, the Minimum Program Increase, Exploration Plan and the Development Plan, as applicable; (ii) the terms of the Accounting Procedures and the other terms and conditions of this Contract; (iii) Industry Best Practices; (iv) the Management System, and (v) the Applicable Laws. The Contractor shall modify and resubmit for written approval any Work Program that may have been commented on by CNH. The Contractor may not conduct any activities not included in an approved Work Program, except in the case of an emergency pursuant to Article 22.5. Notwithstanding the authority to approve the Work Programs by CNH, the Contractor must provide the operative solutions and the correspondent adjustments to the Work Program attending the observations from CNH. Hearings or attendances may be held in order to resolve in good faith any technical difference that may exist regarding to the observations of the Work Program, in accordance with the Industry Best Practices and the Applicable Laws.

10.5 Changes by the Contractor. If it is useful for the Petroleum Activities, the Contractor may request approval from CNH to modify an approved Work Program in accordance with the Applicable Laws. Such request shall describe the rationale and benefits of the proposed changes and shall contain a comparison of the new Work Program to the Work Program approved by CNH, as well as any other information required pursuant to the Applicable Laws. CNH shall communicate to the Contractor any objection or observation it may have regarding the proposed modifications, it being understood that CNH shall approve them if the Contractor demonstrates that the proposed changes comply with the terms and conditions of this Contract (including the Minimum Work Program, the Minimum Program Increase, the Exploration Plan and, as the case may be, the Development Plan), Industry Best Practices, the Management System and the Applicable Laws.

In the event the Contractor identifies the possible existence of a Sub-Salt Discovery, the Work Program presented by the Contractor for approval of CNH or the modified Work Program in accordance with this Article 10.5 shall foresee the acquisition and processing of adequate technologies for the confirmation of such Sub-Salt Discovery in accordance with the Industry Best Practices.

10.6 Drilling of Wells. Prior to the drilling any Well, the Contractor shall obtain the required permits and authorizations pursuant to the Applicable Laws. Once the authorization for the drilling of a Well is received, the Contractor will be obligated to comply with the terms and conditions related to the authorization and the required technical specifications described in the approved Work Program, unless there are Obstacles to the Continuation of Drilling.

10.7 Drilling and Geophysical Reports.

(a) During the drilling of any Well and until the termination of drilling activities, the Contractor shall send to CNH the drilling reports required by the Applicable Laws. The Contractor shall maintain a digital record, in original form and available for good quality copy, of all the geological and geophysical information related to the Contract Area and shall deliver to CNH a copy of such information, including the log files for the Wells.

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(b) Upon completion of any Well, the Contractor shall submit a final Well completion report containing at a minimum the information required by the Applicable Laws.

10.8 Progress Reports. Within ten (10) Business Days following the end of each Quarter, the Contractor shall submit to CNH a detailed progress report showing the progress of the Petroleum Activities during the immediately preceding Quarter, under the terms of the approved Development Plan, and as minimum the following information:

(a) A report of performance in industrial safety, operational safety and environmental protection based on the indicators in the Management System and those determined by the Agency, and

(b) A report summarizing compliance by the Contractor and Subcontractors with the procedures regarding operational reliability, safety, health and environmental protection.

10.9 Activities Not Requiring Approval. Except as provided by the Applicable Laws, once CNH approves the Petroleum Activities to be conducted by the Contractor under each Work Program, the Contractor will not be required to obtain the approval from CNH regarding details of the design, engineering and construction of the facilities contemplated by the approved Work Program, nor of the details about the manner in which they will be operated.

ARTICLE 11.

BUDGETS AND RECOVERABLE COSTS

11.1 Budgets. The Contractor shall submit to CNH for its approval, in accordance with the Accounting Procedures, a budget of the Costs to be incurred in implementation of each Work Program, simultaneously with the submission of such Work Programs. CNH will decide on the proposal of Budgets in a simultaneously with the approval of the corresponding Work Program. All proposed Budgets shall be commercially viable, reasonable and consistent with the requirements of this Contract, its annexes and Industry Best Practices. The draft Budgets shall: (i) be denominated in Dollars; (ii) include a detailed estimate of Costs necessary to implement the Petroleum Activities described in the Work Program corresponding to the Budget; (iii) include a schedule of estimated expenditures of the Costs; (iv) specify any assumption or premise on which it is based, and (v) have a scope broad enough so as to allow CNH the adequate evaluation of the Costs based on the Accountability Proceedings and the Costs catalogue included in Annex 4. The Contractor shall also provide supporting documents for all its Cost estimates. The draft Budgets shall be consistent with the relevant Exploration Plan or Development Plan, as the case may be, and the relevant Work Program.

11.2 Exploration Budgets. The first Budget for the Exploration Period shall be submitted simultaneously with the Exploration Plan. Such first Budget shall include the Costs to be incurred during the first Contract Year and the Costs to be incurred during the remaining portion of the Year in which the first Contract Year ends. The Contractor shall submit the Budget for each subsequent Year no later than September 30 of the immediately preceding Year.

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11.3 Development Budgets. The first Budget for any Development Period shall be submitted simultaneously with the related Development Plan. Such first Budget shall include the Costs to be incurred during the remaining portion of the Contract Year in which the relevant Commercial Discovery is declared and during the remaining portion of the Year in which such Contract Year ends. The Contractor shall submit the Budget for each subsequent Year no later than September 30 of the immediately preceding Year.

11.4 Modifications. The Contractor may not modify an approved Budget without the consent from CNH. Any request for a change to the Budget shall be consistent with Article 10.5 and, if applicable, shall contain the reasons for deviations from the Costs originally listed in the Budget.

11.5 Accounting of Contractor’s Costs. Any accounting performed by the Contractor related to the performance of its obligations under this Contract, shall be recorded in the Operating Account, regardless of the currency used or the place of payment, as provided in the Accounting Procedures.

11.6 Recoverable Costs. Costs incurred in relation to the Petroleum Activities will be considered Recoverable Costs under this Contract only if they meet the terms of the guidelines issued by the Ministry of Finance in effect on the date of award, and the Accounting Procedures. Approval of the Work Programs and Budgets by CNH means only that the Contractor has technical authorization to conduct the activities established in the approved Work Programs and to incur Costs and expenses related to such activities. Once all Costs associated with the Work Programs are incurred, any Cost actually incurred may be considered a Recoverable Cost, only if it complies with all of the requirements set forth in the guidelines issued by the Ministry of Finance in effect as of the awarding date of this Contract and the Accounting Procedures.

11.7 Procurement of Goods and Services. All procurement of goods and services relating to the Petroleum Activities shall be subject to principles of transparency, economy and efficiency, and shall comply with Annex 10.

11.8 Recordkeeping Requirement. The Contractor shall keep at its offices in Mexico all accounting books, supporting documents and other records related to the Petroleum Activities as established by the Accounting Procedures. All such records shall be available for inspection, review and audit by any Person designated by the Ministry of Finance or any other competent Governmental Authority. Records for all transactions in the Operating Account shall be kept starting from the Effective Date and up to five (5) Years after termination of this Contract.

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11.9 Contractor’s Transactions with Third Parties. The Contractor agrees to include in all of its transactions with third parties in connection with this Contract, including, but not limited to, the procurement of goods and services and the marketing of Hydrocarbons allocated to it as Consideration, a provision establishing that upon request by the Fund, the Ministry of Finance or CNH, such third party shall be required to deliver directly to the requesting party information regarding its transactions with the Contractor under the Contract.

ARTICLE 12.

MEASUREMENT AND RECEPTION OF NET HYDROCARBONS

12.1 Volume and Quality. The volume and quality of the Net Hydrocarbons shall be measured and determined at the Measurement Points pursuant to the procedures established by the Applicable Laws. Additionally, CNH may request measurement of the volume and quality of the Produced Hydrocarbons at the Well head, in separation batteries or at points along the Gathering and Storage systems, in which case the Contractor shall furnish and install the additional equipment necessary to conduct such measurements. All information relating to the measurement of the Hydrocarbons under this Contract shall be reported to CNH in accordance with the Applicable Laws.

12.2 Procedures for Reception. No later than one hundred eighty (180) Days prior to the commencement of Regular Commercial Production, the Contractor shall propose to CNH procedures for the delivery and receipt of Net Hydrocarbons. Such procedures shall govern the scheduling, Storage, measurement and quality monitoring of the Net Hydrocarbons delivered at the Measurement Points. The procedures shall comply with the provisions of this Contract, Chapter 11 of the latest version of the Manual of Petroleum Measurement Standards of the American Petroleum Institute, Industry Best Practices and the Applicable Laws, and shall cover the following matters, among others: (i) the measurement systems; (ii) short-term production delivery forecasts; (iii) scheduling of delivery and receipt; (iv) environmental protection measures, and (v) the liabilities derived from the guardianship and custody of the Hydrocarbons from the Wells to the Measurement Point. CNH will review the Contractor’s proposed procedures and will indicate any objection or observation to the Contractor within thirty (30) Days following its receipt thereof. Without prejudice of the ability of CNH to approve the delivering and reception procedures for Net Hydrocarbons from the CNH, the Contractor shall attend the observations made by CNH in the procedures and shall submit a new version attending such observations within thirty (30) Days following its receipt thereof. Hearings or attendances may be held in order to resolve in good faith any technical difference that may exist regarding to the observations of the procedures, in accordance with the Industry Best Practices and the Applicable Laws.

12.3 Installation, Operation, Maintenance and Calibration of Measurement Systems. The Contractor shall be responsible for the installation, operation, maintenance and calibration of the measurement systems, under CNH’s supervision. The measurement system shall be supplied by the Contractor and will

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require approval by CNH, which will verify compliance with the Applicable Laws and Industry Best Practices. At the Contractor’s expense, an independent third party approved by CNH shall verify that the measurement system, its operation and its management are suitable and that it is measuring the volumes and quality of the Hydrocarbons within the parameters of uncertainty and tolerance established by CNH.

12.4 Records. The Contractor shall keep complete and accurate records of all measurements of the Hydrocarbons and shall make available to CNH a true copy of such records. In addition, the Contractor shall deliver the reports established by the Applicable Laws. Representatives of CNH will be entitled to inspect and examine the measurement systems, their operation and management, and to witness, along with the Contractor, the calibration tests. The measurement systems shall also allow the Parties to conduct measurement in real time at the Measurement Points with remote access to the information.

12.5 Measurement System Malfunction. If derived from a test or supervision shows that any component of the measurement systems does not comply with the specifications, is malfunctioning or is incorrectly calibrated, the Contractor shall repair it immediately and ensure that it is in good working order within no more than seventy-two (72) hours after the defect is detected or notice of the defect was received from CNH. If derived from any test or supervision determines that an element of a measurement system is inaccurate by more than one percent (1%) or is out of order, the Contractor shall perform an adjustment to correct the inaccuracy of the readings taken by the defective measurement system during the period in which the inaccuracy was found or the measurement system remained nonoperational. If the period of inaccuracy or operational failure cannot be determined by testing or supervision, the Contractor shall propose to CNH the proper adjustment.

In the event CNH fails to consider as adequate the adjustment proposal of the Contractor within ten (10) Days from the date the inaccuracy or failure, as the case may be, was discovered, measurement shall be conducted using appropriate backup meters.

In case of failures or inaccuracies of the measurement systems where backup meters have not been installed, have failed, or have been found to be inaccurate by more than one percent (1%), then the following shall be observed: (i) the period during which measurements shall be adjusted will be the second half of the period beginning at the time of the last test of the malfunctioning measurement systems and (ii) the amounts of Hydrocarbons delivered during such adjustment period shall be estimated based on all available information, including the records of any Hydrocarbon marketing.

To the extent that such adjustment period includes a delivery period for which the State Consideration or the Contractor Consideration has been paid, measurements adjusted pursuant to this Article 12.5 shall be used to recalculate the amount due for the period of inaccuracy as provided in Annex 3. If as a result of applying the adjusted measurements it is required to adjust the paid balance of the State and Contractor Considerations such adjustments shall be made as provided by Annex 3.

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12.6 Replacement of Measurement System. If for duly justified reasons the Contractor decides to replace any measurement system or any related elements or software, it will proceed as provided by the Applicable Laws, and will give CNH notice to allow its representatives to be present during the replacement if they consider it appropriate.

12.7 Access to Measurement Systems. Under the legal frame of the supervision attributions, CNH may verify that the measurements systems has been built, kept and operated as provided by the approved Development Plan and, given the case, may order the installation or install measurement instruments. To conduct such supervision, CNH may allow third parties to use any instrument or technological mechanism as deemed necessary. The Contractor shall allow duly identified officials of CNH or anyone designated by it to have access to the Contractor’s facilities, equipment, systems, software and documentation related to Measurement, as well as provide them with the support they may need during inspection or verification visits.

12.8 Measurement Point Outside the Contract Area. The Contractor may request, or CNH may require, derived from the correspondent Development Plan, to locate the Measurement Point out of the Contract Area. In the event a share of the Measurement Point with areas operated by a third party different to the Contract Area is foresaw, the Contractor may present for CNH approval the correspondent agreement for the shared use of facilities between the parties as provided by the Applicable Law and the Industry Best Practices.

ARTICLE 13.

MATERIALS

13.1 Ownership and Use of Materials. During the term of this Contract, the Contractor shall retain ownership of all Materials generated by or acquired for use in the Petroleum Activities. Ownership of such Materials shall be automatically transferred to the Nation, that will be free of any lien, without any charge, payment or indemnification, upon termination of this Contract for any reason, or given the case that CNH rescinds this Contract and without prejudice of the correspondent settlement, in the understanding that the Contractor shall carry-out the transfer of the Materials in a good working condition, subject to normal wear and tear resulting from their use in the Petroleum Activities in terms of articles 28, fraction VII and 33 of the Hydrocarbons Revenue Law. The Contractor shall formalize the transfer of Materials to CNH or the assigned third party by CNH during the Final Transition Stage. The Contractor shall take all necessary and appropriate actions to formalize such transfer. The Contractor shall not use the Materials for any purpose other than conducting Petroleum Activities in accordance with this Contract. The transfer of Materials pursuant to this Article 13.1 shall exclude Materials leased by the Contractor and Materials owned by Subcontractors, provided that the lessors and Subcontractors are not Affiliates of the Participating Companies.

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13.2 Leases. The Contractor may lease assets to conduct the Petroleum Activities, provided that the lease agreements shall expressly indicate that in the event of an early termination of this Contract for any reason, CNH will have the option to request the lease agreements to be assigned to a third party designated by CNH on the same terms and conditions as the original lease agreement establishes. The Contractor may not lease the Gathering Facilities.

13.3 Purchase Option. In cases where the Contractor has the right to acquire leased assets, it shall exercise the purchase option, unless it has prior approval from CNH to do otherwise. The Contractor shall ensure that all agreements containing purchase options shall provide that such option may be exercised by the Contractor or by CNH on the same conditions. In addition, where the agreement is for the use of drilling equipment, the Contractor shall use its best efforts to negotiate an option to renew or extend the contract term and the right to assign the purchase option on the same terms and conditions to a third party designated by CNH.

13.4 Disposition of Assets. The Contractor may not sell, lease, encumber, pledge or otherwise dispose of the Materials without the consent of CNH and must do so in accordance with guidelines issued by the Ministry of Finance. The proceeds of the disposal of Materials shall be treated as provided in Annex 4.

ARTICLE 14.

ADDITIONAL OBLIGATIONS OF THE PARTIES

14.1 Additional Obligations of the Contractor. In addition to its other obligations hereunder, the Contractor shall:

(a) Conduct the Petroleum Activities continuously and efficiently in accordance with the Exploration Plan, the Development Plan, the Work Programs approved by CNH and Industry Best Practices, as well as all other terms and conditions of this Contract, the Management System and the Applicable Laws;

(b) Conduct, under its own responsibility, the Extraction, Gathering and displacement of Hydrocarbons at the Measurement Point;

(c) Supply all personnel and all technical, financial and other resources of any other kind necessary to conduct the Petroleum Activities;

(d) Obtain from any Governmental Authority on a timely basis all the permits needed to carry out the Petroleum Activities;

(e) Acquire on a timely basis all the Materials required for the Petroleum Activities and ensure that they are adequate for their purpose;

(f) Each of the Participating companies shall be up to date on all of its Tax Obligations as established in the Applicable Laws, be a resident of Mexico for tax purposes, have as it sole purpose the Exploration and Extraction of Hydrocarbons and not pay taxes under the optional tax regime for groups of companies referenced in Chapter VI of Title II of the Income Tax Law;

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(g) Provide to CNH with all information, data and interpretations related to the Petroleum Activities, such as scientific and technical data obtained as a result of its work, including electrical, sonic and radioactivity profiles, among others; seismic tapes and lines; samples from Wells; cores and formations; maps and topographic, geological, geophysical, geochemical and drilling reports, and any other similar information and geological, geophysical and reservoir appraisal reports;

(h) Keep within Mexico complete records of all the Petroleum Activities conducted under this Contract;

(i) Provide CNH all the information related to the existence of mineral, hydrological and other resources discovered as a result of the Petroleum Activities;

(j) Refrain from drilling from the Contract Area any Well that could go beyond the vertical projection of the Contract Area except in the case of unitized reservoirs in accordance with instructions established by the Ministry of Energy;

(k) Identify each Well in accordance with the Applicable Laws and include that reference in all maps, drawings and other similar records kept by the Contractor;

(l) Adequately plug Wells prior to their abandonment so as to avoid pollution, damage to the environment or possible damage to Hydrocarbon deposits;

(m) Allow and assist the representatives of the Agency, CNH, the Ministry of Finance and of any other authority to carry-out the inspections of the Petroleum Activities and of all facilities, offices, accounting books and records and any other information related to the Petroleum Activities, and provide such representatives, free of charge, with the necessary assistance to exercise their attributions under this Contract, including (in the case of Field operations) transportation, housing, meals and other services, under the same conditions as provided by the Contractor to its own personnel;

(n) Comply with requests for information from the competent authorities, including CNH, the Agency, the Ministry of Energy, the Ministry of Finance and the Fund;

(o) Ensure that Hydrocarbons discovered in the Contract Area are not spilled or otherwise wasted in any other manner, and avoid damage to strata containing Hydrocarbons and those containing water deposits;

(p) Use qualified personnel and state-of-the-art Materials and technology according to Industry Best Practices;

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(q) Implement, and ensure that the Subcontractors implement appropriate measures to protect life, archaeological discoveries and the environment in accordance with the Management System and the Applicable Laws;

(r) Implement the emergency response plans provided in the Management System of any emergency situation and Act of God or Force Majeure event (including explosions, ruptures, leaks or other accidents that cause or may cause damage to the environment or threaten or may threaten personal safety or health) in order to mitigate their effects, and inform the Agency and CNH in appropriate detail of the emergency and the measures taken with respect thereto;

(s) Each of the Participating Companies shall immediately inform CNH of any judicial or administrative proceedings involving the Contractor which relate to this Contract or the Petroleum Activities;

(t) Implement all necessary measures to prevent or reduce losses, mitigate and remedy any damage caused by the Petroleum Activities, and

(u) Maintain, upon its termination, at least the same financial, expertise, technical and execution conditions in which the Contractor signed the Contract upon its termination.

14.2 Approvals by CNH. Provided that the Contractor has delivered all of the applicable information to CNH on a timely basis, in all circumstances under this Contract where CNH is required to review, comment on and approve plans, Work Programs or Budgets, CNH shall do so during the period provided by the Applicable Laws, it in the understanding that any approval by default will only be deemed granted under the circumstances expressly provided by the Applicable Laws.

CNH may deny approval of plans, Work Programs or Budgets in case they: (i) do not comply with the Minimum Work Program and the Minimum Program Increase, as applicable; (ii) do not comply with Industry Best Practices, or (iii) include conditions, which, in terms of the Contract, require the authorization of CNH and they have not been approved. The foregoing without prejudice of the provisions set forth in the Applicable Laws.

14.3 Environmental Liability and Industrial Safety. The Contractor shall be responsible for: (i) the performance of all environmental obligations, commitments and conditions prescribed by the Applicable Laws, Industry Best Practices and environmental permits, and (ii) environmental damage caused by the Contractor in carrying out the Petroleum Activities. The Contractor shall comply with all controls and preventive measures regarding environmental or industrial safety matters required by the Agency or the Applicable Laws, or set forth in the Risk Management Program or by the Management System. Without limiting the environmental liability of the Contractor and its Subcontractors under this Article 14.3 and the Applicable Laws, the Contractor and its Subcontractors shall:

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(a) Conduct the Petroleum Activities in an environmentally sustainable manner, preserving and maintaining the environment, without causing damage to public or private property and in compliance with the Management System;

(b) Perform all environmental studies and obtain, renew and maintain all environmental permits to conduct the Petroleum Activities from the competent authorities, in accordance with the Management System and the Applicable Laws;

(c) Comply with all environmental permits and maintain the Fields in the best possible conditions so as to allow a sustainable development;

(d) Use qualified personnel, Materials and operational procedures and in general the latest available technologies that comply with the Industry Best Practices, applying the principles of prevention, precaution and preservation of biological diversity, natural resources and the safety and health of the population and of their personnel;

(e) Be liable for any environmental impact and its related remediation throughout the term of this Contract, and shall perform the corresponding remediation work in the event of contamination caused by the Petroleum Activities. In the event of environmental damage caused by the Petroleum Activities, the Contractor and Subcontractors shall immediately carry out the work needed to control the resulting pollution, such as clean-up, repair and restoration of the affected areas under the terms provided by the Applicable Laws;

(f) Cooperate with the Agency and the state government authorities responsible for the sustainable development of the Contract Area, it being understood that the Contractor shall: (i) provide the Agency’s personnel access to all of the facilities used in the Petroleum Activities for inspection purposes, (ii) promptly deliver to the Agency all information and documentation required by it within its area of competence, and (iii) appear before the Agency when required pursuant to the Applicable Laws;

(g) Keep the Management System updated and comply with its provisions for the conduct of the Petroleum Activities, in the understanding that this obligation shall also apply to all Subcontractors, and

(h) As part of the Abandonment activities, remediate and rehabilitate the Contract Area being abandoned and comply with all environmental obligations that may exist as a result of the Petroleum Activities.

Notwithstanding the foregoing, the Contractor shall not be responsible for environmental damage existing in the Contract Area prior to the Effective Date as provided in Article 14.4 and the Applicable Laws.

14.4 Preexisting Damage. The Contractor shall initiate conducting assessments for the determination of the environmental base line during the Transition Stage for Startup as provided in Article 3.4 and the Applicable Laws. Upon termination of such assessments, or no later than ninety (90) Days after the termination date of the

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Transition Stage for Startup, the Contractor shall submit a detailed report of the environmental base line; likewise it shall notify CNH and the Agency about the existence of any Preexisting Damage. CNH or the Agency may object to the relevant damage being effectively considered a Preexisting Damage within sixty (60) Days after receipt of any such notice. The Contractor may only be excused from its environmental liability regarding Preexisting Damages duly notified pursuant to the terms of this Article 14.4 and Applicable Law. During such period of sixty (60) Days hearings and attendances may take place to resolve in good faith any technical difference that may exist regarding the Preexisting Damages as provided by the Industry Best Practices and Applicable Law. Once the CNH and the Agency approve the Preexisting Damages, a record that identifies such approved Preexisting Damages will be presented to the Contractor, as well as the necessary activities of Abandonment in accordance with Article 3.4. In case the Parties do not reach an agreement with respect to the Preexisting Damages, the differences shall be resolved in terms of the processes established in Article 26.2.

14.5 Right of Access by Third Parties to the Contract Area. If necessary, the Contractor shall grant CNH or any other contractor of Exploration and Extraction activities, assignee, authorized party or permit holder the use of or right of way over any portion of the Contract Area, free of charge, provided the foregoing does not interfere with the Petroleum Activities conducted by the Contractor, is technically possible and does not cause the Contractor unreasonable inconvenience, in accordance with the Applicable Laws.

ARTICLE 15.

DISPOSITION OF PRODUCTION

15.1 Self-Consumed Hydrocarbons. The Contractor may use Produced Hydrocarbons for the Petroleum Activities (including as a part of any Enhanced Recovery project) as fuel or for injection or pneumatic lifting, at no cost, up to levels authorized by CNH in the approved Development Plan. The Contractor may not flare or vent Natural Gas, except within the limits authorized by the Agency or to the extent necessary to prevent or mitigate an emergency, subject to the environmental requirements established by the Applicable Laws.

15.2 Measurement Points. Net Hydrocarbons shall be measured and analyzed at the Measurement Points in accordance with Article 12 and the Applicable Laws.

15.3 Commercialization of Production of the Contractor. Each of the Participating Companies may market the portion of the Net Hydrocarbons equivalent to its corresponding portion of the Contractor Consideration, on its own behalf or through any other registered marketer, provided that if any of the Participating Companies commercializes its part of the production to which it is entitled within Mexico, the marketer must be registered with the Energy Regulatory Commission of Mexico in accordance with the Applicable Laws.

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15.4 Commercialization of Production of the State. The Contractor shall deliver to the Marketer at the Measurement Points the portion of the Net Hydrocarbons constituting a share of the State Consideration. CNH may change such Marketer at any time by written notice to the Contractor.

15.5 Disposal of Sub-Products. In the event that during the conduct of Petroleum Activities within the Contract Area and as part of the separation process of Hydrocarbons, Sub-products are obtained, this may remain as property of the State. The Contractor shall indicate in the correspondent Work Program the estimate volume of such Sub-Products and the way they will be gathered, transported, stored, disposed, processed and/or marketed.

The revenues and Costs derived from the disposal or commercialization of the Sub-Products will be subject to the provisions in Annexes 3 and 4.

15.6 Commercialization Facilities. If the Contractor constructs Commercialization Facilities, the Contractor shall offer the Marketer equal access to the Commercialization Facilities at a reasonable Cost for the portion of the Hydrocarbon production corresponding to the State Consideration, it being understood that the Cost of Commercialization Facilities will not be considered a Recoverable Cost. The design of the Commercialization Facilities shall consider the total volume of the Net Hydrocarbons, unless otherwise agreed by the Parties.

ARTICLE 16.

CONSIDERATION

16.1 Monthly Payments. Beginning upon the Contractor’s commencement of Regular Commercial Production and delivers the Net Hydrocarbons at the Measurement Points, the Fund, in accordance with Annexes 3, 4 and 11 will calculate the Considerations corresponding to each Month during the term of this Contract, based on the information that it receives in terms of such Annexes, and through CNH, it will deliver the payment in the same Measurement Point of those Contractor Considerations that result from such calculations.

16.2 State Consideration. In accordance with Annex 3 and the applicable adjustments pursuant thereto, the State Consideration for any Month shall consist of:

(a) The Contract Fee for the Exploratory Phase;

(b) The Royalties, and

(c) Fifty five point ninety nine percent (55.99%) of the Operating Profit for such Month, which shall be adjusted in accordance with the Adjustment Mechanism.

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16.3 Contractor Consideration. The Compensation of the Contractor Consideration for any given Month shall consist of:

(a) The Costs Recovery (subject to the Recoverable Costs Limit), and

(b) The remaining percentage of the Operating Profit for such Month after the payment of the percentage of the Operating Profit allocated to the State, as provided in subparagraph (c) of Article 16.2.

16.4 Recoverable Costs Limit. The portion of the Contractor Consideration regarding the Recoverable Costs Reimbursement shall not exceed the Recoverable Costs Limit, as provided by the provisions of Annex 3, in any Month during the term of this Contract.

16.5 Contractual Value of Hydrocarbons. For the purposes of calculating the Consideration, the Contractual Value of the Hydrocarbons for each Month shall be determined in accordance with Annex 3.

16.6 Calculation of Considerations. The Fund shall calculate the State Consideration and the Contractor Consideration for each Month in accordance with this Contract with respect to the Hydrocarbons obtained in the production of any test to determine the characteristics of the reservoir and the production flows as well as those Hydrocarbons obtained upon commencement of Regular Commercial Production based on the information relating to production, quality and other data it receives from the Contractor and CNH in accordance with Annexes 3, 4 and 11. The foregoing is without prejudice of the authority of the Ministry of Finance to verify and audit such information and calculations in accordance with the Applicable Laws, and in such case, the adjustments that such Ministry determines as provided in the Applicable Laws and this Contract and its Annexes.

ARTICLE 17.

GUARANTEES

17.1 Exploration Performance Guarantee.

(a) To guarantee the due, proper and full performance of the commitments made by the Contractor during the Initial Exploration Period, the Contractor shall submit to CNH, simultaneously with the execution of this Contract, an unconditional and irrevocable letter of credit issued for the benefit of CNH by an authorized Mexican banking institution or issued by a foreign bank and confirmed by an authorized Mexican banking institution, in the amount of USD$77,649,000.00 (seventy seven millions six hundred forty-nine thousand Dollars 00/100 CY), using the form of letter of credit attached hereto as Annex 9 (the “Initial Performance Guarantee”). The Initial Performance Guarantee shall cover the Minimum Work Program and the Minimum Program Increase. Such guarantee shall remain in effect until sixty (60) Days following the end of the Initial Exploration Period prior verification of full compliance with the obligations related to this period. CNH shall be entitled to draw on the Initial Performance Guarantee to collect any liquidated damages specified in Article 4.4 for failure to perform the Minimum Work Program and Minimum Program Increase.

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(b) At previous request from the Contractor and after two (2) Contractual Years following the beginning of the Initial Exploration Period, the amount of the Initial Performance Guarantee may be reduced in proportion to the compliance of the guaranteed obligations, prior verification and authorization of CNH. Upon the termination of the Initial Exploration Period, the Contractor may request the return of the Initial Performance Guarantee once CNH has issued a report of full compliance to the obligations of the Initial Exploration Period.

(c) To guarantee the due, proper and full performance by the Contractor of the Minimum Program Increase not completed during the Initial Exploration Period and its additional work commitment for the Additional Exploration Period (if any), the Contractor shall submit to CNH, no later than ten (10) Days after CNH approves the granting of the Additional Exploration Period to the Contractor, but in any case before the beginning of the Additional Exploration Period, an unconditional and irrevocable letter of credit issued in favor of CNH by an authorized Mexican banking institution or by a foreign bank and confirmed by an authorized Mexican banking institution, in the amount in terms of Clause 4.3, using the form of letter of credit attached hereto as Annex 9 (the “Additional Period Guarantee ). The Additional Period Guarantee shall remain in effect until sixty (60) Days following the end of the Additional Exploration Period after the corresponding verification of CNH of full compliance with the obligations set forth therein. CNH shall be entitled to draw on the Additional Period Guarantee to collect any liquidated damages specified in Article 4.4 due to the failure to comply with the Minimum Program Increase and the additional commitments for the Additional Exploration Period.

(d) Upon termination of the Additional Exploration Period, the Contractor may file for the return of the Additional Period Guarantee once CNH issues a certificate of full compliance of the obligations related to the Additional Exploration Period.

In the event the Performance Guarantee becomes effective, the guarantee resources allocated for the latter shall be transferred to the Fund.

17.2 Corporate Guarantee. At the time of the execution of this Contract, each of the Participating Companies shall deliver to CNH the Corporate Guarantee in the form of Annex 2, duly executed by their Guarantor. In the event the Guarantor of the Participating Company is not its ultimate parent company, the Guarantor shall show CNH its duly audited consolidated financial statements demonstrating a minimum net worth of 6 billion Dollars. The minimum net worth shall be maintained until all of the obligations of the Participating Companies have been paid or performed in full on the terms provided in Annex 2.

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In the event the Guarantor is not the parent company in the last level of the Contractor and in at any moment throughout the term of the Contract said Guarantor is unable to demonstrate a minimum accountable capital of 6 billion Dollars, the Contractor shall notify CNH within the next five (5) Days and submit a new Corporate Guarantee duly subscribed by the parent company in the last level, or by a company with Control over the Contractor or under common Control of the Person exercising Control over the Contractor, duly capitalized in terms of this Article 17.2.

ARTICLE 18.

ABANDONMENT AND DELIVERY OF THE CONTRACT AREA

18.1 Program Requirements. The Contractor shall be obligated to conduct all activities related to the Abandonment of the Contract Area. The Development Plan and each Work Program and Budget submitted for approval by CNH shall contain a section on Abandonment, including all activities necessary for the permanent plugging of Wells, clean-up, restoration of the area to its natural state, machinery and equipment uninstalling and Contract Area returning in an orderly fashion, free from debris and waste, all in accordance with the Industry Best Practices, the Management System and the Applicable Laws.

18.2 Notice of Abandonment. The Contractor shall provide notice to the Agency and CNH at least sixty (60) Days before the plugging any Well or uninstalling any Materials.

18.3 Abandonment Trust. If the Contractor declares a Commercial Discovery, the Contractor shall establish an investment trust (the “Abandonment Trust”) that will be jointly controlled by CNH and the Contractor at a financial Mexican institution authorized by CNH. The Parties agree that the purpose of the Abandonment Trust is to create a reserve to fund Abandonment activities in the Contract Area. The Contractor may not use the funds deposited in the Abandonment Trust for any purpose other than Abandonment activities within the Contract Area, and shall not be entitled to pledge, assign or otherwise dispose of the Abandonment Trust. The foregoing is without prejudice to any other requirement imposed by the Agency in accordance with the Applicable Laws.

18.4 Funding of Abandonment Trust. The Contractor shall deposit in the Abandonment Trust one-fourth (1/4) of the Annual Contribution at the end of each Quarter. The annual contribution for Abandonment activities in the Contract Area shall be determined based on the following formula:

AAt=Maximum[0,(PAEt/RR)*CAE-IAt]

Where:

AAt	=	Annual Contribution.

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PAEt	=	Estimated Production in the Field for the Year of calculation.

RR	=	Remaining Reserves, remaining at the beginning of the calculation Year, as determined by the Contractor quantified based on the methodology established by CNH. These remaining reserves should be consistent with the volume of Hydrocarbons to recover since the beginning of the calculation Year, until the earlier to occur of between: (i) the natural termination of this Contract or (ii) the Year in which it is estimated that Abandonment activities will be completed in the Field.

CAE	=	Remaining amount of the Costs of Abandonment at the beginning of the calculation Year, estimated pursuant to the approved Development Plan, as it may be modified. Such remaining amount will be calculated as the difference between the global amount of the Costs of Abandonment that is estimated over the base of the future Costs of Abandonment for the Field since the calculation Year until the earlier to occur between: (i) natural termination of the Contract, or (ii) the estimated Year for the termination of the activities of Abandonment in the Field according to technical studies conducted by the Contractor and approved by CNH, minus the accumulated balance in the Abandonment Trust at the beginning of the calculation year (AAAt-1).

IAt	=	Is the generated interest in the Trust on the calculation Year, following the next formula:

IAt=rt*AAAt-1

Where

rt	=	Is the interest rate applicable to the balance in the Abandonment Trust.

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AAAt	=	Is the accumulated balance in the Abandonment Trust at the end of the calculation Year, defined as follows:

AAAt = AAAt-1+AAt+IAt-St-1

Where:

St-1	=	Is the total amount retired from the Abandonment Trust during the calculation Year to finance the Abandonment activities conducted that Year.

18.5 Insufficient Funds. The Contractor shall be responsible for performing the Abandonment works regardless of whether sufficient funds are available in the Abandonment Trust or not. When the Petroleum Activities under this Contract cease, the Contractor shall transfer the remaining balance in the Abandonment Trust to the Fund. In the event the remaining balance in the Abandonment Trust is insufficient, the Contractor will have the obligation to cover any existing difference with the total Costs of the Field Abandonment.

18.6 Substitution Requested by CNH. Prior to the termination of this Contract for any reason, or in the event CNH rescinds the Contract, CNH may request that the Contractor refrains from conducting specific Abandonment activities regarding certain facilities, including Wells. In such case, the Contractor shall deliver the facilities in good working order to the third party designated by CNH, and deliver any remaining balance in the Abandonment Trust to the Fund, and the Contractor thereafter shall be deemed to have been relieved of any future obligation relating to Abandonment of such facilities.

18.7 Final Transition Stage. In the event that the termination of this Contract due to any reason, or in the event CNH rescinds the Contract, the Contractor and CNH will start a Final Transition Stage of the totality or part of the Contract Area. During this stage the Contract Area will be delivered by the Contractor to CNH or a third party assigned for such purpose in accordance with the following:

(a) The Contractor shall update the Asset Inventory to include the existing Wells and Materials in part or the whole Contract Area.

(b) The Contractor shall submit to CNH a report with at least the Wells and Materials identification in part of or the entirety of the whole Contract Area, describing their operating conditions as of the beginning date of the Final Transition Stage.

(c) The Contractor shall submit to CNH a report containing all the information obtained within the period of ninety (90) Days prior to the termination of the Contract, regarding the Hydrocarbons located in the Contract Area and of the infrastructure associated to the production.

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(d) CNH will request to the Contractor the Abandonment of the Wells and Materials that are not transferred to CNH as provided by this Contract.

(e) The Contractor shall update the social base line determined in accordance with Article 3.4, to identify the existing social liabilities derived from the Petroleum Activities in the corresponding part of the Contract Area or the entire Contract Area;

(f) The Contractor shall update the environmental base line determined in accordance with Article 3.4 to identify the existing environmental liabilities derived from the conduction of the Petroleum Activities in the corresponding part of the Contract Area or the entire Contract Area, and

(g) CNH may join the Contractor during the Final Transition Stage directly or through and assigned third party and will review and validate the corresponding activities have been conducted as provided by the Industry Best Practices and the Applicable Laws.

In the event the Contractor relinquishes or returns part of or the entirety of the Contract Area, the Final Transition Stage shall begin simultaneously with the notification of relinquishment issued as provided by Article 3.5.

The Final Transition Stage shall be conducted as provided by the Applicable Laws.

ARTICLE 19.

LABOR RESPONSIBILITY; SUBCONTRACTORS AND NATIONAL CONTENT

19.1 Labor Responsibility. The Contractor and each of its Subcontractors shall have independent and exclusive liability of the entire personnel and the workers working in the Petroleum Activities, being solely liable for the compliance of the    labor    and    employment obligations that come from or arise from Applicable Laws, or from the individual or collective agreements entered into with their personnel and workers.

19.2 Subcontractors. The Contractor has the right to hire Subcontractors to supply specialized equipment and services so long as the engagement of such subcontractors does not entail a de facto replacement of the Contractor as Operator. A de facto replacement shall be deemed to have occurred when, among other circumstances, the Contractor no longer controls the Petroleum Activities. The Subcontractors shall comply with the applicable provisions of this Contract, the Management System and the Applicable Laws. The Contractor may not use services of companies disqualified by the Governmental Authorities in accordance with the Applicable Laws. Regardless of any subcontracting by the Contractor, the Contractor shall remain liable for all obligations of the Contractor under this Contract.

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19.3 National Content. The Contractor will have following obligations:

(a) During the Exploration Period:

(1)	To comply with a minimum percentage of national content of thirteen percent (13%) of the value of the items indicated in the Methodology which have been purchased or contracted for Petroleum Activities during the Exploration Period, which shall be verified annually by the Ministry of Economy in accordance with such Methodology and the Applicable Laws, and

(2)	To include in its proposed Exploration Plan a compliance program for the above-referenced minimum percentage of national content, as well as a program for transfer of technology, including the applicable periods and stages for both programs, in order for CNH, in consultation with the Ministry of Economy, to grant or deny its approval pursuant to Articles 4.1 and 4.3, it in the understanding that once approved it will form an integral part of this Contract and shall be considered an obligation of the Contractor. The Contractor’s obligations regarding national content will commence upon approval of the Exploration Plan.

(b) During the Development Period:

(1)	To comply each Year with a minimum percentage of national content of the value of all the items indicated in the Methodology which have been purchased or contracted for Petroleum Activities during the Development Period, which shall annually increase at a constant rate starting at twenty-five percent (25%) in the first Year of the Development Period until the Year 2025 when it shall constitute at least thirty-five percent (35%), which shall be verified annually by the Ministry of Economy in accordance with such Methodology and the Applicable Laws;

(2)	To include in its proposed Development Plan a compliance program for the above-referenced percentage of national content, and a technology transfer program including the applicable periods and stages, in order for CNH, in consultation with the Ministry of Economy, to grant or deny its approval pursuant to Article 6.2, in the understanding that once approved it will be part of this Contract and shall be considered an obligation of the Contractor. The obligations relating to national content will commence upon approval of the Development Plan, and

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(3)	Beginning in the Year 2025, the items indicated in the above- referenced Methodology shall constitute at least thirty-five percent (35%) of the value of all the of the above-mentioned items which have been purchased or contracted for the Petroleum Activities, without prejudice that this minimum average percentage of national content will be revised pursuant to Transitory Article Twenty-Four of the Hydrocarbons Law.

(c) The Contractor shall submit to the Ministry of Economy in the frequency provided by such Ministry, a report indicating all information related to national content in the form and pursuant to the procedure provided in the provisions issued by such Ministry to carry out its corresponding verification. If the Contractor fails to satisfy the minimum percentage of national content stated in the referenced compliance programs, the Contractor shall pay as liquidated damages to the Nation, through the Fund, a percentage of the value of the items outlined in the methodology established by the Ministry of Economy for the measurement of national content that were acquired in violation of the required minimum percentages of national content, as verified by the Ministry of Economy, pursuant to the following:

(1)	The equivalent to fifteen percent (15%) for the Exploration Period;

(2)	The equivalent to twenty percent (20%) for the first year of the Development Period;

(3)	The equivalent to forty percent (40%) for the second year of the Development Period;

(4)	The equivalent to sixty percent (60%) for the third year of the Development Period;

(5)	The equivalent to eighty percent (80%) for the fourth year of the Development Period, and

(6)	The equivalent to one hundred percent (100%) as of the fifth year of the Development Period.

The Contractor shall pay as liquidated damages to the Nation, through the Fund, the maximum sanction set in article 85, Section II, subparagraph o) of the Hydrocarbons Law, if it fails to comply with other national content provisions stated in this Article 19.3 and under the Applicable Laws.

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(d) Notwithstanding any outsourcing carried out by the Contractor, it shall remain liable for all of the Contractor’s obligations regarding national content arising under this Contract.

19.4 Preference of Goods and Services of National Origin. The Contractor shall give preference to the procurement of services of national origin, including the training and hiring of Persons of Mexican nationality at technical and management levels, as well as to purchase of goods of national origin, when such items are offered in the market under the same circumstances, including equal price, quality and timeliness of delivery.

19.5 Training and Transfer of Technology. The Contractor shall comply with the programs for training and transfer of technology approved by CNH in the Exploration Plan and in the Development Plan. The referenced activities and programs shall include, among others, the adoption, innovation, assimilation, technological research and development, and formation of local human resources in scientific and technological research applied to the Exploration and Extraction of Hydrocarbons in coordination with institutions of higher education.

ARTICLE 20.

INSURANCE

20.1 General Provision. The Contractor’s obligations, liabilities and risks under this Contract are independent of the requirements to obtain insurance under this Article 20 and, accordingly, the scope of the obligations and liabilities of the Contractor arising from its assumption of risks hereunder may not be reduced to the detriment of the Nation or third parties due to the procurement of said insurance or for the lack of procurement of such insurance or sufficient coverage.

20.2 Insurance Coverage. To cover the risks inherent to the Petroleum Activities, prior to their commencement, the Contractor shall obtain and maintain in full force and effect insurance policies covering at least:

(a) Public Liability for damages to third parties with respect to their goods or persons including environmental liability covering environment damages due to Hydrocarbons pollution;

(b) Well control;

(c) Damages to Materials generated or acquired to be used for the    Petroleum Activities, and

(d) Damages to the personnel.

The foregoing in accordance with the Industry Best Practices and without prejudice to the coverage the Agency may require through the Applicable Law.

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The Contractor shall submit the insurance policies covering the activities of all Subcontractors or suppliers that participate directly or indirectly in the activities derived from the Contract in accordance with the Applicable Law. The policies shall expressly indicate those coverages.

20.3 Insurers and Conditions. Prior to the beginning of the Petroleum Activities, the Contractor shall exhibit the corresponding insurance policies to the Agency and CNH, which shall be kept in effect during the validity of this Contract.

Each insurance policy shall be obtained on terms and conditions approved by the Agency and CNH. The Contractor may insure through insurance companies with acknowledged solvency or through its Affiliates as long as they have investment grade ratings, in any case, prior approval of CNH and the Agency. Approvals shall not be unjustifiably denied.

The insurance agreement shall state that the risk inspectors of the insurer shall provide to the Contractor and to the CNH and the Agency the reports of the inspections and verifications.

20.4 Modification or Cancellation of Policies. The Contractor may not cancel or modify the insurance policies in effect under its terms and conditions without prior authorization of CNH and the Agency. The Contractor may request approval from CNH and the Agency to modify any insurance policy. Such request shall describe the reasons and benefits of the proposed modification. CNH and the Agency shall make and inform the Contractor of any objection or observation they may have regarding the proposed changes. If the Agency and CNH do not approve the proposal, the Contractor shall obtain and maintain the authorized insurance policy.

20.5 Waiver of Subrogation. All policies obtained by the Contractor under this Contract shall include, by endorsement or any other means, a waiver of the subrogation rights of the insurers and a waiver of any right of the insurers to assert any set-off or counterclaim, regarding any liability of any of the Persons insured under any of such policies.

20.6 Use of Insurance Proceeds. The Contractor shall immediately use any payment received from insurance coverages to remediate civil or environmental damages, and to repair or replace any damaged or destroyed Materials. If an insurance company withholds payment on a claim, the Contractor shall assume the Costs of repair or replacement.

20.7 Currency. Benefits payable under the policies required by this Article 20 shall be denominated and payable in Dollars.

20.8 Compliance with Applicable Laws. In purchasing insurance policies, the Contractor shall comply with the Applicable Laws of insurance and bonds.

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ARTICLE 21.

TAX OBLIGATIONS

21.1 Tax Obligations. Each of the Participating Companies shall be responsible to pay its corresponding Tax Obligations that are individually borne in accordance with the Applicable Laws. Notwithstanding the Tax Obligations of the Contractor that by their nature shall be the responsibility of the Operator on behalf of the Contractor.

21.2 Governmental Fees and Charges. The Contractor shall be obligated to pay on a timely basis all fees and charges under the Applicable Laws for the administration and supervision of this Contract by CNH and the Agency.

ARTICLE 22.

ACT OF GOD OR FORCE MAJEURE

22.1 Act of God or Force Majeure. None of the Parties shall be liable for any failure, suspension or delay in the performance of its obligations hereunder if such failure, suspension or delay has been caused by Act of God or Force Majeure.

22.2 Burden of Proof. The Party invoking the Act of God or Force Majeure shall have the burden of proof with respect thereto.

22.3 Extension of Work Program; Extension of Term of Contract. If the Contractor is unable to comply with any Work Program as a result of Act of God or Force Majeure, the Work Program shall be extended for a period not exceeding the length of such delay in performance and only to the extent the Work Program is actually affected, understanding that such extension shall not be granted unless it is requested in writing, specifying the reason for the extension request (including, to the extent possible, an explanation of how the relevant event actually prevents the Contractor from performing the Work Program), no later than five (5) Days after the Contractor becomes aware or should have become aware of the occurrence of the relevant Act of God or Force Majeure event, except as provided in Annex 13. The Party that receives notice of an Act of God or Force Majeure shall inform the other Party whether or not it accepts the declaration of an Act of God or Force Majeure within no more than thirty (30) Days from receipt of the notice of an Act of God or Force Majeure containing complete information. Except as provided in this Contract, the Parties shall resume performance of their obligations as soon as the Act of God or Force Majeure ceases. The Exploration Periods and Appraisal Periods shall be extended pursuant to this Article 22.3 only when the relevant Act of God or Force Majeure affects the Exploration and Appraisal activities, as the case may be, for more than thirty (30) Days over such periods.

The Contractor may request to CNH up to four (4) extension periods of the term of this Contract for three (3) Months each. The Contractor shall submit the corresponding extension request no later than the last Business Day of the following Quarter after one (1) Year from the notification date of an Act of God or Force Majeure referred to in Article 22.3 or the three (3) successive Quarters, only in cases when an Act of God or Force Majeure has not ceased. CNH will resolve on the extension request in a period not exceeding (15) Business Days upon receipt of the request under the terms of this Contract. In the event CNH does not issue a decision during the provided period, it will be deemed to have made in favorable decision.

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22.4 Right of Termination. If, as a result of an Act of God or Force Majeure, the performance of the Petroleum Activities has been interrupted for a continuous period of two (2) Years or more, CNH and the Contractor shall have the right to terminate this Contract without liability by giving written notice to the other Party.

22.5 Emergency or Disaster Situations. In cases of emergency or disaster requiring immediate action, the Contractor shall immediately inform CNH, the Agency and the Ministry of Energy, and take all appropriate actions in accordance with the emergency response plan under the Management System to control the situation as soon as possible in order to preserve the physical safety of individuals and protect the environment, the Hydrocarbons and the Materials. The Contractor shall notify the Agency and CNH of the actions taken, in the understanding that in the event the Agency or CNH is not satisfied with the actions taken by the Contractor, the Agency or CNH may require the Contractor to take further actions or incur further expenses to mitigate or control the emergency or repair the damage. The foregoing is without prejudice to any other power or authority of the Agency or any other Government Authority under the Applicable Laws.

ARTICLE 23.

ADMINISTRATIVE RESCISSION AND CONTRACTUAL

RESCISSION

23.1 Administrative Rescission. If any of the following serious cases of administrative rescission in accordance with article 20 of the Hydrocarbons Law and provided as follows shall occur, and upon termination of the prior investigation period referred to in Article 23.2, CNH may administratively rescind this Contract prior instauration of the administrative rescission procedure provided in Article 23.3 and the Applicable Laws:

(a) The Contractor fails to commence activities provided in the approved Exploration Plan or Development Plan for a consecutive period of more than one hundred eighty (180) Days or suspends such activities for a consecutive period of more than one hundred eighty (180) Days, in each case without just cause and authorization by CNH;

(b) The Contractor fails to comply with the Minimum Work Program without just cause;

(c) Any Participating Company assigns all or a portion of the operation or the rights conferred pursuant to this Contract without obtaining prior authorization in accordance with the conditions provided in Articles 24.1 and 24.2;

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(d) A serious accident occurs as result of the Operator’s or a Participating Company’s willful misconduct or fault which causes damage to the facilities, loss of life or loss of production;

(e) The Contractor repeatedly, willfully or without cause, provides false or incomplete information or reports, or fails to disclose information or reports regarding production, Costs or any other relevant aspect of the Contract to the Ministry of Energy, the Ministry of Finance, Ministry of Economy, the Fund, CNH or the Agency;

(f) Any Participating Company fails to comply with any final resolution issued by a federal jurisdictional entity related with the Contract or with the Petroleum Activities which constitutes an adjudicated matter, or

(g) The Contractor without just cause fails to make any payment or delivery of Hydrocarbons to the Mexican State in accordance with the periods and terms established in this Contract.

23.2 Prior Investigation. In the event CNH detect signs of breach to any obligation derived from this Contract that may imply a possible cause of administrative rescission as provided by Article 23.1, CNH shall notify the Contractor and will gather elements and necessary proof to determine if the reason for which the previous investigation was originated constitutes a cause to initiate the rescission procedure, as provided by Article 23.3.

This analysis period shall not last less than thirty (30) Days and shall not exceed (2) Years. During this period the Contractor shall guarantee the continuity of the Petroleum Activities.

The foregoing without prejudice of the option to the Contractor to notify CNH any signs of breach with respect any obligation derived from this Contract that may imply a probable cause for administrative rescission as provided by Article 23.1 excluding its subparagraph (d), and to submit a proposal for remediation of such potential breach for the approval of CNH.

23.3 Procedure for Administrative Rescission. Once CNH has determined the existence of an administrative rescission cause as provided by Article 23.2, CNH shall give the Contractor written notice of the cause or causes invoked to initiate the administrative rescission procedure to allow the Contractor to make any statement asserting its rights within the next thirty (30) Days after receiving such notification. After such period, CNH will have ninety (90) Days to evaluate the arguments and proofs that the Contractor asserts, as the case may be. The decision to rescind the Contract shall be approved by the governing body of CNH in full session, with legal foundations, motivated and duly notified to the Contractor.

If the Contractor resolves the cause of rescission incurred before the issuance of a decision by CNH, the procedure for administrative rescission will be extinguished prior acceptance and verification of CNH, without prejudice, as the case may be, of the corresponding sanctions as provided by this Contract and the Applicable Laws.

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The resolution that rescinds this Contract will be effective immediately without the need of any judicial statement. Once an administrative rescission is declared, the Parties will enter into a corresponding settlement to carry out the provisions of Articles 23.5 and 23.6.

CNH shall notify the Ministry of Energy, the Ministry of Finance, the Agency and the Fund about the declaration of the administrative rescission the Business Day following the issuance of the corresponding resolution.

Disputes regarding Administrative Rescission will be resolved as provided by Article 26.4.

23.4 Contractual Rescission. In addition to the causes for administrative rescission provided in Article 23.1 and early termination provided in Article 3.5, CNH shall have the right to rescind this Contract in any of the following circumstances as long as the Contractor fails to amend or to take a direct and continuous action to remediate the corresponding infringement within the following thirty (30) Days after having received notification from the CNH of such infringement:

(a) The Contractor does not submit the Exploration Plan or the first Work Program in the Exploration Period to CNH for approval within forty-five (45) Days after the date it is required to be submitted, without justified cause;

(b) The Contractor is delayed by more than one hundred eighty (180) Days in any Work Program or Development Plan without just cause;

(c) The Contractor does not submit the Exploration Performance Guarantees or does not keep them in force in accordance with Article 17.1, or does not deliver the Corporate Guarantees in accordance with Article 17.2 and its terms;

(d) Any Participating Company or Guarantor without some or the rest of the Participating Companies that constitute the Contractor assume, with the authorization from CNH, its obligations in accordance with this Contract: (i) is liquidated or otherwise ceases to exist as a corporate or legal entity, or (ii) any other event occurs which has a similar effect under the laws applicable to the Participating Company or the Guarantor;

(e) Any Participating Company or Guarantor, without some or the rest of the Participating Companies that constitute the Contractor assume, with previous authorization from CNH, its obligations in accordance with this Contract: (i) becomes insolvent; (ii) is unable to pay its debts when due; (iii) requests or consents to the appointment of an administrator, liquidator or trustee in bankruptcy for any of its properties or revenues; (iv) institutes any proceeding under any law for the readjustment or deferral of its obligations or any portion thereof (v) files for bankruptcy, reorganization, suspension of payments, dissolution or liquidation; or (vi) otherwise permits a general assignment or arrangement with or for the benefit of its creditors;

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(f) The Contractor fails to perform at least 90% of the Work Units required in the Minimum Work Program;

(g) Any Participating Company violates any provision relating to assignment of this Contract or of its rights hereunder, or undergoes a change of Control in violation of Article 24;

(h) Any Participating Company violates any provision of Article 32.2, or

(i) Any other material breach of the Contractor’s obligations under this Contract occurs.

Once the contractual rescission is declared, the Parties may be subject to the provisions of Article 26, except for Article 26.4.

23.5 Effects of the Administrative or Contractual Rescission. In the event that CNH rescinds this Contract pursuant to Articles 23.1 or 23.4 the following shall apply:

(a) The Contractor shall pay the Nation, through the Fund, all liquidated damages referred to in Article 4.4 or direct damages excluding loss of profit as of the date of notice of the contractual rescission, as the case may be, suffered by the Nation as a result of the breach giving rise to the rescission;

(b) The Contractor shall cease all Petroleum Activities in the Contract Area, except those that may be necessary to preserve and protect finished Materials or Materials in process, and shall return to the State through CNH, the Contract Area under the terms of this Contract. Upon termination of this Contract, ownership of all Materials acquired for use in the Petroleum Activities shall be automatically transferred to the Nation, free of any lien, without any charge, payment, mortgage or compensation as provided by Article 13.1;

(c) The Parties subscribe the settlement referred to in Article 23.6. The Contractor will only be entitled to receive as payment from the Nation, the settlement established in such Article 23.6 in the event this generates a favorable balance to the Contractor, and

(d) The Contractor shall comply with all obligations applicable to the return of the Contract Area, including obligations relating to Abandonment and delivery of the Contract Area in accordance with Article 18.

23.6 Settlement. Without prejudice of the provisions of Article 23.5, at the latest six (6) Months after the termination by any reason of this Contract, or in the event, that CNH rescinds the Contract, the Parties shall enter into a settlement in which adjustments and balances regarding Considerations shall be made. As the case may require, the settlement will consider the agreed adjustments and transactions to end the disputes that may had arisen throughout the effectiveness of this Contract.

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In the event the Contractor does not enter into the settlement, CNH may proceed to execute it unilaterally, and as the case may be, the payment will be submitted before the corresponding judicial authority.

ARTICLE 24.

ASSIGNMENT AND CHANGE OF CONTROL

24.1 Assignment. In order to sell, assign, transfer, convey or otherwise dispose of all or any part of its rights (including all or any part of their Participating Interests) or obligations under this Contract, the Participating Companies shall have prior written authorization of CNH, for such purposes, CNH will take into account, among other factors, the prequalification criteria established during the Bidding Process for this Contract.

24.2 Indirect Transfers; Change of Control. Each Participating Company shall ensure that it does not undergo, directly or indirectly, a change of Control during the term of this Contract without the consent of CNH. Any Participating Company shall notify CNH of any change in the capital structure of such Participating Company that does not result in a change of Control of the Participating Company pursuant to this Article 24.2 within thirty (30) Days after such change occurs, unless the Participating Company is listed on the Mexican Stock Exchange, in which case the notice provided by the Participating Company to its investors pursuant to applicable stock market law shall be sufficient.

24.3 Application to CNH. In connection with the submission of request for approval of a proposed Assignment under Article 24.1 or a change of Control of the Participating Company under Article 24.2, the Participating Company shall provide CNH with all information (including as to the assignee or Person that will exercise Control over the Participating Company) required by CNH pursuant to the Applicable Laws.

24.4 Effect of Assignment or Change of Control. In the case of an Assignment under Article 24.1:

(a) If the assignment is for the Participating Company’s entire interest in this Contract, the Participating Company assignor shall remain jointly and severally liable for the performance of the obligations of the Contractor under this Contract that are incurred or arise until the date of the assignment (but shall be relieved of liability for the obligations of the Contractor that are incurred or arise after such date) and the assignee shall be jointly and severally liable for the performance of the obligations of the Contractor under this Contract, whether such obligations are incurred or arise prior to the date of the Assignment or thereafter; and

(b) If the assignment is for less than all of the Participating Company’s entire interest in this Contract, both the Participating Company assignor and the assignee shall be jointly and severally liable for the performance of the obligations of the Contractor under this Contract, whether such obligations are incurred or arise prior to the date of the Assignment or thereafter.

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As a condition to obtaining CNH approval under this Article 24, the Participating Company assignor shall deliver to CNH (i) in the case of an assignment under Article 24.1, an undertaking by the assignee, in form and substance acceptable to CNH, that the assignee assumes without reservation and on a joint and several basis all of the obligations of the Contractor under this Contract, whether incurred or arising prior to or after the date of the Assignment, and (ii) a Corporate Guarantee in the form provided in Annex 2, duly executed, as applicable, by the ultimate parent company of the assignee, the Company exercising Control over the assignee, under the common Control of the Person exercising Control over the assignee or by the Guarantor who suffered the change of Control. Each of such companies shall be deemed a Guarantor for purposes of this Contract and its succeeding contracts.

The Corporate Guarantee submitted by the assignor shall remain in effect until the assignee submits a new Corporate Guarantee to the CNH as provided by this Article 17.2 and the CNH issues a record for the full compliance of all the obligations, regarding the obligations of the Participating Company indicated in (a) and (b) above. CNH shall issue a declaration of full compliance regarding the obligations of the assignor in a period of time not exceeding thirty (30) Business Days after the approval of the Corporate Guarantee of the assignee is approve by CNH.

24.5 Prohibition on Liens. By no means a Participating company shall not impose or permit the imposition of any liens or ownership restrictions on its rights arising from this Contract or on the Materials without the consent of CNH.

24.6 Invalidity. Any Assignment or change of Control of any Participating Company effected in contravention of the provisions of this Article 24 shall not be valid and shall have no effect as between the Parties.

ARTICLE 25.

INDEMNIFICATION

The Contractor shall indemnify and hold harmless CNH and any other Governmental Authority, including the Fund, and their employees, representatives, advisors, directors, successors or assignees (and such obligation shall survive the termination of this Contract for any reason or in the event CNH rescinds the Contract) from and against any and all actions, claims, lawsuits, complaints, losses, damages, harm, proceedings, taxes, Costs and expenses, including attorney’s fees and trial expenses, arising from or related to any of the following:

(a) The default of its obligations under this Contract, provided that in cases where liquidated damages are applicable, the amount of the damages shall be limited to the amount of such liquidated damages;

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(b) Any damage or harm (including death) caused by the Operator, a Participating Company or a Subcontractor (including any damage or harm caused by their representatives, officers, directors, employees, successors or assignees) to any Person (including, without limitation, CNH) or to the property of any such Person resulting from the performance of the Petroleum Activities;

(c) Any harm or damage caused by any Person to the employees, representatives or invitees of the Operator, a Participating Company or any Subcontractor or to the property of such Persons;

(d) Any damage suffered as a result of losses or contamination caused by the Operator, a Participating Company or any Subcontractor to the Hydrocarbons or any damage caused to natural resources and the environment, including, without limitation, damage or destruction of marine resources, wildlife, oceans or the atmosphere, and any damages that may be recognizable and payable under the Applicable Laws;

(e) Any damage caused by an infringement of any intellectual property rights, trademarks or patents by the Operator, a Participating Company or any Subcontractor;

(f) Any failure by the Operator, a Participating Company or any Subcontractor to comply with the Applicable Laws, and

(g) Any claim by any employee of the Operator, a Participating Company or any Subcontractor based on labor or social security laws.

Notwithstanding the foregoing, in no event shall either Party be liable for, loss of profit since notice of the Contract rescission is received.

ARTICLE 26.

APPLICABLE LAW AND DISPUTE RESOLUTION

26.1 Applicable Laws. This Contract shall be governed by and construed in accordance with the laws of Mexico.

26.2 Conciliation. At any time, the Parties may opt to resolve the differences or disputes regarding this Contract through a conciliation process before a conciliator. This procedure shall begin when a Party invites the other and the latter accepts the invitation for conciliation within the next fifteen (15) Days following such invitation. In the event the Party intended to initiate the conciliation does not receive any response, the invitation shall be deemed as rejected. The Parties will agree on the appointment of a conciliator, or as the case may be, may request assistance from an institution for its appointment. The conciliation procedure shall be carried out in accordance with the Regulations for conciliation of the United Nations Commission on International Trade Law (“UNCITRAL Regulations”), the conciliator must help the Parties on their efforts to achieve a friendly settlement regarding the dispute in the most possible efficient and expedite manner. In the event that within three (3) Months the Parties have not reached an agreement or settlement, the Parties must resolve their differences or disputes as provided by Article 26.5. The foregoing, without prejudice that any Party may terminate conciliation and appear before arbitration at any moment.

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The procedure established in Article 26.2 shall not apply to administrative rescission as provided in this Contract and in the Applicable Laws.

26.3 Conciliator Requirements. The individual appointed as conciliator as provided by Article 26.2, shall comply with the following requirements:

(a) Have at least ten (10) Years of experience in conciliation with the knowledge, experience and skills to facilitate the communication among the Parties regarding the dispute.

(b) Be independent, impartial and neutral. Likewise, the conciliator shall disclose any interest or obligation that may be substantially in conflict with his appointment and/or may prejudice his actions regarding the controversy.

(c) Shall sign a confidentiality agreement about any information foreseen by the Parties in connection with the controversy among the same, prior to his appointment.

No individual may be appointed as conciliator if: (i) is or has been at any time within the six (6) previous Years to his appointment, an employee of any of the Parties or its affiliates; (ii) is or has been at any time within the three (3) previous Years to his appointment, a consultant or contractor of any of the Parties or its Affiliates, or (iii) keeps any significant financial interest with any of the Parties.

The conciliator fees shall be covered in equal amounts by the Parties.

Notwithstanding, any individual in full compliance of all the requirements provided by Article 26.3 may be appointed as conciliator more than once.

26.4 Federal Courts. All disputes between the Parties in any way arising from or related to the administrative rescission provided in Article 23.1 or any act of authority shall be resolved exclusively by the Federal Courts of Mexico.

26.5 Arbitration. Subject to Article 26.4, any dispute arising from or relating to this Contract that has not been resolved within three (3) Months after the commencement of the conciliation period described in Article 26.2 shall be resolved by arbitration pursuant the UNCITRAL Rules. The Parties agree that the President of the International Court of Justice shall be the nominating authority for the arbitration proceeding. The applicable substantive law shall be as provided in Article 26.1, and disputes shall be resolved strictly according to law. The arbitral tribunal shall consist of three members, one named by CNH, another named by the jointly by the Operator and all the Participating Companies and the third (who shall be the President of the tribunal) named in accordance with the UNCITRAL Rules, provided that (i) the claimant shall name its arbitrator in the notice of arbitration and the respondent shall name its arbitrator

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within ninety (90) Days from the date that it personally receives the notice of arbitration, and (ii) the two arbitrators named by the Parties shall have a period of no less than sixty (60) Days from the date the arbitrator designated by the respondent accepts its designation as arbitrator, to select, in consultation with the Parties, the third arbitrator, who shall serve as the President of the tribunal. The arbitration proceeding will be conducted in Spanish and the seat of the arbitration shall be the City of The Hague in the Kingdom of the Netherlands.

26.6 Consolidation. In the event that arbitration instituted under Article 26.5 and an arbitration instituted under the Corporate Guarantee involves the same subject matter such arbitrations shall, at the request of CNH, be consolidated and treated as one. In such case, the arbitrator appointed by the Contractor and the Participating Companies shall also be deemed to have been appointed by the Guarantors.

26.7 No Suspension of Petroleum Activities. Unless CNH terminates this Contract or consents otherwise, the Contractor shall not suspend the Petroleum Activities pending resolution of a dispute.

26.8 Waiver of Diplomatic Channels. Each of the Participating Companies expressly waives, for itself and on behalf of all of its Affiliates, the right to make any claims through diplomatic channels.

ARTICLE 27.

AMENDMENTS AND WAIVERS

Any amendment of this Contract shall be by written agreement of CNH and the Contractor, and any waiver of any provision of this Contract by CNH and the Contractor shall be express and in writing.

ARTICLE 28.

CAPACITY AND REPRESENTATIONS OF THE PARTIES

28.1 Representations and Warranties. Each Party acknowledges that each other Party is entering into this Contract in its own name and in its own capacity as a legal entity empowered to contract on its own behalf, and that no other Person shall have any liability or responsibility for the performance of such Party’s obligations hereunder, except for the joint responsibility of the Participating Companies and responsibility of each of the Guarantors under their Corporate Guarantee. In addition, each Party represents and warrants to the other Party that: (i) it has full legal capacity to enter into and perform this Contract, (ii) it has complied with all governmental, corporate and other necessary requirements to enter into and perform this Contract, (iii) it has obtained the necessary governmental, corporate and other authorizations to enter into and perform this Contract, (iv) this Contract constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, and (v) its representations in the Declarations at the outset of this Contract are true and correct.

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28.2 Relationship of the Parties. Neither Party shall have the authority or right to undertake, create or commit to any obligation of any kind whatsoever, whether express or implied, on behalf or in the name of the other Party, except the Operator that shall act on behalf of all the Participating Companies. No provision of this Contract shall constitute a Participating Company or its employees, agents, representatives or Subcontractors as representatives of CNH. The Participating Companies shall be considered at all times independent contractors and shall be responsible for its own actions, which shall at all times be subject to the provisions of this Contract and to the Applicable Laws.

ARTICLE 29.

DATA AND CONFIDENTIALITY

29.1 Ownership of Information. The Contractor shall provide the Technical Information to CNH at no cost whatsoever, and the Technical Information shall be owned by the Nation. The Nation shall also own any geological or mineral sample or sample of any other kind obtained by the Contractor in connection with the Petroleum Activities, which samples shall be delivered by the Contractor to CNH, together with the Technical Information, immediately after the Contractor has completed the studies and appraisals related thereto. The originals of all such information shall be delivered to CNH within the period indicated in the Applicable Laws. The Contractor may keep a copy solely for the purposes of performing its obligations under this Contract. The Contractor may use the Technical Information, without cost and without restriction, for processing, appraisal, analysis and any other purpose relating to the Petroleum Activities (but not for any other use or for its sale), in the understanding that the Contractor shall also deliver any report of the results of such processing, appraisal or analysis. Nothing contained in this Contract shall limit the right of CNH to use, sell or otherwise dispose of the Technical Information, in the understanding that, except as provided in this Contract, CNH may not sell or disclose to any third parties any information constituting intellectual property of the Contractor.

29.2 Public Information. Without prejudice to the provisions of the Applicable Laws, except for the Technical Information and the intellectual property, all other information and documents derived from this Contract, including its terms and conditions, as well as any information regarding the volume of Produced Hydrocarbons and the payments and considerations paid pursuant to this Contract shall be considered to be public information. The information registered by the Contractor in the IT system that the Fund will make available to the Contractor for the determination of the Considerations, may be used to comply with the transparency obligations of the Applicable Laws, as long as they do not violate the confidentiality of the Technical Information nor the intellectual property.

29.3 Confidentiality. The Contractor shall not disclose Technical Information to any third party without the prior written consent of CNH. Notwithstanding the foregoing, the Contractor may furnish such information to its Affiliates and to its subsidiaries, accountants, legal advisors or financial institutions involved with this Contract to the extent necessary for the Petroleum Activities in the Contract Area, in the

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understanding that these Persons shall also maintain the confidentiality of such information. The Contractor shall also take all necessary or advisable actions to ensure that its employees, agents, advisors, representatives, legal counsel, Affiliates and Subcontractors, as well as the employees, agents, representatives, advisors and legal counsel of the Subcontractors and of the Affiliates of the Contractor, comply with the same confidentiality obligation as provided in this Contract. The provisions of this Article 29.3 shall survive and remain in effect after the termination of this Contract for any reason or in the event CNH rescinds the Contract, as they constitute continuing and permanent obligations.

29.4 Exception to Confidentiality. Notwithstanding the provisions of Article 29.3, the obligation of confidentiality shall not apply to: (i) information in the public domain which has not been made public through the breach of this Contract; (ii) information obtained prior to its disclosure without violating any confidentiality obligation; (iii) information obtained from third parties entitled to disclose it without violating any confidentiality obligation, and (iv) information required to be disclosed by law or Government Authorities, provided that (a) failure to disclose such information would subject the Contractor to civil, criminal or administrative sanctions, and (b) the Contractor promptly notifies CNH of the request for disclosure. In the case of disclosure pursuant to (iv) above, CNH may request to the Contractor to challenge the disclosure order in the competent courts, and CNH shall bear any costs relating to such challenge.

ARTICLE 30.

NOTICES

All notices and other communications under this Contract shall be in writing and shall be effective upon receipt by the addressee as follows:

If to CNH:

Insurgentes Sur 1228

Colonia Tlacoquemécatl del Valle

Benito Juárez District, Zip Code 03200, México, Federal District

If to Operator:

Talos Energy Offshore Mexico 2

Ave. Ejército Nacional 418, Piso 7

Colonia Polanco V Section

Miguel Hidalgo District, Federal District

Zip Code 11560

With a copy to:

Attention: Patricio Trad Cepeda

Javier Barros Sierra 540, 4th Floor Park Plaza I

Col. Santa Fe, Alvaro Obregon District

Zip Code 01210, Mexico, Federal District

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If to the Contractor:

Sierra O&G Exploración y Producción

Avenida Javier Barros Sierra 540, Torre 2, Piso 2,

Colonia Santa Fe, Alvaro Obregon District,

Mexico, Federal District, Zip Code 01210

Talos Energy Offshore Mexico 2

Ave. Ejército Nacional 418, Piso 7

Colonia Polanco V Section

Miguel Hidalgo District, Federal District

Zip Code 11560

With a copy to:

Attention: Patricio Trad Cepeda

Javier Barros Sierra 540, 4th Floor Park Plaza I

Col. Santa Fe, Alvaro Obregon District

Zip Code 01210, Mexico Federal District

Premier Oil Exploration and Production Mexico

Attention: Emma Corbet-Milward and/or Timothy Lloyd Davies and/or

Andy Gibb

23 Lower Belgrave St., London SW1W0NR

With copy to:

Attention to: José David Enriquez Rosas

Ave. Paseo de la Reforma 265, 19 floor

Col. Cuauhtémoc, Alvaro Obregon District

Zip Code 01210, Mexico, Federal District

or at such other address as may be notified by a Party to the other Party in the manner provided above. It is understood that any notice given by CNH to the Operator shall be considered to have been given to each Participating Company for all purposes of this Contract.

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ARTICLE 31.

ENTIRE CONTRACT

This Contract constitutes the complete and exclusive statement of the terms and conditions governing the agreement between the Parties with regard to the subject matter hereof, and supersedes any prior negotiation, discussion, agreement or understanding regarding such subject matter. Notwithstanding the provisions of the number 8.6 of the Section III of the Bid Guidelines, no representation of any agent, employee or representative of the Parties made prior to the execution of this Contract shall have any validity in construing the terms of this Contract. The following Annexes are incorporated herein and form an indivisible and integral part of this Contract:

Annex 1:	Coordinates and Specifications of the Contract Area

Annex 2:	Form of Corporate Guarantee

Annex 3:	Procedures to Determine the State and Contractor Considerations

Annex 4:	Procedures for Accounting, Reporting and Recovery of Costs.

Annex 5:	Minimum Work Program

Annex 6:	Minimum Scope of the Appraisal Activities

Annex 7:	Appraisal Report

Annex 8:	Minimum Content of the Development Plan

Annex 9:	Form of Exploration Performance Guarantee

Annex 10:	Procurement of Goods and Services

Annex 11:	Procedure for Information Delivery of Consideration to the Mexican Petroleum Fund for Stabilization and Development and its Payment.

Annex 12:	Assets Inventory

Annex 13:	Shared Use of Facilities

Annex 14:	Private Agreement for Joint Bid

ARTICLE 32.

TRANSPARENCY PROVISIONS

32.1 Information Access. The Contractor shall submit the information that CNH may require to comply with Article 89 of the Hydrocarbons Law, including such information referred to in Article 29.2 through the means that CNH determines for such effects. The Contractor shall cooperate with the competent Governmental Authorities in the event such information may require to be disclosed under the terms of the Applicable Laws.

32.2 Conduct of the Contractor and its Affiliates. Each of the Participating Companies and its Affiliates represents and warrants that the directors, officers, advisors, employees and personnel of the Contractor or its Affiliates have not made, offered or authorized, and will not make, offer or authorize at any time any payment, gift, promise or other advantage, directly or through any other Person, for the use or benefit of any public official or any political party, official of a political party or candidate for any political office, for the purpose of: (i) influencing any decision or omission by a public official, political party or candidate, (ii) obtaining or maintaining this Contract or any other business, (iii) approving any Recoverable Cost, or (iv) ensuring any other illegal benefit or advantage for any of the Participating Companies, its

Contract No. CNH-R01-L01-A2/2015

Affiliates, its shareholders or any other Person. Furthermore, each of the Participating Companies shall ensure that it and its Affiliates (i) will conform to and comply with any anti-bribery laws and regulations applicable to them, and (ii) will establish and maintain adequate internal controls for compliance with the terms of this Article 32.2.

32.3 Notice of Investigation. Each of the Participating Companies shall notify CNH and any other competent Governmental Authority: (i) immediately upon becoming aware, or having sufficient reason to assume, that any act contravening the provisions of Article 32.2 has occurred, and (ii) within five (5) Days of gaining knowledge of any investigation or process initiated by any Mexican or foreign authority related to any alleged act that would violate the provisions of this Article 32. In addition, each of the Participating Companies shall keep CNH informed of the progress of the investigation and process through its conclusion.

32.4 Conflict of Interest. Each of the Participating Companies agrees not to incur any conflict between its own interests (including those of its shareholders, its Affiliates and the shareholders of its Affiliates) and the interests of the State in dealings with Subcontractors, customers and any other organization or individual that conducts business with any of the Participating Companies (including its shareholders, its Affiliates and the shareholders of its Affiliates) with respect to the Contractor’s obligations under this Contract.

ARTICLE 33.

COOPERATION ON NATIONAL SECURITY

MATTERS

Aiming the administration of the risks on national security matters, or derived from emergencies, sinister or public order alteration, the Contractor shall provide the facilities required by the competent federal authorities.

ARTICLE 34.

LANGUAGE

The language of this Contract is Spanish. All notices, waivers and other communications in writing or otherwise between the Parties in connection with this Contract shall be made in Spanish. Any translation of this Contract will not be deemed as official.

ARTICLE 35.

COUNTERPARTS

This Contract shall be executed in four (4) counterparts, each having the same meaning and effect, and each of which shall be considered an original.

Contract No. CNH-R01-L01-A2/2015

IN WITNESS WHEREOF, the Parties hereto have executed this Contract on the date first above written.

For the “NATIONAL HYDROCARBONS COMMISSION”	BY “THE CONTRACTOR”
/s/ Juan Carlos Cepeda Molina JUAN CARLOS CEPEDA MOLINA CHAIRPERSON	/s/ Ivan Rafael Sandrea Silva IVAN RAFAEL SANDREA SILVA LEGAL REPRESENTATIVE SIERRA O&G EXPLORACIÓN Y PRODUCCIÓN, S. DE R.L. DE C.V.

/s/ Carla Gabriela Gonzalez Rodriguez

CARLA GABRIELA GONZALEZ RODRIGUEZ

EXECUTIVE SECRETARY

Based on the provisions of articles 20 and Fourth Transitory of the Internal Regulation of the National Hydrocarbons Commission

/s/ Read Bryan Taylor MR. READ BRYAN TAYLOR LEGAL REPRESENTATIVE SIERRA O&G EXPLORACIÓN Y PRODUCCIÓN, S. DE R.L. DE C.V.

/s/ Felipe Ortuño Arzate

FELIPE ORTUÑO ARZATE

GENERAL DIRECTOR OF PETROLEUM POTENTIAL ASSESSMENT

Based on the provisions of articles 20 and Fourth and Fifth Transitory of the Internal Regulation of the National Hydrocarbons Commission, and on the official document number 200.036/15 dated May 18, 2015

/s/ John Ashland Shepherd MR. JOHN ASHLAND SHEPHERD LEGAL REPRESENTATIVE TALOS ENERGY OFFSHORE MEXICO 2, S. DE R.L. DE C.V.

/s/ Gaspa Franco Hernandez

GASPAR FRANCO HERNANDEZ

GENERAL DIRECTOR OF EXTRACTION REPORTS

Based on the provisions of articles 20 and Fourth and Fifth Transitory of the Internal Regulation of the National Hydrocarbons Commission

/s/ Timothy Lloyd Davies Mr. TIMOTHY LLOYD DAVIES LEGAL REPRESENTATIVE PREMIER OIL EXPLORATION AND PRODUCTION MEXICO, S.A. DE C.V.

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FOR THE “JOINT AND SEVERAL OBLIGORS” /s/ Ivan Rafael Sandrea Silva IVAN RAFAEL SANDREA SILVA LEGAL REPRESENTATIVE SIERRA O&G EXPLORACIÓN Y PRODUCCIÓN, S. DE R.L. DE C.V.

/s/ Read Bryan Taylor MR. READ BRYAN TAYLOR LEGAL REPRESENTATIVE SIERRA O&G EXPLORACIÓN Y PRODUCCIÓN, S. DE R.L. DE C.V.

/s/ John Ashland Shepherd MR. JOHN ASHLAND SHEPHERD LEGAL REPRESENTATIVE TALOS ENERGY OFFSHORE MEXICO 2, S DE R. L. DE C.V.

/s/ Timothy Lloyd Davies Mr. TIMOTHY LLOYD DAVIES LEGAL REPRESENTATIVE PREMIER OIL EXPLORATION AND PRODUCTION MEXICO S.A. DE C.V

/s/ Ivan Rafael Sandrea Silva IVAN RAFAEL SANDREA SILVA LEGAL REPRESENTATIVE SIERRA Oil & Gas S. de R.L. de C.V.

/s/ Salvador Beltrán Del Río Madrid Mr. SALVADOR BELTRÁN DEL RÍO MADRID LEGAL REPRESENTATIVE SIERRA Oil & Gas S. de R.L. de C.V.

/s/ William Stanley Moss III Mr. WILLIAM STANLEY MOSS III LEGAL REPRESENTATIVE TALOS ENERGY, LLC

/s/ Timothy Lloyd Davies Mr. TIMOTHY LLOYD DAVIES LEGAL REPRESENTATIVE PREMIER OIL PLC

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ANNEX 1

COORDINATES AND SPECIFICATIONS OF THE CONTRACT AREA

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Coordinates and Specifications of the Contract Area

Estimated surface: 194.452 km2

1.	Coordinates:

Points	Northern Latitude	Western Longitude
1	94°32’00’’	18°21’00’’

2	94°20’00’’	18°21’00’’

3	94°20’00’’	18°16’00’’

4	94°32’00’’	18°16’00’’

2.	Map:

3.	Depth: Without depth restrictions.

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ANNEX 2

FORM OF CORPORATE GUARANTEE

Contract No. CNH-R01-L01-A2/2015

CORPORATE GUARANTEE

EXECUTED BY

[     ]

IN FAVOR OF

NATIONAL HYDROCARBONS COMMISSION

Contract No. CNH-R01-L01-A2/2015

Guarantee Contract

This Guarantee Contract (the “Guarantee”) is entered into this         day of                by and between , a company organized and existing under the laws of                 , in its capacity as guarantor (the “Guarantor”), in favor of the United Mexican States, through the National Hydrocarbons Commission of Mexico, as beneficiary (the “Beneficiary”), with regard to the Contract for Exploration and Extraction of Hydrocarbons under Production Sharing Modality, dated    ,                among the Beneficiary and                         (the “Participating Company”) (as it may be amended in accordance with its terms, the “Contract”). All capitalized terms used but not otherwise defined in this Guarantee shall have the meaning ascribed to such terms in the Contract.

ARTICLE 1

GUARANTEE

(a) The Guarantor, as principal obligor and not merely as surety, hereby absolutely, unconditionally and irrevocably guarantees to the Beneficiary the full, due and complete payment of any and all amounts that the Participating Company shall owe the Beneficiary under the Contract, as well as the due and punctual performance of any and all obligations of the Participating Company under the Contract. This Guarantee is a guarantee of payment and performance and not merely a guarantee of collection and shall remain in full force and effect until all obligations of the Participating Company guaranteed hereunder have been paid or performed in their entirety, subject to Article 2 of this Guarantee. To the extent permitted by the Applicable Laws, the Guarantor waives all defenses or benefits the Guarantor may have under law or otherwise in its capacity as surety or guarantor.

(b) The guarantee of payment and performance provided in this Guarantee is a continuing, absolute and unconditional guarantee and shall apply to all obligations under the Contract as they arise. Without limiting the generality of the foregoing, the guarantee of the Guarantor shall not be released, discharged or otherwise affected by: (i) any changes in the name, authorized activities, legal existence, structure, personnel or direct or indirect ownership of the Participating Company; (ii) the insolvency, bankruptcy, reorganization or any other similar proceeding affecting the Participating Company or its respective assets, or (iii) any other act or omission or delay of any kind by the Participating Company, the Beneficiary or any other Person.

(c) To the extent permitted by the Applicable Laws, the Guarantor agrees that, without notice and without requiring any confirmation, consent or additional guarantee on its part, the obligations of the Participating Company guaranteed hereunder may be from time to time, in accordance with the Contract, renewed, extended, increased, accelerated, modified, amended, settled, waived, released or rescinded, all of the foregoing without impairing or affecting in any way the obligation of the Guarantor in accordance with this Guarantee. The Beneficiary shall not be required to exercise any right or remedy against the Participating Company before having the right to demand performance or receive payment from the Guarantor of the obligations guaranteed hereunder.

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ARTICLE 2

REINSTATEMENT

The obligations of the Guarantor under this Guarantee shall be automatically reinstated in the event and to the extent that for any reason, any payment or performance by or on behalf of the Participating Company relating to the obligations guaranteed hereunder shall be recovered from or returned by the Beneficiary or other party as a result of any bankruptcy, insolvency, reorganization or other proceeding.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants that: (i) it has full legal authority to execute and perform this Guarantee, (ii) it has complied with all corporate and other requirements for the execution and performance of this Guarantee, (iii) it has obtained all corporate and other authorizations necessary for the execution and performance of this Guarantee, and (iv) this Guarantee is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

ARTICLE 4

VALIDITY

If any provision of this Guarantee or the application of such provision to any circumstance is declared to be in any way invalid or unenforceable, the other provisions of this Guarantee and the application of such provision to other circumstances shall not be affected thereby.

ARTICLE 5

GOVERNING LAW AND ARBITRATION

(a) This Guarantee shall be governed by and construed in accordance with the federal laws of the United Mexican States.

(b) The Guarantor and the Beneficiary agree that the provisions of Article 26 of the Contract shall apply to any dispute arising under or related to this Guarantee. The Guarantor agrees that, upon request of the Beneficiary, any dispute resolution proceeding under this Guarantee may be consolidated with any arbitration instituted under the Contract. When the parties to the arbitration are required to name any member of the tribunal, the Guarantor and, as the case may be, the Contractor and any other guarantor shall jointly name an arbitrator.

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(c) The Guarantor agrees to pay any and all reasonable and documented Costs, expenses and fees, including attorney’s fees, which the Beneficiary may incur in connection with the enforcement of this Guarantee.

ARTICLE 6

NOTICES

Any notice or other communication related to this Guarantee shall be in writing and shall be delivered personally, by courier, by certified or registered mail (or in a manner substantially similar to mail) as follows:

If to CNH:

If to the Participating Company:

If to the Guarantor:

Either party to this Guarantee may, by written notice to the other, change the address to which notices to such party shall be sent. Any notice or other communication shall be considered to have been given upon receipt by the addressee. Any communications related to this Guarantee shall be in Spanish.

ARTICLE 7

LANGUAGE

This Guarantee is executed in Spanish. Any translation of this Guarantee shall be for convenience purposes only and shall not be considered in its interpretation.

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ARTICLE 8

COUNTERPARTS

This Guarantee may be executed by the parties in separate counterparts, each of which when signed and delivered shall be deemed to be an original, but which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Guarantee on the date first above written.

[ ], as Guarantor

By:
Name:
Title:

AGREED AND ACCEPTED:
NATIONAL HYDROCARBONS COMMISSION
As Beneficiary

By:
Name:
Title:

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ANNEX 3

PROCEDURES TO DETERMINE

STATE AND CONTRACTOR CONSIDERATIONS

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PROCEDURES TO DETERMINE

STATE AND CONTRACTOR CONSIDERATIONS

This Annex establishes the terms and conditions under which the calculations and payment of the applicable Considerations under this Contract shall be carried out for any Month during the full term of this Contract, under the provisions of the Hydrocarbons Revenue Law prevailing at the time of the awarding of this Contract.

1.	Contractual Price

1.1	The Contractual Price for each type of Hydrocarbon will be determined based on the provisions of the Hydrocarbon Revenues Law, in accordance with the procedure established in this Annex 3.

1.2	Each Period, the Considerations indicated in Articles 16.2 paragraphs (b) and (c), and 16.3 paragraphs (a) and (b) will be calculated based on the Contractual Price of each type of Hydrocarbon, that shall be determined based on the criteria established in this Annex 3.

1.3	For purposes of this Annex 3, t shall mean the sub index corresponding to the Period. In case the Petroleum Activities are conducted during a Period which does not encompass a complete Month, the Period shall be the number of Days during which this Contract was actually in effect.

1.4	The Contractual Price of Crude Oil per Barrel will be determined as follows:

(a)	In case that during the Period the Contractor markets under Market Rules at least fifty percent (50%) of the Crude Oil volume delivered to it during the Period or there is a commitment for such marketing (including long term sale contracts under which the price is determined by Market Rules), the Contractual Price of Crude Oil for the Period in which the marketing is registered shall be equal to the average observed sale price weighted by the corresponding volume, that the Contractor has marketed or committed to market.

In the case of any volume that the Contractor sells or delivers to an Affiliate or a related party, which is in turn marketed to a third party without any intermediate treatment or processing, the sales price and volume corresponding to such Affiliate or related party transaction with a third party, may be considered in the calculation of the Contractual Price of Crude Oil during the Period.

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(b)	In case that, during the Period, the Contractor does not market under Market Rules at least fifty per cent (50%) of the Crude Oil volume delivered to it in the Period, but the Marketer has registered marketing of the Crude Oil corresponding to the Contract Area based on Market Rules, the Contractual Price of Crude Oil shall be equal to the average price, weighted by the corresponding volume, reported by the Marketer.

(c)	If at the end of the corresponding Period the Contractor has not registered marketing under Market Rules, of at least fifty percent (50%) of the Crude Oil volume delivered to him during the Period, or by the Marketer, the Contractual Price of Crude Oil shall be calculated based on the corresponding formula as a function of the API grade and sulfur content corresponding to the Crude Oil extracted within the Contract Area during the Period. The foregoing considering the prices for Light Louisiana Sweet (LLS) and Brent marker crudes, published during the Period by an international company specialized in the publishing of reference information on prices, according to the following:

i.	If the Contractor marketed less than fifty percent (50%) of the Crude Oil volume delivered to it during the Period, or if marketing was carried out by the Contractor or the Marketer with Related Parties, the Contractual Price of the Crude Oil will be the average of the prices calculated using the corresponding formula at the date of each marketing transaction, using the marker prices for such date, weighted by the volume involved in each transaction carried out during the Period.

ii.	If there was no marketing because the volume of Crude Oil produced in the period and registered at the Measurement Point was kept in storage under the ownership of the Contractor or the Marketer, the Contractual Price of Crude Oil will be calculated using the corresponding formula, considering the simple average of the marker prices during the Period.

The referenced formulas to calculate the Contractual Price of the Crude Oil are:

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Where:

PCP,t	=	Contractual Price of Crude Oil in Period t.

API	=	Adjustment parameter for quality, using weighted average API Grade of Crude Oil produced in the Contract Area.

LLS t	=	Average market price of Louisiana Light Sweet Crude (LLS) in Period t.

Brent t	=	Average market price of Brent Crude [ICE] in Period t.

S	=	Adjustment parameter for quality, using the value of the weighted average sulfur content of the Crude Oil produced in the Contract Area using two decimal points (for example, 3.00 will be used for 3%).

The formulas to calculate the Contractual Price may be updated in this Contract to reflect the structural adjustments in the Hydrocarbons market, based on the information that the Ministry of Finance publishes in the annual report referenced in article 5 of the Hydrocarbon Revenues Law.

In case that prices for LLS and Brent marker crudes are no longer published, the Ministry of Finance shall establish a new formula taking into account other marker crudes that have trading liquidity and reflect market conditions.

In case a Crude Oil in the market has the same quality characteristics (same API grade and sulfur content) than that of the Crude Oil produced in the Contract Area during the corresponding Period, the Contractual Price of Crude Oil used according to this subparagraph (c) , may be calculated considering the referenced market price that is Free On Board (FOB), instead of estimated value using the corresponding formula.

Regarding the previous paragraph, the Contractor must present the documents with the verifiable information, published during the Period by an international company specialized in publishing reference information on prices, which proves that the proposed Crude Oil has the same API grade and sulfur content than that of the Crude Oil produced in the Contract Area, according to the measurements carried out by CNH during the Period.

(d)	In case that the Contractual Price of Crude Oil in the immediately preceding Period or in the two immediately preceding Periods was determined using the formulas established in subparagraph (c) of this subsection, and that during the Period there is marketing of Crude Oil under Market Rules by the Contractor or the Marketer in accordance with subparagraphs (a) and (b) of this subsection, the Contractual Price of Crude Oil during the Period will be determined using the following formula, as long as the difference between the estimated price based on the formula and the observed price during the marketing of Crude Oil based on Market Rules in Period t is less than or equal to fifty per cent (50%) of the observed price:

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Where:

PCP,t = Contractual Price of Crude Oil in Period t.

Pricetrading = Observed Price in marketing of Crude Oil based on Market Rules during Period t.

= Sum of volume of production of Crude Oil registered at Measurement Point during Periods t, t - 1 and if applicable, t - 2.

=Sum of Contractual Value of Crude Oil during Period t - 1, and if applicable, t- 2.

VPP,t = Volume of production of Crude Oil registered at the Measurement Point during Period t.

In case that the difference between the price estimated by the formula and the observed price during the Crude Oil marketing based on Market Rules during the Period t is greater than fifty percent (50%) of the observed price, the Contractual Price of Crude Oil shall be determined as follows:

i.	If the price estimated by the formula is greater than the observed price, the Contractual Price shall be:

ii.	If the price estimated by the formula is less than the observed price, the Contractual Price shall be:

Any variation in the Contractual Value of Crude Oil produced during the preceding Period or the two immediately preceding Periods, which persists considering the determination of the Contractual Price in accordance with this subparagraph (d) and the price observed under Market Rules, may be settled within the three (3) following Periods through the adjustments determined by the Ministry of Finance, as part of its verifications functions, in accordance with subsection 8.4 of this Annex 3.

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(e)	In order for the price resulting from the marketing carried out by the Contractor to be considered in the determination of the Contractual Price of Crude Oil, the Contractor must have indicated prior to the closing of the Period the relevant characteristics of the marketing carried out, including the aspects to determine the applicable price under Market Rules. Notwithstanding the foregoing, the Contractor shall report the total revenues, the volume of Crude Oil and the average weighted price it obtains, derived from the marketing of the Crude Oil allocated to it as Considerations.

1.5	The Contractual Price of the Condensates will be determined per Barrel based on the following:

(a)	In case that during the Period the Contractor markets under Market Rules at least fifty percent (50%) of the volume of Condensates delivered to it during the Period based on Market Rules or there is a commitment for such marketing, including long term sale contracts under which the price is determined by Market Rules, the Contractual Price of Condensates during the Period in which the marketing is reported shall be equal to the average observed sale price weighted by the corresponding volume in each case, that the Contractor has marketed or committed to market.

In the case of any volume that the Contractor sells or delivers to an Affiliate or a related party, which is in turn marketed to a third party without any intermediate treatment or processing, the sale price and volume corresponding to such Affiliate or related party transaction with a third party may be considered in the calculation of the Contractual Price of Condensates in the Period.

(b)	In case that during the Period the Contractor does not market under Market Rules at least fifty per cent (50%) of the Condensates volume delivered to it during the Period, but the Marketer has registered marketing of the Condensates corresponding to the Contract Area based on Market Rules, the Contractual Price of Condensates during the Period shall be equal to the average price weighted by the corresponding volume, reported by the Marketer.

(c)	If at the end of the Period neither the Contractor or the Marketer have registered marketing under Market Rules of at least fifty percent (50%) of the volume of Condensates delivered to the Contractor, , during the Period, the Contractual Price shall be calculated considering the average price for Brent marker crude published during Period t by an international company specialized in the publishing of reference information on prices, according to the following:

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i.	If the Contractor marketed less than fifty percent (50%) of the volume of Condensates delivered to it in the Period, and the Marketer performed no transaction, or if marketing was carried out by the Contractor or Marketer with related parties, the Contractual Price of the Condensates will be the average of the prices calculated using the formula at the date of each marketing transaction, using the crude marker price at such date, weighted by the volume involved in each transaction carried out during the Period.

ii.	If there was no marketing because the volume of Condensates produced during the Period and registered at the Measurement Point was kept in storage under the ownership of the Contractor or the Marketer, the Contractual Price of the Condensates will be calculated using the corresponding formula, considering the simple average of the marker price during the Period.

The formula to calculate the Contractual Price of the Condensates is:

PCC,t = 6.282 + 0.905BrentP,t

Where:

PCC,t     =         Contractual Price of Condensates during Period t.

BrentPt             =             Price of Brent Crude ICE iduring Period t.

The formula to determine the Contractual Price may be updated in this Contract to reflect structural adjustments in the Hydrocarbons market, based on information published by the Ministry of Finance in the annual report referenced to in article 5 of the Hydrocarbon Revenues Law.

In the event that the price for the Brent marker crude are no longer published, the Ministry of Finance shall establish a new formula considering another marker or markers that have trading liquidity and reflect market conditions.

(d)	In the event that the Contractual Price of Condensates in the immediately preceding Period or in the two Immediately Preceding Periods was determined using the formula established in subparagraph (c) of this subsection, and that during said Period there is marketing of Condensates by the Contractor or the Marketer in accordance with subparagraphs (a) and (b) of this subsection, the Contractual Price of Condensates in the Period will be determined using the following formula, as long as the difference between the estimated price based on the formula and the observed price during the marketing of Condensates based on Market Rules in Period t is less than or equal to fifty per cent (50%) of the observed price:

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Where:

PCC,t = Contractual Price of Condensates during Period t.

Pricetradingt = Observed Price in marketing of Condensates based on Market Rules in Period t.

= Sum of Volume of Production of Condensates registered at Measurement Point during Periods t, t - 1, and if applicable, t - 2.

= Sum of Contractual Value of Condensates during Period t - 1, and if applicable, t - 2.

VPC,t = Volume of production of Condensates registered at the Measurement Point during Period t.

In case that the difference between the price estimated by the formula and the observed price during the Condensates marketing based on Market Rules during the Period t is greater than fifty percent (50%) of the observed price, the Contractual Price of the Condensates shall be determined as follows:

i.	If the price estimated by the formula is greater than the observed price, the Contractual Price shall be:

ii.	If the price estimated by the formula is less than the observed price, the Contractual Price shall be:

Any variation in the Contractual Value of Condensates produced during the preceding Period or the two immediately preceding Periods, which persists considering the determination of the Contractual Price in accordance with this subparagraph (d) and the price observed under Market Rules, may be settled within the three (3) following Periods through the adjustments determined by the Ministry of Finance, as part of its verifications functions, in accordance with subsection 8.4 of this Annex 3.

(e)	In order for the price resulting from the marketing carried out by the Contractor to be considered in the determination of the Contractual Price of the Condensates, the Contractor must have indicated prior to the closure of the Period the relevant characteristics of the marketing carried out, including the aspects to determine the applicable price based on Market Rules. Notwithstanding the foregoing, the Contractor shall report the total revenues, the volume of Condensates and the average weighted price, it obtains as a result of the marketing of the Condensates allocated to it as Consideration.

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1.6	The Contractual Price of Natural Gas and its components will be determined separately per thermal unit (million BTU) in accordance with the following:

(a)	The Contractual Price of Natural Gas will consider, in the relevant proportion, the value per unit and the volume corresponding to the marketing of Natural Gas (methane) and each one of its other components (ethane, propane and butane).

(b)	In the case that during the Period the Contractor markets under Market Rules at least fifty percent (50%) of the Natural Gas volume delivered to it in the Period based on Market Rules or if there is a commitment for such marketing (including long term sale contracts under which the price is determined by Market Rules), the Contractual Price of Natural Gas in the Period in which the marketing is registered shall be equal to the average observed sale price, weighted by the thermal equivalent in millions of BTU of the corresponding volume in each case, which the Contractor has marketed or committed to market.

In case that any volume that the Contractor sells to an Affiliate or a related party is in turn marketed to a third party without any intermediate treatment or processing, the sale price and volume corresponding to such Affiliate or related party transaction with the third party may be considered for the calculation of the Contractual Price of Natural Gas during n the Period.

(c)	In case that during the Period the Contractor does not market under Market Rules at least fifty per cent (50%) of Natural Gas volume delivered to it during the Period, based on Market Rules, but the Marketer has registered marketing of Natural Gas based on the Market Rules the Contractual Price of Natural Gas during the Period shall be equal to the average price, weighted by the thermal equivalent in millions of BTU of the corresponding volume, reported by the Marketer.

(d)	If at the end of the Period the Contractor does not market under Market Rules at least fifty percent (50%) of the Natural Gas volume delivered to it during the Period based on Market Rules, and the Marketer did not perform any transaction, or if marketing was carried out by the Contractor or the Marketer with related parties, the Contractual Price of Natural Gas shall be the average of the prices determined based on the daily prices set by the Energy Regulatory Commission for the point at which Natural Gas produced pursuant to this Contract enters the Integrated National Transportation and Storage System at the date of each marketing transaction, weighted by the thermal equivalent in millions of BTU of the volume involved in each transaction carried out during the Period.

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(e)	In case the Contractual Price of Natural Gas in the immediately preceding Period or in the two immediately preceding Periods were determined using the formula established in subparagraph (d) of this subsection, and that during the corresponding Period there is marketing of Natural Gas under Market Rules by the Contractor or the Marketer in accordance with subparagraphs (b) and (c) of this subsection, the Contractual Price of Natural Gas during the Period will be determined using the following formula, as long as the difference between the estimated price based on the formula and the observed price during the marketing of Natural Gas based on Market Rules during Period t is less than or equal to fifty per cent (50%) of the observed price:

Where:

PCG,t = Contractual Price of Natural Gas during Period t.

Pricetradingt = Price observed in the marketing of Natural Gas under Market Rules during Period t.

= Sum of the Volume of Production of Natural Gas registered at the Measurement Point during Periods t, t - 1 and if applicable, t - 2.

= Sum of Contractual Value of Natural Gas during Period t - 1, and if applicable, t - 2.

VPG,t = Volume of Production of Natural Gas registered at the Measurement Point during Period t and expressed in its thermal equivalent in millions of BTU, in the case of Natural Gas (methane) or each Natural Gas components (ethane, propane and butane) in its applicable proportion.

In case the difference between the price estimated by the formula and the observed price during the Condensates marketing based on Market Rules in the Period t is greater than fifty percent (50%) of the observed price, the Contractual Price of Natural Gas shall be determined as follows:

i.	If the price estimated by the formula is greater than the observed price, the Contractual Price shall be:

ii.	If the price estimated by the formula is less than the observed price, the Contractual Price shall be:

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Any variation in the Contractual Value of Natural Gas produced during the preceding Period or the two immediately preceding Periods, which persists considering the determination of the Contractual Price in accordance with this subsection (e) and the price observed under Market Rules, may be settled within the three (3) following Periods through the adjustments determined by the Ministry of Finance, as part of its verifications functions, in accordance with subsection 8.4 of this Annex 3.

(f)	In order for the price resulting from the marketing carried out by the Contractor to be considered in the determination of the Contractual Price of the Natural Gas, the Contractor must have indicated prior to the closure of the Period the relevant characteristics of the marketing carried out, including the aspects to determine the applicable price under Market Rules. Notwithstanding the foregoing, the Contractor shall report the total revenues, the volume of Natural Gas and the average weighted price it obtains, derived from the marketing of the Natural Gas allocated to it as Consideration.

1.7	In each Period, in the case of Hydrocarbon sales by the Contractor or the Marketer that are not free on board (FOB) at the Measurement Point, the Contractual Price at the Measurement Point shall be the equivalent, in Dollars per the respective measurement unit, of the observed net revenues received for the marketing of each type of Hydrocarbon, considering the observed necessary costs of transportation, Storage, logistics and all other costs incurred for the transfer and marketing of Hydrocarbons between the Measurement Point and the point of sale, divided by the volume of Crude Oil, Condensates and Natural Gas, as applicable, measured at the Measurement Point.

In these cases, the Contractual Price for the Period will be adjusted considering a reduction of the established value pursuant to subsections 1.4 and 1.6 of this Annex 3. Said reduction shall be equal to the result of dividing the total costs of transportation, Storage and logistics incurred for each type of Hydrocarbon and reported during the Period, by the volume of Hydrocarbons measured and registered during the Period.

1.8	For purposes of subsection 1.7 above, only justifiably necessary costs will be considered, including those for the contracting of transportation services and infrastructure for transportation, Storage, treatment, conditioning, processing, liquefying (in the case of Natural Gas), marketing and insurance.

In any case costs incurred for transportation, Storage and logistics shall conform to Market Rules and to the applicable published regulated rate. In case the referenced costs result from agreements with related parties, the rules relating to transfer prices established in Annex 4 shall be followed.

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1.9	The following costs will not be included among the necessary costs of transportation, Storage and logistics referenced in subsection 1.7:

(a)	Costs of marketing services or financial costs associated with the coverage of these Hydrocarbons;

(b)	Interest or other costs associated with financing activities;

(c)	Costs resulting from acts of negligence or willful misconduct by the Contractor or from actions by the Contractor which infringe the Applicable Laws;

(d)	Costs associated with addressing spills or environmental emergencies resulting from negligent or intentional acts by the Contractor;

(e)	Tax Obligations that become applicable, and

(f)	Sanctions or penalties.

1.10	The information related to the determination of Contractual Prices must be presented and registered by conduit of the Operator through an IT system that the Fund will make available to the Contractor.

2.	Contractual Value of Hydrocarbons during Period t.

2.1	The Contractual Value of the Hydrocarbons will be determined using the following formula:

VCHt =VCP,t + VCG,t + VCC,t

Where:

VCHt = Contractual Value of Hydrocarbons during Period t.

VCP,t = Contractual Value of Crude Oil during Period t.

VCG,t = Contractual Value of Natural Gas during Period t.

VCC,t = Contractual Value of Condensates during Period t.

In case that Hydrocarbon spills occur due to emergencies or disaster situations, recovered Hydrocarbon volumes during the conduction of response activities to such emergencies or disaster situations will be considered for the calculation of the Contractual Value of each type of Hydrocarbons.

2.2	The following formulas will be used to calculate the contractual value of each type of Hydrocarbon:

(a)	Contractual Value of Crude Oil during Period t.

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VCP,t = PCP,t * VPP,t

Where:

VCP,t = Contractual Value of Crude Oil during Period t.

PCP,t = Contractual Price of Crude Oil during Period t. The price of Crude Oil produced in the Contract Area, in Dollars per Barrel, determined each Period at the Measurement Point, in accordance with subsection 1.4 of this Annex 3.

VPP,t = Net volume of Crude Oil production registered at the Measurement Point during Period t.

(b)	Contractual Value of Condensates during Period t.

VCC,t = PCC,t * VPC,t

Where:

VCC,t = Contractual Value of Condensates during Period t.

PCC,t = Contractual Price of Condensates during Period t: The price of Condensates produced in the Contract Area, in Dollars per Barrel, determined each Period at the Measurement Point, in accordance with subsection 1.5 of this Annex 3.

VPC,t = Net volume of Production of Condensates registered at the Measurement Point during Period t.

(c)	Contractual Value of Natural Gas duringPeriod t.

Where

VCG,t = Contractual Value of Natural Gas duringPeriod t.

i = Each one of the product that make up Natural Gas, whether they may be methane, ethane, propane or butane.

PCG,t,i = Contractual Price of each component that constitutes Natural Gas during Period t, in Dollars, per million BTU, determined each Period at the Measurement Point, in accordance with subsection 1.6 of this Annex 3.

VPG,t,i = Net volume of Production registered at the Measurement Point during Period t and expressed in its thermal equivalent in millions of BTU, whether it be the case of Natural Gas (methane) or each one of its components (ethane, propane and butane).

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3.	Recovery of Costs

3.1	The Cost Recovery Percentage for each Period applicable for this Contract during its full term will be sixty percent (60%).

3.2	The Recoverable Costs Limit shall be the product of multiplying the Recoverable Costs Percentage by the sum of the Contractual Value of the Hydrocarbons and the other revenues indicated in subsection 8.5 of this Annex 3 in the relevant Month.

3.3	The Consideration regarding Reimbursement of Recoverable Costs will be the smaller between the Recoverable Costs Limit applicable during the Period and an amount equal to the recognized Costs that are Recoverable Costs during the Period pursuant to Annex 4 of this Contract and to the related guidelines issued by the Ministry of Finance prevailing at the time of the award of this Contract. The resulting amount will be the Recoverable Costs recognized as recovered by the Contractor during the Period.

3.4	In the event that, during any Month, the aggregate amount of all outstanding Recoverable Costs is greater than the Recoverable Costs Limit, in such Month the Contractor will only have the right to receive an amount equal to the Recoverable Costs Limit for such Month. The portion of recognized Recoverable Costs not recovered in a specific Period will be credited as a Recoverable Cost in subsequent Periods, without accruing any type of interest.

3.5	Any remaining unpaid balance of the Recoverable Costs upon termination of this Contract will be deemed extinguished, and the Contractor will not have any right to receive, claim or request payment of such unpaid balance.

3.6	The Fund will determine the recognized Costs that are recoverable during the Period based on the information related to the Costs that the Contractor, by conduit of the Operator, registers through an IT system that the Fund will make available to the Contractor for such purposes, and on the information related to the Budgets and Work Programs approved by CNH.

4.	Operating Profit

4.1	The Operating Profit will be determined for each Period and will be obtained by subtracting from the value that results from the sum of the Contractual Value of Hydrocarbons and other revenues indicated in subsection 8.5 of this Annex 3, the Recoverable Costs Reimbursement and the Royalties actually paid to the State, in accordance with the following formula:

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UOt	=	Operating Profit during Period t.

lAT	=	Additional revenues indicated in subsection 8.5 of this Annex 3.

VCHt	=	Contractual Value of the Hydrocarbons during

Period CRt	=	Recovery of Costs during Period t.

Rt	=	Royalties actually paid to the State during Period t.

5.	Consideration as Percentage of Operating Profit

5.1	The State will receive fifty-five percent point ninety-nine (55.99%) of the Operating Profit for the relevant Month.

5.2	The Contractor will receive the remaining percentage of the Operating Profit in such Month, after the share of the Operating Profit allocated to the State is paid in kind, which is delivered to the Marketer.

5.3	The percentages established in subsections 5.1 and 5.2 will be adjusted pursuant to the Adjustment Mechanism established in section 8.3 of this Annex 3.

6.	Operating Result of the Contractor

6.1	The operating result of the Contractor for each Period will consist of the sum of the Considerations to which the Contractor is entitled pursuant to this Contract during the Period, including those derived from the revenues indicated in subsection 8.5 of this Annex 3, minus an amount equal to the Costs recorded during the same Period in accordance with Annex 4.

6.2	In order to calculate the operating result of the Contractor, the Costs corresponding to the Minimum Work Program and Minimum Program Increase will be multiplied by a factor of 3 in accordance with the formula indicated in subsection 6.3 of this Annex 3.

6.3	The determination of the operating result of the Contractor will be calculated in accordance with the following formula:

ROCt = UOt × SCAt + CRt - Ct - 3 × PMt,

Where:

ROCt = Operating result of Contractor during Period t

UOt = Operating Profit during Period t.

SCAt = Contractor’s Share in Period t determined based on the Adjustment Mechanism.

CRt = Recoverable Costs Recognized during Period t.

Ct = Eligible Costs recorded in the same Period pursuant to Annex 4 different from the costs contemplated in the Minimum Work Program and the Minimum Program Increase.

PMt = Eligible Costs registered during the same Period in accordance with Annex 4, which are contemplated in the Minimum Work Program and Minimum Program Increase.

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7.	Metrics of Operating Result before Taxes of the Contractor (MRO)

7.1	The monthly index of operating results before taxes for Period t (rt ) will be calculated in accordance with the following equation:

Where:

rt = Monthly index of operating results before taxes of Contractor for Period t.

i = Index of the sum indicating the Period running from the initial Month of the Effective Date through the last referenced Period.

ROCi = Operating result of the Contractor for Period i.

S= Indicates the sum of the indexed elements i.

7.2	The Metrics of the operating result of the Contractor before taxes for the Period t (MROt) will be calculated as the annualized rate of the monthly index of the operating result before taxes for the Period t, in accordance with the following expression:

MROt = (1 + rt )12 – 1

Where:

MROt= Metric of the operating results before Contractor’s taxes for Period t.

rt= Monthly index of the operating results before Contractor’s taxes for the Period t.

7.3	In the event that in one or more Periods there are multiple results for the MRO, the value which represents the smallest variation with regards to the value assigned to the MRO during the immediately preceding Period will be used. In the event that in one or more Periods it is not possible to define a value for the MRO, zero shall be used as the applicable value.

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8.	Procedures to Calculate Considerations

8.1	Royalties

The amount of the Royalties will be determined for each type of Hydrocarbon by applying the rate corresponding to the Contractual Value of the Crude Oil, the Contractual Value of the Natural Gas and the Contractual Value of the Condensates produced during the Period. In the case of Natural Gas, the amount of Royalties will be determined separately whether it be Natural Gas (methane), or each one of its other components (ethane, propane and butane) considering the rate and the Contract Value for each one, determined based on the Contractual Price and the volume of each one of the above mentioned products.

The mechanism to determine the Royalties will be adjusted each Year in the month of January based on the first publication of the annual change observed in the month of December of the prior Year (hereinafter pn-1) in the Producer Price Index of the United States of America or its substitute , using the year 2015 as the base Year, and making the first adjustment in the second half of the month of January of 2016. The process to determine the amounts payable will be the following:

(a)	The following rate will be applied to the Contractual Value of the Crude Oil:

i.	When the Contractual Price of Crude Oil is less than An, the following will be applied:

Rate = 7.5%

To adjust for inflation, the parameter Anwill be adjusted annually according to the following formula:

Where An takes values from the base Year through the last reference

Year, in the Base Year and n specifies the corresponding Year

ii.	When the Contractual Price of Crude Oil is equal to or greater than An :

Rate = [(Bn * Contractual Price of Crude Oil) + 1.5]%

To adjust for inflation, the parameter Bn will be updated annually in accordance with the following formula:

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Where Bn takes values from the base Year through the last Year of reference, B0 = 0.125 in the base Year and n indicates the corresponding Year.

(b)	The following rate will be applied to the Contractual Value of Associated Natural Gas:

Rate=	Contractual Price of Natural Gas

Cn

To adjust for inflation, the parameter Cn will be updated annually in accordance with the following formula:

Where Cn, takes values from the base Year through the last reference Year,

C0 = 100 in the base Year and n indicates the corresponding Year.

(c)	The following rate will be applied to the Contractual Value of Non-Associated Natural Gas:

i.	When the Contractual Price of Non Associated Natural Gas is less than or equal to Dn, the Rate will be 0%.

To adjust for inflation, the parameter Dn will be updated annually in accordance with the following formula:

Where Dn takes values from the base Year through the last reference year, in the Base Year and n specifies the corresponding Year.

ii.	When the Contractual Price of Natural Gas is greater than Dn and less than En, the rate will be calculated in accordance with the following formula:

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To adjust for inflation, the parameter En will be updated annually in accordance with the following formula:

Where En takes values from the base Year through the last reference Year, in the Base year and n specifies the corresponding year.

iii.	When the Contractual Price of Natural Gas is equal to or greater than En:

Rate=	Contractual Price of Natural Gas

Fn

To adjust for inflation, the parameter Fn is updated annually in accordance with the following formula:

Where Fn takes value from the base Year through the last Year of reference,

F0 = 100 in the base Year and n indicates the corresponding Year.

(d)	The following rate will be applied to the Contractual value of the Condensates:

i.	When the Contractual Price of the Condensates is less than Gn, the following will apply:

Rate= 5%

To adjust for inflation, the parameter Gn is updated annually in accordance with the following formula:

Where Gn takes values from the base Year through the last Year of reference, in the base Year and n indicates the corresponding Year.

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ii.	When the Contractual Price of the Condensates is equal to or greater than Gn:

Rate = [(Hn * Contractual Price of the Condensates) – 2.5]%

To adjust for inflation, the parameter Hn is updated annually in accordance with the following formula:

Where Hn takes values from the base Year through the last Year of reference, H0 = 0.125 in the base Year and n indicates the corresponding Year.

The Producer Price Index of the United States of America referred to in this section will correspond to the first index published by the Bureau of Labor Statistics of the United States of America, identified as WPU00000000 without seasonal adjustment, which represents the index of all merchandise, or, if applicable, a substitute index designated by the issuing institution. In case of adjustments or revisions to such price index, the first version published shall prevail. If the reference index is changed, the Ministry of Finance will announce the new reference.

8.2	Contract Fee for the Exploratory Phase

Monthly payment of the Contract Fee for the Exploratory Phase made to the State by the part of the Contract Area that does not have a Development Plan approved by CNH will be made in cash in accordance with the following fees:

(a)	During the first 60 Months of the term of the Contract:

1,150 Mexican pesos per square kilometer.

(b)	Beginning in Month61 of the term of the Contract and through the end of its term:

2,750 Mexican pesos per square kilometer.

The amounts for the monthly fees will be updated each Year in accordance with the Applicable Laws, on January 1st, considering the Period starting from the thirteenth immediately preceding Month and until the last Month in which the update is made, applying the update factor that results from dividing the National Consumer Price Index of the immediately preceding Month to the most recent of the Period by the National Consumer Price Index corresponding to the immediately preceding Month to that of the furthermost oldest Period, published by the National Institute of Statistics and Geography or if applicable its substitute index.

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8.3	Adjustment Mechanism

The Consideration as a percentage of the Operating Profit to be received by the State shall be adjusted in accordance with the following formula:

SGt = 100% - SCAt

SGt	=	Percentage of Operating Profit received by the State during Period t.

SCAt	=	Adjusted percentage of Operating Profit received by the Contractor during Period t.

The adjusted percentage of Operating Profit received by the Contractor during Periot(SCAt) will be calculated as follows:

(a)	When the metrics of the operating result, before taxes, of the Contractor for the Period immediately preceding the relevant Period (MROt-1) is less than the value U1, the percentage of the Operating Profit received by the Contractor will be SC1.

(b)	When the value of the metrics of the operating results, before taxes, of the Contractor for the Period immediately preceding the relevant Period (MROT-1) is between U1 and U2, the percentage of Operating Profit received by the Contractor, SCAt, will be determined in accordance with the following formula:

Where:

SCAt	=	Adjusted percentage of Operating Profit received by the Contractor during Period t.

SC1	=	Percentage of Operating Profit received by the Contractor at commencement of the term of the Contract = forty-four percent point zero one (44.01%).

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SC2	=	Minimum percentage of Operating Profit received by the Contractor, equivalent to SC1 multiplied by a factor of 0.25.

MROt-1	=	Metrics of the operating result before taxes of the Contractor during Period t-1.

U1	=	25%

U2	=	40%

(c)	When the metrics of the operating result before taxes of the Contractor for the Period immediately preceding the relevant Period (MROt-1) is greater than the value U2, the percentage of Operating Profit received by the Contractor shall be SC2.

8.4	Other adjustments of the Considerations

In accordance with Chapter III of Title Second of the Hydrocarbon Revenues Law, the Ministry of Finance has verification powers which may result in adjustments of the Considerations in the event of variations during the corresponding Period, during the preceding Period or Periods, in the determination of the Contractual Prices or the measurement of net volume produced, or as a result of the procedures for recording and recognizing costs and for auditing established in this Contract.

8.5	Other Income

(a)	The additional revenues received by the Contractor for the provision of services to third parties in accordance with Annex 13 or derived from the sale or disposal of Sub-Products, shall be deemed as Contract revenues.

(b)	The Contractor will be responsible for the registry of the information and documentation related to the additional revenues indicated in this subsection.

9.	Procedures for payment of Considerations

9.1	The Considerations established in this Contract will be paid in kind to the State and the Contractor at the Measurement Point or will be paid in cash, as applicable, no later than the 15th Business Day of the subsequent Period.

9.2

The Hydrocarbons within the Contract Area and up to the Measurement Point are property of the State, with respect to those Hydrocarbons that, pursuant to the Contract, correspond to the Contractor as a payment of the Considerations of the Contractor. The State shall maintain such property until it is delivered to the Contractor as payment of the Considerations made by the Fund, through CNH, at the Measurement Point. To these

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effects, the delivery of those Hydrocarbons registered in accordance with this Annex 3 and Annex 11 at the Measurement Point shall lead to the immediate legal delivery to the Fund, in order to be delivered to the Contractor, through CNH, at that specific time, without the need of any additional verification to be conducted by the Fund. Moreover, the Hydrocarbons that CNH delivers to the Marketer shall remain property of the State until their disposal, without the need of any verification to be conducted by the Fund.

9.3	In order for the Fund to make the calculations of the Considerations, the Contractor by conduit of the Operator must have registered, within the first ten (10) Business Days of the Month, the information and documentation relative to Contractual Prices, the corresponding volume of production, the Contractual Value of Hydrocarbons, the Costs and other necessary elements for the determination of the Considerations in the IT system that the Fund will make available to the Contractor for such purposes.

9.4	The net volume of each Hydrocarbon produced in the Period shall be determined at the end of the Period, in accordance with the measurement made in the Measurement Point that the Contractor will reports within the first ten (10) Business Days of the Month. Furthermore, CNH shall deliver to the Fund, within the first ten (10) Business Days of every Month, the information relative to the Contract production of the immediately preceding Month, including the information relative to the volumes delivered to the Contractor and to the Marketer, following the temporary distribution indicated in subsection 9.7, as well as the information of the Hydrocarbons delivered during the Period, in terms of the payment certificate issued by the Fund in accordance with subsection 9.8 of this Annex 3.

In the case that the Operator does not report the corresponding measurement in the term indicated in the preceding paragraph or that discrepancies exist between the information presented by the Contractor and such information presented by CNH, the Fund will calculate the Considerations based on the measurement registered by CNH.

9.5	The net volume of each Hydrocarbon produced in the Contract Area will be distributed among the Parties as payment for the Considerations of each of them pursuant to the terms of this Contract, in accordance with the measurement made, and the Contractual Prices determined pursuant to subsection 1 of this Annex 3 and under the conditions of quality required for their commercialization in the market, contemplating the following:

(a) The State will receive:

i.	The volume of each type of Hydrocarbon equivalent to the total amount of the Royalties for the Period.

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ii.	The volume of each type of Hydrocarbon corresponding to the percentage of the Operating Profit share for the State, determined taking into account the applicable adjustments established in subsections 8.3 and 8.4 of this Annex 3.

iii.	The payment in cash of the Contract Fee for the Exploratory Phase for each Period that must be made no later than the 17th Day of the subsequent Period.

The proportion of the net volume of each Hydrocarbon received by the State will be equal to the percentage which results from dividing: the sum of the monetary value of the Royalties and the percentage of the Operating Profit corresponding to the State by the Contractual Value of the Hydrocarbons in the Period (VCHt). The volume of each Hydrocarbon corresponding to the State will be delivered to the Marketer.

(b) The Contractor will receive:

i.	The volume of each type of Hydrocarbon that is allocated to the recovery of Eligible Costs in the Period, as well as pending recovery costs from prior Periods.

ii.	The volume of each type of Hydrocarbon corresponding to the percentage of the Operating Profit for the Contractor, determined taking into account the applicable adjustments established in subsections 8.3 and 8.4.

As payment of Consideration, the Contractor will receive the remaining net volume of each Hydrocarbon produced in the Period once the Considerations corresponding to the State have been covered.

Whenever there exist other revenues as those indicated in subsection 8.5 of this Annex 3, the volume corresponding to the Contractor shall consider as a discount the volume equivalent to the amount of additional revenues received in the Period, taking in account the proportion and Contractual Price of each type of Hydrocarbon registered in the Period.

In case that the volume corresponding to the State is higher than the volume produced in the Period, the Contractor shall transfer to the Fund, within the next five (5) Business Days immediately following the determination of Considerations, the amount of cash equivalent to the observed difference.

9.6	The volumes of Hydrocarbons corresponding to the Contractor as payment of Considerations to which it is entitled in accordance to the present Contract will be delivered to it at the Measurement Point, place where title to such Hydrocarbons will be transferred to the Contractor, without prejudice to the adjustments and liquidation of the payment executed by the Fund in terms of subsection 9.8 of this Annex 3.

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9.7	The distribution of Net Hydrocarbons among the Parties will be continuous, taking into account the respective conditioning and treatment needs, , and there will be daily recordings at the Measurement Point in accordance with the procedures established in this Contract. For the foregoing, during the term between the final determination of the Considerations for each Month and the corresponding preceding Month, the net volume of each Hydrocarbon will be distributed between the Parties as temporary payment considering the distribution based on the most recent calculation of the Considerations made by the Fund. From the beginning of the Regular Commercial Production and until the first determination of the Considerations corresponding to the initial Period, the temporary distribution will be determined considering the conditions established for the calculation of the Considerations in favor of the State and the Contractor on the date of the execution of this Contract, including the determination of the Contractual Price through the formulae established in subsections 1.4, 1.5 and 1.6, considering, in each case, the simple average of the reference prices observed during the twenty (20) Business Days previous to the beginning of the Regular Commercial Production. In any case, the delivery to the Contractor of the Hydrocarbons indicated in this subsection, implies its material and legal delivery to the Contractor at the immediately subsequent moment after the corresponding registry is made on the Measurement Point, without prejudice that the definite payment is executed through the granting of the corresponding payment certificate to the Contractor, by CNH, issued by the Fund in terms of subsection 9.8. The Contractor may market the net volume of each Hydrocarbon it receives during the Month in accordance with this subsection.

The payment of the corresponding Considerations through the delivery of produced Hydrocarbons shall be executed in accordance with subsection 9.8 of this Annex 3.

9.8	At the end of the Period, once the Considerations have been determined for the corresponding Month and based on the record of Hydrocarbon volumes in the Measurement Points distributed between the Parties:

(a)	The applicable volume adjustments will be made in the event there are differences between the temporary distribution of Net Hydrocarbons volume for the Period and the distribution corresponding to the Considerations for the Period.

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(b)	Based on calculations made by the Fund, CNH and the Contractor will sign a final record of the distribution of the production that shall establish the volume of the Net Hydrocarbons for the Period by type of Hydrocarbon, the Contractual Value of the Hydrocarbons, the ownership of the volume of Net Hydrocarbons for the Period that has been distributed between the Parties pursuant to the records provided in subsection 9.7 of this Annex 3 and the volumetric compensations that are applicable. Such order will be signed separately for each type of Hydrocarbon produced and distributed. A copy of the record shall be delivered to the Fund for its records.

(c)	Based on the information set in the record indicated in the preceding subparagraph, the Fund will issue a certificate of payment to the Contractor through CNH. CNH will be responsible for delivering, on behalf of the Fund, the respective certificate to the Contractor and to the Marketer the Hydrocarbons that correspond to the State.

9.9	The volumetric compensations which are applicable in accordance with the terms of subsection 9.8 of this Annex 3 will be made beginning in the Period following the Period for which the adjustment was determined. In such Period, the distribution of the volume of Net Hydrocarbons will be allocated first to cover the respective compensation until it is fulfilled. After that, the distribution will resume pursuant to subsection 9.7 of this Annex 3.

9.10	The Considerations in favor of the Contractor will be paid once the Contractor begins production of Hydrocarbons in accordance with this Contract, and thus, as long as there is no production, in no case will there be an obligation to pay Considerations in favor of the Contractor, nor will the Contractor be granted any advances.

9.11	In any case, the receipt procedure established in Article 12.2 of this Contract shall contain the mechanisms to guarantee that each Party receives the Hydrocarbons that correspond to it at the Measurement Point in accordance with this Contract.

9.12	Without prejudice to the right of the Parties to receive Considerations established in the Contract, the movement of Hydrocarbon production beyond the Measurement Point, and if applicable, the use of transportation and Storage infrastructure may be subject to agreements with the Marketer, for the purpose of establishing criteria to establish the logistics of movement of Hydrocarbon production outside the Contract Area in order for each of the Parties to receive the Hydrocarbons corresponding to it in accordance with this Contract following the industry practice and customs for these types of transactions.

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9.13	If the Contractor offers the State better marketing conditions that those offered by the Marketer, the Parties may, in consultation with the Ministry of Finance, reach an agreement whereby the Contractor markets the percentage of the production obtained pursuant to this Contract that correspond to the State, in accordance with the rules established in this Contract.

9.14	Payment of Consideration in a Consortium:

(a)	The payment of Consideration to a Consortium under this Contract shall be made in accordance with the terms of the joint operating agreement entered into by the Participating Companies in the Consortium and approved by CNH pursuant to the Applicable Laws.

(b)	In accordance with the provisions of such agreement, the Participating Companies, at their option, may decide to have the Consideration be delivered to the Operator for their distribution among the Participating Companies at their corresponding proportions.

10.	Procedures for the verification of Considerations

10.1	The Fund:

(a)	Will be in charge of the administration of the financial aspects of the Contract and the calculation of the Considerations and other elements provided by the Law of the Mexican Petroleum Fund, without prejudice to the powers allocated to CNH.

(b)	Will receive the Royalties, Contract Fees for the Exploratory Phase and other Considerations in favor of the State established in the Contracts. In case of those Considerations received in kind, the Fund will receive the proceeds of the sale by the Marketer.

(c)	Will keep the information records required to calculate and determine the Considerations established in this Contract and to carry out other functions it is charged with.

(d)	Will carry out the calculation and payment of the Considerations based on the information registered in the IT system which, as applicable and in accordance with this Contract, are payable to the Contractors.

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(e)	Is obligated to notify the Ministry of Finance and CNH regarding irregularities it may detect in the exercise of its functions for the purpose of enforcing the State’s rights under this Contract, or in the event respective penalties or sanctions apply, without prejudice to other legal, judicial or criminal actions that may be applicable.

(f)	Will receive information and documentation from the Operator related to Costs, as well as the deduction of such investments, required for the execution of this Contract, and it will keep a record of such items and, if applicable, their recognition.

10.2	The Ministry of Finance:

(a)	Will carry out verification of the financial aspects of this Contract related to the Considerations and other elements provided by the Hydrocarbon Revenues Law.

(b)	Will verify the proper payment of the Royalties, Contract Fees for the Exploratory Phase and other Considerations payable to the State and the Contractor.

(c)	May request from the Contractors and third parties the information it requires for the proper exercise of its functions in accordance with this Contract.

(d)	Will verify the operations and accounting records arising from this Contract, even by conducting audits or visits to the Contractors by itself or through the Tax Administration Service.

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ANNEX 4

PROCEDURES FOR ACCOUNTING,

REPORTING AND RECOVERY OF COSTS

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PROCEDURES FOR ACCOUNTING, REPORTING AND RECOVERY OF COSTS

1.	Procedures for Accounting, Reporting and Recovery of Costs

Section	I. Accounting.

1.1	The purpose of these procedures for accounting, reporting and recovery of Costs is to establish the manner in which the Operator will report and provide information on the transactions arising from the purpose of the Contract.

For purposes of this Annex 4, in addition to the definitions established in the Contract, the definitions in the applicable Guidelines issued by the Ministry of Finance in effect on the date of the award of the Contract shall be deemed to be included.

1.2	The Operator shall keep its accounting records in accordance with the Tax Code of the Federation (Código Fiscal de la Federación), its Regulations and the Financial Reporting Standards (Normas de Información Financiera) in force in Mexico; its accounting must be maintained in Spanish and amounts must be stated in the Recording Currency, in Mexican pesos, regardless of the Functional Currency and Reporting Currency used by the Operator which shall be in Dollars.

1.3	Regardless of the provisions of the Tax Code of the Federation, the Operator shall keep its accounting records, information and documentation related to the Costs, in its tax residence for a period of five (5) Years after the termination of the Contract.

Section II. The Operating Account

1.4	The Costs relating to the purpose of the Contract shall be recorded in the Operating Account in the Period in which they are incurred in accordance with the classifications of Costs published by the Fund and in accordance with the provisions of subsection 1.7 of this Annex 4.

1.5	For purposes of the payment of Considerations, the amounts of the items referenced in the subsection above will not be adjusted for inflation for purposes of their recovery.

1.6	The Operator shall not duplicate Costs that have already been recorded in the Operating Account. If the Consortium participates in more than one Contract, the Operator may only record the amounts supported and/or detailed by the Digital Tax Vouchers via the Internet (Comprobante Fiscal Digital por Internet) and/or receipts for residents abroad that correspond to the Costs actually incurred for the performance of activities under the Contract.

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1.7	The Operator must record the Costs by category under, Activity, Sub-activity and Task; Cost Center; cost category and import account established for such purposes on the Fund’s information system in accordance with the Work Program and Budget authorized by CNH.

With respect to the Activities, Sub-activities and Tasks, the following categories should be included, as applicable:

Petroleum Activity	Petroleum Sub-activity	Task
Exploration	General	Technical economic evaluations.
Information gathering.
Administration, management of activities and project expenses.
Information review and evaluation.
	Geophysical	Seismic acquisition, 2D, 3D, 4D, multicomponent.
Pre-processing, processing, interpretation and reprocessing of seismic data.
Magneto metric r elevations, acquisition, processing and interpretation.
Gravimetric elevations, acquisition processing and interpretation.
	Geology	Geochemical analysis of samples.
Stratigraphic studies.
Hydrocarbon Analysis.
Regional geological studies.
Detail geological studies.
Petrophysical studies.
	Drilling of Wells	Preparation of areas and/or paths to access the location.
Maritime and/or air transportation of personnel, Materials and/or equipment.
Support services.
Well drilling services.
Performance of formation tests.
Supplies and Materials.
Well completion.
	Engineering of Reservoirs	Estimates of prospective resources and production estimates.
Reservoir delimitation.
Reservoir characterization.
	Other Engineering	Conceptual engineering. Surface facilities design. Seafloor studies. Pipeline design.
	Safety, Health and Environment	Environmental impact studies.
Prevention and detection of Fire and gas leaks.
Safety audits.
Treatment and disposal of residues.
Environmental restoration.
Environmental audit.

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Petroleum Activity	Petroleum Sub-activity	Task
Appraisal	General	Technical economic evaluations.
Development plan with basic engineering.
Administration, management of activities and project expenses.
	Geophysical	Seismic acquisition, 2D, 3D, 4D, multicomponent.
Pre-processing, processing, interpretation and reprocessing of seismic data.
Magnetometric surveys, acquisition, processing and interpretation.
Gravimetric surveys, acquisition processing and interpretation.
	Geology	Geochemical analysis of samples.
Stratigraphic studies
Hydrocarbon Analysis.
Regional geological studies.
Detailed geological studies.
Petrophysical studies.
	Production Tests	Well equipment.
Performance of production tests.
	Engineering of Reservoirs	Calculation of Reserves and production estimates.
Reservoir modelling and simulation.
Pressure, volume and temperature studies (PVT).
Reservoir characterization.
Well completion design.
	Other Engineering	Conceptual engineering.
Surface facilities design.
Seafloor studies.
Pipeline design.

	Drilling of Wells	Preparation of areas and/or access routes to the location.
Maritime and/or air transportation of personnel, Materials and/or equipment.
Support services.
Well drilling services.
Performance of formation tests.
Supplies and Materials.
Well completion.

	Safety, Health and Environment	Environmental impact studies.
Prevention and detection of Fire and gas leak
Treatment and disposal of residues.
Environmental restoration.
Safety audits.
Environmental audit.

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Petroleum Activity	Petroleum Sub-activity	Task
Development	General	Technical economic evaluations.
Contract administration.
Development plan with detailed engineering.
Administration, management of activities and general project expenses.
	Geophysical	Detailed seismic reinterpretation.
Seismic data processing and reprocessing.
	Geology	Geological – petrophysical characterization of Reservoirs
Geochemical analysis of samples.
Stratigraphic studies
Hydrocarbon analysis.
Petrophysical studies.
	Drilling of Wells	Preparation of areas and/or access routes to the location.
Maritime and/or air transportation of personnel, Materials and/or equipment.
Support services.
Well drilling services.
Supplies and Materials.
Well completion.
	Production Tests	Well equipment.
Performance of production tests.
	Engineering of Reservoirs	Calculation of Reserves and production estimates.
Reservoir modelling and simulation.
Pressure, volume and temperature studies (PVT).
Characterization of reservoirs.
Well completion design.
	Well Intervention	Well intervention for restoration.
Other specific Well interventions.
	Other Engineering	Detail engineering.
Conceptual engineering.
Surface facilities design.
Seafloor studies.
Pipeline design.
	Construction of Facilities	Construction of onshore and offshore facilities.
Pipeline construction and laying.
	Safety, Health and Environment	Preparation of safety and environment plan.
Prevention and detection of Fire and gas leak.
Implementation and follow-up.
Environmental audit.
Treatment and elimination of residues.
Environmental restoration.
Safety audits.

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Petroleum Activity	Petroleum Sub-activity	Task
Production	General	Contract administration.
Administration, management of activities and general project expenses.
Maritime and/or air transportation of personnel, Materials and/or equipment.
Support services.
	Geology	Processing and reprocessing of geophysical and petrophysical information
Geological and petrophysical characterization of reservoirs
Geochemical analysis of samples.
Petrophysical studies.
	Production Tests	Well equipment.
Performance of production tests.
	Engineering of Reservoirs	Calculation of Reserves and production estimates.
Reservoir modelling and simulation.
Pressure, volume and temperature studies (PVT).
Well completion design.
	Other Engineering	Detailed engineering for reconditioning of facilities.
	Construction of Facilities	Construction and/or adaptation of infrastructure or other facilities.
	Well Intervention	Well intervention for maintenance and rehabilitation.
Other specific Well interventions.
	Operation of Production Facilities	Maintenance of production facilities.
Production engineering.
Operation of production facilities.
	Pipelines	Pipeline maintenance.
Pipeline operation.
	Safety, Health and Environment	Updating the safety and environment plan.
Prevention and detection of Fire and gas leak
Implementation and follow-up.
Environmental audit.
Treatment and disposal of residues.
Environmental restoration.
Safety audits.

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Petroleum Activity	Petroleum Sub-activity	Task
Aban-donment	General	Technical economic evaluations.
Contract administration.
Administration, management of activities and general project expenses.
	Other Engineering	Abandonment plans.
	Dismantling of Facilities	Execution of Abandonment of surface facilities.
Execution of recovery plans.
Execution of Abandonment plan of depth facilities.
Maritime and/or air transportation of personnel, Materials and/or equipment.
Support services.
	Safety, Health and Environment	Environmental impact studies.
Prevention and detection of Fire and gas leaks.
Treatment and disposal of residues.
Environmental audit.
Safety audit.

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The Costs will be identified in accordance with the Financial Reporting Standards in force in Mexico and will be assigned first, by the Cost Center of each Well from which it originated; second, by the Cost Center of each Reservoir; third, by the Cost Center of each Field, and lastly, they will be assigned by the Cost Centers of the common infrastructure or general administration of the Contract Area in accordance with the following structure:

Cost Center Structure

Area	Field	Reservoir	Well
Contract Area or Allocation Area	Field(1)	Reservoir(1,1)	Well(1,1,1)
Well(1,1,2)
Well(1,1,...)
Well(1,1,f)
		Reservoir(1,2)	Well(1,2,1)
Well(1,2,2)
Well(1,2,...)
		Reservoir(1,...)	Well(1,2,g)
Well(1,...,1)
Well(1,...,2)
Well(1,...,...)
Well(1,...,h)
		Reservoir(1,b)	Well(1,b,1)
Well(1,b,2)
Well(1,b,...)
Well(1,b,t)

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Area	Field	Reservoir	Well
	Field(2)	Reservoir(2,1)	Well(2,1,1)
Well(2,1,2)
Well(2,1,...)
Well(2,1,j)
		Reservoir(2,2)	Well(2,2,1)
Well(2,2,2)
Well(2,2,...)
Well(2,2,k)
		Reservoir(2,...)	Well(2,...,1)
Well(2,...,2)
Well(2,...,...)
Well(2,...,l)
		Reservoir(2,c)	Well(2,c,1)
Well(2,c,2)
Well(2,c,...)
Well(2,c,m)
		Reservoir(...,1)	Well(...,1,1)
	Field(...)		Well(...,1,2)
Well(...,1,...)
Well(...,1,n)
		Reservoir(...,2)	Well(...,2,1)
Well(...,2,2)
Well(...,2,...)
Well(...,2,o)
		Reservoir(...,...)	Well(...,...,1)
Well(...,...,2)
Well(...,...,...)
Well(...,...,p)
		Reservoir(...,d)	Well(...,d,1)
Well(...,d,2)
Well(...,d,...)
Well(...,d,q)

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Area	Field	Reservoir	Well
Contract Area or Allocation Area	Field(a)	Reservoir(a,1)	Well(a,1,1)
Well(a,1,2)
Well(a,1,...)
Well(a,1,r)
		Reservoir(a,2)	Well(a,2,1)
Well(a,2,2)
Well (a,2,...)
Well(a,2,s)
		Reservoir(a,...)	Well(a,...,1)
Well(a,...,2)
Well (a,...,...)
Well(a,...,t)
		Reservoir(a,e)	Well(a,e,1)
Well(a,e,2)
Well (a,e,...)
Well (a,e,u)
Common Infrastructure of Contract Area
General Administration

The delimitation of the Field shall consider the Development Plans approved by CNH for the Contract Area.

The import accounts shall be grouped together by category of Costs in accordance with the classification of Costs issued by the Fund for such purposes.

Section III. Information Recording System.

1.8	The Operator shall have an electronic system allowing the preparation of records and the production of reports of the financial and accounting transactions for the electronic transfer of the accounting records, information, and documentation related to the Costs on the transactions of the Operating Account to the computer system published by the Fund for such purposes. The information must meet the specifications established by the Fund, which will need to be updated according to modifications that are issued for such purpose.

The electronic system of the Operator shall include, but it should not be limited to the following:

(a)	Capacity, flexibility, and effectiveness in generating reports;

(b)	Annual comparisons;

(c)	Quarterly comparisons of Budget observed against scheduled Budget;

(d)	Expenditures per fiscal year by activity, Cost Center, and cost category;

(e)	Multiple data entry categories such as accounts payable invoices, cash disbursements, accounts receivable invoices, cash receipts, records, transfers of Materials, return of invoices, canceled checks, adjustments, inventories, and allocation of indirect costs, among others;

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(f)	Ability to report cash management and analysis of obsolescence;

(g)	Ability to manage accounts payable, and

(h)	Effective auditing mechanisms for transactions, including access to all charges used as the basis for each allocation of Costs, in particular, Recoverable Costs as defined under this Annex.

The Contractor’s information system shall be designed to contain financial information related to costs and credits, as well as production and its valuation. Additionally, the Contractor must have the ability to record other quantitative non-financial information as required for the adequate administration of the Contract.

Section IV. Requirements for information and documentation related to the Costs.

1.9	The information and documentation related to Costs shall include, as applicable:

(a)	The Digital Tax Voucher via Internet (CFDI);

(b)	Customs documentation (pedimentos);

(c)	Contracts;

(d)	Proof of payment (transfers and/or checks). Payments in amounts in excess of $2,000.00 M.N. (two thousand pesos) shall be made via electronic funds transfer from accounts opened in the Operator’s name at Institutions comprising the Mexican Financial System and entities authorized by the Bank of Mexico for such purposes; nominative check drawn on the Operator’s account, or by credit, debit or service card;

(e)	Proof of providers residing abroad, which shall comply with the requirements of the tax provisions in effect in Mexico;

(f)	Additionally, for the recovery of Abandonment reserves:

i.	Agreement for Abandonment Trust formation;

ii.	Quarterly records of contributions to the Abandonment Trust, and

iii.	Total estimated amount of Abandonment costs in accordance with the Exploration Plan, the Development Plan, and the Financial Reporting Standard C-18 (NIF).

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Section V. Conversion of Costs paid in Foreign Currency.

1.10	For the conversion of Costs in a Foreign Currency, the exchange rate of the Recording Currency against the Dollar, rounded to the nearest ten thousandth figure, as published by the Bank of Mexico in the Official Gazette of the Federation (Diario Oficial de la Federación)on the Business Day before the day the transaction was effected, shall be considered. On days when the Bank of Mexico does not publish such exchange rate, the last exchange rate published prior to the Day the transaction is effected will apply.

The Mexican peso equivalent in Foreign Currencies other than the Dollar that will govern for reporting purposes shall be calculated by multiplying the exchange rate indicated in the preceding paragraph by the equivalent in Dollars of the relevant foreign currency, in accordance with the table published monthly by the Bank of Mexico during the first week of the Month immediately following the relevant Month.

All transactions in Foreign Currency shall be initially recognized in the Recording Currency using the Historical Exchange Rate, calculated by multiplying the transaction by the exchange rate rounded to the nearest hundredth.

Section VI. Eligible Costs.

1.11	Costs deemed as Eligible Costs are those that are strictly indispensable for the performance of the Petroleum Activities incurred from the Effective Date until the termination of the Contract, provided that they comply with the requirements indicated in Annexes 4, 10, and 11, and in the Guidelines issued for such purpose by the Ministry of Finance in effect as of the date of the award of the Contract.

1.12	Costs not deemed Eligible Costs are those that are not strictly indispensable, nor inherent to the purpose of the Contract; do not comply with Annexes 4, 10 and 11, and the Guidelines issued for such purpose by the Ministry of Finance in effect as of the date of the award of the Contract; Costs incurred prior to the Effective Date, beyond the Measurement Point; those that lack the required supporting documentation or were not recorded in the Operating Account and those indicated in subsection 1.17 of this Annex 4.

Section VII. Recoverable Costs in Contracts

1.13	Eligible Costs shall be considered as Recoverable Costs included in the Budgets and Work Programs approved by CNH as long as they have been actually paid and that their determination and registry they comply with Annexes 4, 10 and 11 and with the Guidelines issued for such purposes by the Ministry of Finance in effect on the date of the award of the Contract.

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For the application of Recoverable Costs, operating expenses will be considered first and investments second. Within each of these categories the order of priority applied will be based on their exercise.

For the determination of Recoverable Costs, Eligible Costs considered in the Minimum Work Program and the Minimum Program Increase shall be recognized with an additional value of twenty five percent (25%) of the original amount included in the Budgets and Work Programs approved by CNH, as long as they comply with the previsions in Annexes 4, 10 and 11, and with the Guidelines issued for such purposes by the Ministry of Finance in effect on the date of the award of the Contract.

The recovery of Costs in favor of the Contractor will be paid after the Contractor starts Hydrocarbon production under this Contract. Under no circumstances will there be an obligation to pay Consideration nor will the Contractor be granted any advances, as long as there has not been any production.

1.14	The Contractor may recover the rights and benefits established through the administration and supervision of the Contract or the supervision and monitoring of the activities conducted pursuant thereto, carried out by CNH and the Agency.

1.15	The Contractor may recover any indirect or other similar administrative cost and expense (overhead), generated as a consequence of performing activities outside the Mexican territory, regardless of what they are called up to one point five percent (1.5%) of the authorized Budget. The payment of these costs up to the percentage indicated will include full compensation of related Persons wherever they are located and whatever their participation. The direct administrative costs and expenses generated within the Mexican territory shall be recognized as an element of the catalogue of accounts.

1.16	The following items shall be considered Recoverable Costs, in terms of this Annex 4:

(a) Payments made in the concept of tariffs incurred by the Contractor due to the use of shared facilities in terms of Annex 13, as long as they do not exceed the maximum tariff as indicated in Annex 13;

(b) Additional Costs incurred by the Contractor due to the provision of services to third parties in accordance with Annex 13;

(c) Additional Costs incurred by the Contractor, required for the sale or disposal of Sub-Products, and

(d) Insurance premiums payments required by the Agency.

All Costs considered in this subsection must be included in the corresponding Budgets and Work Programs authorized by CNH.

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1.17	The following items shall not be considered as Eligible Costs and thus they shall not be considered as Recoverable Costs, even if they relate directly or indirectly to the activities inherent to the Contract:

(a) Any Cost other than Eligible Costs;

(b) Costs pertaining to categories or activities not included in the Budgets and Work Programs approved by CNH, or those in excess of the Costs, which having been contemplated in the Budget in force: (i) increase the total Budget by more than 5% (five percent) of the current amount approved by CNH, or (ii) increase the Budget contemplated for the item or activity under the catalog of accounts by more than 10% (ten percent) of the Budget in accordance with the provisions of this Annex 4 and the Guidelines issued for such purpose by the Ministry of Finance in effect on the date of the award of the Contract;

(c) Financial costs;

(d) Costs incurred by negligence or fraudulent conduct, criminal act, bad faith or fault of the Operator, its Subcontractors or their respective Affiliates;

(e) Any donation or gift;

(f) Costs for servitudes, rights of way, temporary or permanent occupations, leasing or acquisition of land, indemnifications and any other analogous item arising under the provisions of article 27 and Chapter IV of Title IV of the Hydrocarbons Law;

(g) Costs and expenses incurred for any type of legal services and advice, except those that derive from geological studies for the Exploration and Extraction of Hydrocarbons approved in the Work Program and its corresponding Budget;

(h) Any cost, expense or investment incurred by breach, whether directly or indirectly, of the Contract, in accordance with prudent petroleum industry practices and experience, or of the applicable laws;

(i) Costs and expenses arising from a violation of the Applicable Laws and Industry Best Practices, including those related to risk management;

(j) Costs related to training activities and programs which are not indispensable for the efficient operation of the project, and which are not implemented generally;

(k) Any cost and expense related to long-term incentive plans for the Operator’s personnel;

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(l) Costs and expenses derived from breach of the conditions of guarantees of acquired goods and services, as well as those which result from the acquisition of property that is not warranted by the manufacturer or its representative with respect to manufacturing defects in accordance with generally accepted practices in the petroleum industry;

(m) Costs incurred in the use of the Contractor’s own technologies, except those for which there is information, documentation and/or evidence to demonstrate that, for purposes of transactions entered into with Related Parties residing in national territory or abroad, they were determined using the prices and amount of consideration that would have been used with or between independent parties in comparable transactions;

(n) Amounts reported as provisions and reserves of funds, except those for the Abandonment of the facilities in accordance with the Exploration Plan, the Development Plan and the Financial Reporting Standard (NIF) C-18;

(o) Costs associated with the Abandonment activities in accordance with the Exploration Plan and the Development Plan, which are funded by the reserve constituted in the Abandonment Trust Fund.

(p) Legal costs and expenses incurred in any arbitration, conciliation or dispute that involves the Contractor, Operator, its contractors or subcontractors;

(q) Commissions paid to brokers, agents or commission agents;

(r) Payments for purposes of Contract Fees for the Exploratory Phase pursuant to the Contract;

(s) Considerations in favor of the State, as well as any other consideration, cost, expense, investment corresponding to other contract;

(t) Costs which exceed benchmarks or Market Prices according to what is stated in subsection 1.21 of this Annex 4 and 1.5 of Annex 10;

(u) Those that are not strictly indispensable for the activity under the Contract;

(v) Payments to holders of mining concessions as a result of interference with their mining activities;

(w) Costs related to the marketing or transportation of Crude Oil, Natural Gas, and Condensates and/or their delivery beyond the Measurement Points;

(x) Fines or financial penalties incurred for breach of legal or contractual obligations;

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(y) Costs and expenses related to the employment of an independent expert for the purpose of resolving legal disputes;

(z) Any retention associated with taxes relating to the Operator’s employees, as well as the payment of employee sharing in corporate profits;

(aa) Decreases in the value of assets not used in the oil industry;

(bb) Any cost and expense related to public relations and/or Costs and expenses relating to the representation of the Operator and its Related Parties, including lobbying, promotion or advertising;

(cc) Any cost and expense relating to activities arising from emergency situations that require immediate action and have not been subsequently authorized by CNH or the Agency;

(dd) Payments for insurance premiums that are not authorized by the Agency, and

(ee) Tax Obligations paid by the Participating Companies, except for specific taxes applicable to the Exploration and Extraction of Hydrocarbons industry which are different from those in effect at the time of the award of the Contract, and in such case, an amount may be recovered that will permit the Contractor to restore its economic balance with respect to such taxes had the economic conditions relating to tax aspects prevailing at the time of the award of the Contract continued to exist. The Ministry of Finance will establish a corresponding mechanism for this purpose.

1.18	Once the Exploration Plan and/or Development Plan has been approved by CNH, the Operator shall create an Abandonment reserve in accordance with Financial Reporting Standard (NIF) C-18, in which the Contractor shall record the provisions and reserves for Abandonment according to the rules issued for such purpose by CNH and the Agency. For such purpose, the Operator shall constitute the Abandonment Trust.

1.19	The Operator shall establish as the purpose of the Abandonment Trust the creation of a reserve to fund Abandonment activities in the Contract Area. The Operator may only use funds deposited in such trust for the execution of activities relating to Abandonment, in accordance with the Development Plans approved by CNH. In each Period, the Operator will contribute resources to such trust to fund Abandonment activities in the Contract Area as established in the Contract, and shall not be entitled to pledge, assign or otherwise dispose of these funds without prior written consent of CNH and prior notice to the Ministry of Finance.

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If funds from the Abandonment account are insufficient to cover all Costs and expenses of Abandonment, the Operator shall be responsible for covering the deficiency; in which case, such Costs shall be explicitly indicated in the corresponding Budget in order to be considered as Recoverable Costs. The Abandonment Trust contract shall provide that in the event any amount remains in the fund after all costs and expenses of Abandonment have been covered, such resources shall be remitted to the Fund.

Section VIII. Transactions with Related Parties.

1.20	The Operator will be deemed to have conducted transactions with Related Parties residing abroad or in the country, when it falls within the circumstances established in articles 90, last paragraph, and 179, fifth paragraph, of the Income Tax Law. For these purposes, in the transactions conducted with Related Parties, the Operator will be required to determine its revenues and Costs, considering the prices and amount of consideration that would have been used with or between independent parties in comparable transactions on the terms, methods and conditions set forth in the referenced law.

1.21	The Operator that conducts transactions with Related Parties shall demonstrate that those transactions were agreed to at Market Prices. To prove that the transaction was agreed to at Market Prices, the Operator shall make use of the methods established in this Annex 4 and Annex 10 of the Contract and described in the Guidelines on Transfer Pricing for Multinational Enterprises and Tax Administrations, adopted by the Council of the Organization for Economic Cooperation and Development in 1995 or any substitute guidelines, to show that the transaction was agreed at Market Prices.

For transactions valued less than US$20,000,000 (twenty million Dollars), or the equivalent in national currency, the Operator shall preserve such information, documentation and/or evidence in accordance with this Annex and Annex 10 of the Contract, and

For transactions valued at more than US$20,000,000 (twenty million Dollars), or the equivalent in national currency, the Operator shall preserve and deliver such information, documentation and/or evidence in accordance with the Guidelines issued for such purpose by the Ministry of Finance in effect as of the date of the award of the Contract, through the information system established for such purpose by the Fund, as well as all information necessary for its delivery to the Ministry of Finance, if required, to replicate the analysis or analyses conducted.

Section IX. Fixed Assets.

1.22	When the Operator intends to transfer property as to which the Cost has been partially or completely recovered, it must obtain a technical opinion from CNH to justify that the asset to be transferred is no longer indispensable for the purpose of the Contract.

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To determine the value of the asset transferred, the remaining book value or scrap value of the asset will be considered, provided that it is not less than the Market Price in accordance with subsections 1.20 and 1.21 of this Annex.

As a result of the verification work by the Ministry of Finance, and if it is not demonstrated that the sale was conducted at Market Prices, the difference identified between the median of the range of Market Prices and the agreed upon sale price, in accordance with the interquartile method procedure pursuant to the Applicable Laws, shall be delivered to the Fund or deducted from the Considerations that correspond to the Contractor.

With respect to the restitution of partially or totally damaged goods, the corresponding insurance compensation shall be deducted from the Recoverable Costs.

1.23	When the Cost of the asset transferred has been recovered in its entirety, subsection 1.22 of this Annex 4 must be complied with and the amount derived from the sale must be delivered to the Fund no later than ten (10) Business Days after the settlement of the sale or, subject to authorization from the Ministry of Finance, an equivalent amount will be deducted from the Consideration corresponding to the Contractor.

1.24	In the event that the Cost of the asset assigned has been partially recovered, the amount generated by such transaction will be distributed according to the percentage actually recovered at the time of the sale as between the State and the Contractor as provided in the Contract.

1.25	The Contractor, through the Operator may request authorization from the Ministry of Finance that the Considerations that correspond to it be discounted by an amount equal to the value of the transfer determined in accordance with subsection 1.22 of this Annex 4, attaching to its request the technical opinion provided by CNH, as well as the accounting record and support related to the transferred asset. The Ministry of Finance will have a period of five (5) Business Days to grant the referenced authorization by informing the Operator and the Fund of the authorization or denial.

1.26	The Operator shall notify the Ministry of Finance when it rents, leases or provides services with assets recorded as Recoverable Costs, and, as applicable, recovered under the Contract. The Fund will deduct from the Recoverable Costs the revenues which the Operator receives as a result of the rental or lease of goods. In case of the revenues that the Contractor receives for the provision of services in accordance with Annex 13, along with other costs associated with such services, they will be treated as indicated in subsection 1.16 and in Annex 13.

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1.27	For the acquisition of goods whose Costs have been partially or completely recovered under another Contract, subject to approval by CNH, the book value, remaining or scrap value of the asset shall be considered, provided that it does not exceed the Market Price, adjusted to its useful life. In the event that the price of such assets exceeds the Market Price, the difference between the agreed upon price and the median range of Market Price, in accordance with the interquartile method procedure pursuant to the applicable tax laws, will not be considered a Recoverable Cost.

Section X. Inventories.

1.28	The Operator shall keep a record of all Materials indicating their specification, value and location. The Operator shall provide a quarterly report of its record of inventories containing: (i) a description and the codes of all Materials; (ii) the amount charged to the accounts for each Material, and (iii) the Month in which each Material was charged to the accounts. Any revenues derived from the disposal of any Material shall be credited to the Operating Account.

1.29	At least once a Year and upon termination of the Contract, the Operator shall take a physical inventory of all Materials acquired for the Contract. The Contractor shall send the CNH written notice at least thirty (30) Days in advance of the date on which the Contractor will commence such inventory. At its option, CNH may be present while the physical inventory is taken. The Contractor shall make the corresponding reconciliations in the records of the Materials which result from the physical inventory.

To the extent possible, all Materials shall be capable of being easily identified by simple inspection by their respective codes.

1.30	The Inventory shall be subject to articles 59, section VIII and 60, and section II, third paragraph of the Tax Code of the Federation; to article 41 of the Income Tax Law, and to Bulletin C-4 of the Financial Reporting Standards.

Section XI. Reports.

1.31	All reports the Operator is required to make relating to transactions constituting Eligible Costs shall be submitted through the information system made available by the Fund and signed using an Advanced Electronic Signature (FIEL). The Fund shall provide and announce the mechanisms to receive such reports in cases where the Operator is not able to file or execute them for reasons of Act of God or Force Majeure.

1.32	The Operator shall record production volumes according to the provisions of the Contract, and such volumes will be validated with the information submitted to CNH through the information system established for such purposes by the Fund.

1.33	The Contractor shall submit to the Fund, within the ten (10) Business Days following the end of the relevant Month, the information it is required to report on a monthly basis, through the electronic system made available by the Fund for such purpose.

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1.34	The Fund shall pay the Considerations in accordance with the relevant Contract, once the Contractual Value of Hydrocarbons and the Costs have been recorded, and such information has been validated, in accordance with the requirements of the Contract in the information system provided for such purpose by the Fund.

1.35	If the Operator changes tax residence, it must inform CNH and the Fund of the new tax domicile for hearing and receiving Notice within a period no greater than five (5) Business Days after the approval of the change of residence by the Tax Administration Service.

2.	External Audits.

2.1	The Contractor’s Financial Statements shall be audited annually, by an independent external auditor, pursuant to the Tax Code of the Federation and its Regulations in force.

2.2	The external independent auditor shall deliver the following information to the Ministry of Finance through the information system provided for such purpose by the Fund:

Written report prepared by the external independent auditor.

Financial statements:

Statement of financial condition;

Statement of results;

Statement of changes in shareholder’s equity, and

Statement of cash flows.

Notes to the Financial Statements;

If there are transactions with Related Parties, the Transfer Pricing Study:

Letters of recommendations to the Operator regarding internal control pursuant to international accounting practices; and

The Operator’s response regarding actions to be implemented as a result of the internal control recommendations proposed by the external independent auditor.

Such information shall be delivered no later than July 15 of the tax year following the tax year for which the financial statements are audited.

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2.3	Any adjustment resulting from the independent audit shall be immediately recorded in the Operating Account. Furthermore, such adjustment shall be reported to the Ministry of Finance, together with the information referenced in subsection 2.2 of this Annex 4.

2.4	The costs of the annual external audit referred to in subsection 2.1 of this Annex 4 shall be paid by the Operator and shall be considered Recoverable Costs.

3. Verification.

3.1	The Ministry of Finance will verify that the Operator complies with the accounting and financial aspects provided in Annexes 3, 4, 10 and 11, by performing:

(a)	Audits, and

(b)	Visits.

The verification works will be performed with respect to the Operating Account, the Costs, as well as the originals of the supporting documents related to the Operating Account, and the Recoverable Costs, in the course of any Year or part thereof.

Similarly, the verification work will be undertaken with respect to the procurement of goods and/or services performed by the Contractor.

Section I. Audits

3.2	The Ministry of Finance may perform audits consisting of requests for information from the Operator. For such purpose, the Operator will be notified of any such request, which notice must contain at least the following:

(a)	Objective or purpose of the information request;

(b)	Description of the required information;

(c)	Period for delivery of the information, which may not be less than five nor more than fifteen (15) Business Days, both as of the effective date of the notice of the request;

(d)	Format for the delivery of the information, and

(e)	Address where the required information and documentation should be delivered, or if applicable, the medium or information system for its transmission.

Upon the written request of the Operator, the period for submitting the required information may be extended only once, but in no case may the extension exceed one-half of the period originally granted.

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3.3	Based upon the analysis and review of the information submitted by the Operator pursuant to the preceding subsection, the Ministry of Finance may make requests for additional information in compliance with the requirements set forth therein.

3.4	When the Ministry of Finance determines that the information received must be verified at the location where the activities under the Contract are conducted or at the location considered its tax residence, the Ministry of Finance shall notify the Operator of a Visitation Order pursuant to this Annex 4.

3.5	After having analyzed and reviewed the information received, together with other information it may have, if applicable, the Ministry of Finance will provide the Operator with notice of the Partial Report of Completion of Audit in accordance with subsection 3.18 of this Annex 4, and will proceed pursuant to subsections 3.19 to 3.23 of this Annex 4.

3.6	The Ministry of Finance may, at any time, instruct that audits be performed by the Tax Administration Service.

Section II. Visits.

3.7	To visit the Operator, the Ministry of Finance will issue and provide notice of a visitation order, which shall indicate at least:

(a)	Its objective or purpose;

(b)	The location or locations where it shall be made. The Contractor must be notified in writing of any increase in the locations to be visited within a period no greater than five (5) Business Days before the end of the visit;

(c)	The duration of the visit, and

(d)	The name of the Person or Persons that will conduct the visit, which may be substituted, increased or reduced in number at any time by the Ministry of Finance. The Operator will be notified of any replacement or of increase in Persons conducting the visit.

3.8	Minute of the Commencement of the Visit. For the purpose of evidencing the commencement of the visit the legal representative or the Person arranging the visit will designate two (2) witnesses and, if these witnesses are no designated or the designees do not agree to serve as such, the Visitor or Visitors will designate them as such, without this circumstance invalidating the results of the visit.

The Visitors must credited as personnel designated to conduct visits upon arriving at the location or locations where the visit will be conducted, before the Person designated by the Operator to receive notices and attend the visit.

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3.9	The visit may encompass, but shall not be limited to, the review of all types of records, books, documents, papers, files, data, bank statements, whether in physical or electronic form, discs, tapes, or any other procesable data storage medium related to the purpose of the visit. It may also include inspection or verification of goods and merchandise, as well as interviews with the Operator’s personnel, all relating to the purpose of the visit.

In the course of the visit, the Operator and its personnel will be obligated to provide the Visitors with assistance and logistical support without any charge, and shall allow them access to the facilities, as well as make available the accounting and other physical and electronic documents that are the object of the visit and relate to compliance with the contractual provisions and Guidelines issued for such purpose by the Ministry of Finance in effect on the date of award of the Contract and other Applicable Laws.

3.10	The visits may be conducted at any location where activities that are the object of the Contract are conducted, or at the location considered its tax residence, indistinctly.

3.11	The scheduled time for the visit may be extended only once by determination of the Ministry of Finance or by written request by the Operator, with the extension not to exceed one-half of the original period, and must comply with the provisions of subsection 3.7 of this Annex 4.

The Ministry of Finance shall notify the Operator of the extension of the period at least five (5) Business Days before the end of the original period. If the request is made by the Operator, the request shall be submitted at least ten (10) Business Days before the end of the original deadline.

3.12	The Visitors designated by the Ministry of Finance may require copies from the Operator so that, after comparison with their originals, they may be certified by the Visitors and attached to the Partial and Final Completion Reports that are issued.

3.13	The Ministry of Finance may make visits directly, as well as through the Tax Administration Service or through third parties hired for this purpose, as well as with the support of CNH, who shall at all times be subject to the terms of the Contract, its Annexes and the Guidelines issued by the Ministry of Finance in effect on the date it was awarded.

3.14	After completion of the visit, the Ministry of Finance will provide the Operator with notice of the Partial Report of Completion pursuant to subsection 3.18 of this Annex 4 and will proceed pursuant to subsections 3.19 to 3.23 of this Annex 4.

Prior to the issuance of the Partial Completion Report, the Ministry of Finance may require additional information from the Operator, in compliance with the provisions of subsection 3.2 of this Annex 4.

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3.15	Regardless of the Operators’ obligations, when the Operator changes its residence from the place where the visit is being conducted, the Contractor shall provide a written motion to the Ministry of Finance notifying it of such situation.

Section III. Provisions Common to Audits and Visits.

3.16	The verification work will have a maximum duration of twenty-four (24) Months following the date of notification of the first information request or of the visitation order.

3.17	In the event that no irregularities are detected during the verification work, the Ministry of Finance will issue a resolution of closure and make the Operator aware of the same.

3.18	Partial Completion Report. If inconsistencies are found as a result of the verification work, the Ministry of Finance shall give the Operator notice of the Partial Completion Report.

3.19	Response to Partial Completion Report. The Operator shall submit in writing a response and clarification of the findings indicated in the Partial Completion Report to the Ministry of Finance, attaching sufficient and complete evidence, within a period no greater than fifteen (15) Business Days, from the effective date of the notice.

At the express request of the Operator, the period established in the preceding paragraph may be extended only once for up to eight (8) more Business Days.

The acts or omissions set forth in the above-mentioned Partial Completion Report will be deemed consented by the Operator if it does not submit supporting documentation to refute those acts or omissions within the period indicated above.

3.20	Completion Report. Once the information indicated in the preceding subsection is analyzed, the Ministry of Finance will provide the Operator with the Completion Report which will indicate the findings, irregularities and conclusions that have not been clarified within the period granted in the Partial Completion Report.

The	Completion Report shall:

(a)	Be issued within a period no greater than twenty (20) Business Days after the response and clarification by the Operator of the findings indicated in the Partial Completion Report;

(b)	Comply with International Standards on Auditing;

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(c)	Describe in detail the irregularities detected and the conclusions reached, and

(d)	Be signed by the authorized officer.

3.21	The Ministry of Finance has the faculty to deem clarified or remedied all inconsistencies and conclusions presented by the Operator detected in the Partial Completion Report, it shall issue and notify the Operator of a resolution of closure.

3.22	In the event that the Completion Report determines irregularities, the Contractor shall have a period of fifteen (15) Business Days after notice to remedy such irregularities, for which the Operator must deliver documentation proving conclusively that they have been cured.

Upon written request of the Operator, the period specified in the preceding paragraph may be extended only once for up to eight (8) Business Days.

3.23	Final Verification Resolution. The Ministry of Finance will assess the documentation submitted by the Operator in response to the Completion Report and, if the irregularities detected have been remedied, will issue a resolution of closure and notify the Operator.

If in the opinion of the Ministry of Finance the irregularities were not remedied, it will issue the Final Verification Resolution, complying for such purpose with the requirements specified in subparagraphs (a) to (d) of subsection 3.20 of this Annex 4.

The Ministry of Finance will indicate in the Final Verification Resolution any discounts and/or adjustments that should be made to the Considerations of the Operator corresponding to the immediately following Period, as well as the other effects and consequences that arise in accordance with the Contract and the Applicable Laws.

3.24	Any adjustment resulting from the Partial Completion and Final Verification Resolutions shall be recorded immediately in the Operating Account.

3.25	Disputes arising by reason of the provisions of this Chapter shall be resolved pursuant to the provisions of the Contract or the Applicable Laws.

3.26	In addition to the information and documentation requirements that the Operator must comply with, in accordance with Annexes 3, 4, 10, and 11, the Ministry of Finance may request documentation that, in each particular case, must be preserved in accordance with the laws, regulations and tax provisions in effect as of the date the transaction was conducted.

3.27	The Ministry of Finance will establish a committee for evaluation and follow-up of the verification work.

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Section IV. Requests for Information to Third Parties and Related Parties

3.28	The Ministry of Finance at any time may require Third Parties and Related Parties of the Operator to submit documentation and information relating to their operations with the Operator or relating to the activities performed by it under the Contract, for the purposes of complementing, supporting, and enhancing the verification work with which it is charged.

The information requirements referenced in the preceding paragraph shall be subject, in relevant part, to the provisions of subsections 3.2 and 3.3 of this Annex 4.

Section V. Notices.

3.29	The legal representative of the Operator, Related Party or Third Party, will be considered authorized to receive notices and to attend the audits, visits and requests for information pursuant to this Annex 4.

The Operator shall register its legal representative(s) with the Fund as indicated in Annex 11, which may be freely removed, without prejudice to the fact that for purposes of this Annex 4 and the Contract, they will be deemed removed so long as notice is provided to the Fund within a period not to exceed five (5) Business Days from the date the removal or granting of power is protocoled. The removal will be effective from the Day following receipt of notice.

3.30	Notices will be effective on the Day they are performed. The periods specified in this Chapter shall start running on the Day after the notice becomes effective.

3.31	If the legal representative of the interested party is not present when the person arrives to deliver the notice at the tax domicile or the location where it conducts its activities, a summons will be left with the Person who is present at that time at such domicile.

3.32	If the legal representative does not answer the summons, notice may be delivered to the Person who is present at the time at the tax domicile or the place where the activities are conducted.

3.33	The Ministry of Finance may decide to deliver notices to the Operator at the e-mail address designated for such purpose, or through information systems it may establish or determine.

For this purpose, the Ministry of Finance shall notify the Operator in writing, at least ten (10) Business Days in advance, of its decision to initiate the notices referred to in this Chapter by the electronic systems indicated in the preceding paragraph, informing it of any necessary technical and operational requirements and other provisions that will apply.

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Section VI. The Verification Work.

3.34	To perform the verification work by it for such purpose, referenced in this Chapter, the Ministry of Finance, and the personnel designated, shall adhere to the International Standards on Auditing, this Contract and its Annexes, and the applicable procedures, in addition to complying with the following:

(a)	Preserve their independence to perform any verification work with the objective of being free of any impediments to issuing its opinion without being affected by influences that compromise professional judgment, permitting it to act with integrity, objectivity and professionalism; avoiding facts and circumstances that compromise its opinion such as personal relationships, economic or other interests, as well as any conflict of interest;

(b)	Have the necessary technical knowledge and professional capability for the particular case;

(c)	Submit to a training and self-evaluation program for continual improvement of their work, and

(d)	Treat as confidential the data, reports, documents and other information of the Operator, Related Party, or Third Party that they receive or acknowledge.

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ANNEX 5

MINIMUM WORK PROGRAM

Contract No. CNH-R01-L01-A2/2015

Minimum Work Program

1.	The Minimum Work Program, the Minimum Program Increase and, if applicable, the additional commitments acquired during the Additional Exploration Period are expressed in Work Units.

2.	For purposes of this Contract, the amount of Work Units undertaken as the Minimum Work Program to be performed during the Initial Exploration Period of this Contract is defined in the following table:

Contract/Field	Work Units (Number)
2	78,000 work units

3.	For purposes of this Contract, the amount of Work Units agreed to as the Minimum Work Program Increase is 7,800 Work Units, to be performed during the Exploration Period for a total of 85,800.

4.	The performance of the Minimum Work Program, the Minimum Program Increase and, if applicable, the additional commitments will be evaluated based on the execution of Exploration activities within the Contract Area, according to their value in Work Units regardless of the Costs incurred in their execution.

5.	For purposes of penalty fees to be paid for nonperformance on the Minimum Work Program, the Minimum Program Increase and, if applicable, the additional commitments acquired for the Additional Exploration Period, the reference value for each Work Unit not carried out will be indexed to the price of Hydrocarbons in accordance with the following table:

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Reference Value per Work Unit

Price of Brent Crude[2] (Dollars per Barrel)	Value of one (1) Work Unit (Dollars)
Less than 45	767
Between 45 and 50	796
Between 50 and 55	852
Between 55 and 60	905
Between 60 and 65	954
Between 65 and 70	1,000
Between 70 and 75	1,044
Between 75 and 80	1,086
Between 80 and 85	1,127
Between 85 and 90	1,165
Between 90 and 95	1,203
Between 95 and 100	1,239
Between 100 and 105	1,274
Between 105 and 110	1,308
Greater than 110	1,341

6.	For purposes of calculating the penalty fees for nonperformance of the Minimum Work Program, the Minimum Program Increase and the additional commitments acquired for the Additional Exploration Period, the reference value for each Work Unit defined in this Annex 5 that is applicable upon termination of the Initial Exploration Period or Additional Exploration Period, as applicable, to the administrative or contractual rescission of this Contract or at termination of the Contract during the Exploration Period for any reason, without prejudice to provisions of the Contract and the Applicable Laws. The penalty fee amounts for nonperformance will be calculated as the minimum of: (i) the product of multiplying the applicable reference value by the number of Work Units not carried out during the Exploration Period, and (ii) the amount of the corresponding Performance Guarantee in accordance with Article 4.4.

7.	The amounts of the Performance Guarantee shall be calculated by multiplying the reference value for each Work Unit as defined in this Annex 5 applicable on the date of the award of the Contract by the number of Work Units corresponding to the Minimum Work Program and the Minimum Program Increase or the Minimum Program Increase not completed during the Initial Exploration Period and the Contractor’s additional work commitment for the Additional Exploration Period, respectively, in accordance with Article 17.1.

[2]

The price of Brent Crude shall be the simple average of the daily quotes for Brent Crude ICE observed during the ninety (90) Days immediately preceding the date in which the corresponding penalty is determined, published by an international company, specialized in the publishing of price reference information.

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8.	In order to prove performance of the Minimum Work Program, the Minimum Program Increase and, if applicable, the additional commitments, the Contractor shall carry out the Exploration Plan activities, including drilling, exploratory studies and seismic.

8.1	The Contractor may accumulate Work Units per meter perforated per Well accordingly to the following:

Work Unit per Exploratory Well

Well Depth (meters)	Work Units (number)
0	0
500	15,000
1,000	20,000
1,500	23,000
2,000	26,000
2,500	30,000
3,000	34,000
3,500	38,000
4,000	43,000
4,500	48,000
5,000	53,000
5,500	59,000
6,000	65,000
6,500	71,000
7,000	78,000
7,500	86,000
≥ 8,000	94,000

8.1.1	The meters perforated in exploratory Wells drilled by the Contractor within the framework of the Contract will only be proven..

8.1.2	Exploratory Well depth shall be measured in meters throughout the Well hole starting from the ground level or seabed and rounded up to the highest integer meter.

8.1.3	For a Well with a depth under 8,000 meters, if the depth of such Well does not correspond to a quantity expressed in the preceding table, the number of Work Units shall be determined using a linear interpolation based on such table.

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8.2	The Contractor may accumulate Work Units per the exploratory studies in accordance with the following:

Work Units per Exploratory Studies

Exploratory Studies	Unit	Work Units (number)
Well geophysical registry[1]	Per meter	0.5
Special geophysical registry[2]	Per meter	1.5
Pressure analysis and fluid sampling[3]	Unitary	1,500
Core studies and sampling	Unitary	200
Special Core Analysis (SCAL)	Unitary	500
Phase Behavior (PVT) studies[4]	Unitary	100
Production test (in case of a discovery)	Unitary	700

[1]	3D resistivity array, Density, Neutron, Dipole Sonic, Gamma Rays/SP.
[2]	Spectral Gamma Rays [SGR], Nuclear Magnetic Resonance [NMR], Geochemical Registry [ECS], Image Registry [FMI]
[3]	Optic or Magnetic Resonance [CFA], Modular Dynamic Test [MDT], fluid sampling.
[4]	Flow rate measurement, properties, composition, pressure and temperature (Multiphase flowmeter sampling and testing [MPFM]), Pressure transient testing.

8.2.1	Only the relevant studies with respect to exploratory Wells drilled by the Contractor within the framework of the Contract will only be proven.

8.2.2	The proof of such studies will be subject to the delivery of related information to CNH.

8.3	The Contractor may accumulate and prove Work Units per seismic activities in accordance with the following:

Work Units for Seismic Activities

Seismic related activities	Unit		Work Units (Number)
3D acquisition, processing and interpretation	Per km	[2]	15
3D re-processing and interpretation 3D	Per km	[2]	8
2D acquisition, processing and interpretation or 2D re-processing and interpretation	Per km		1

8.3.1	Acquisition, re-processing, and interpretation seismic activities will only account as Work Units if they are limited to the Contract Area.

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8.3.2	Accounted area (km2) for the acquisition of 3D seismic shall not exceed 200% of the total surface of the Contract Area.

8.3.3	Accounted distance (km) for the acquisition of 2D seismic will be limited to the Contract Area and will be subject to the approval of CNH.

8.3.4	Accounting of Work Units per exploratory studies will be subject to the delivery of related information to CNH.

8.3.5	The Contractor may verify compliance of acquisition and seismic reprocessing with data obtained as a result of the Surface Reconnaissance and Exploration authorizations.

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ANNEX 6

MINIMUM SCOPE OF THE APPRAISAL

ACTIVITIES

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Minimum Scope of the Appraisal Activities

Any Work Program related to the Appraisal activities shall contain and develop as minimum the following items:

1.	A map and coordinates of the prospect area to be appraised.

2.	Report of the studies and work performed that led to the Discovery.

3.	Report of the nature of the Discovery and its estimated size.

4.	A plan of Appraisal activities, including drilling, testing and Appraisal, as well as the technical, economic, social, and environmental studies to be conducted to determine recovery factors, as well as the requirements with for processing and transportation of Hydrocarbons relating to the Discovery.

5.	Estimated number and possible location of the Appraisal Wells to be drilled.

6.	Preliminary drilling programs for the Appraisal Wells.

7.	A detailed estimate of the Costs of conducting the Appraisal activities.

8.	Proposal for duration of the Appraisal Period.

9.	Safety and environmental protection measures.

10.	Execution program of the Appraisal activities.

11.	Location at which Hydrocarbons obtained during any production test shall be delivered to the Marketer.

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ANNEX 7

APPRAISAL REPORT

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Appraisal Report

The Appraisal Report shall include as a minimum the following information:

1. A report describing all Surface Reconnaissance and Exploration, Exploration and Appraisal activities carried out by the Contractor in the Contract Area during the Exploration Period, including the Appraisal Periods;

2. The technical data, maps, and reports relating to the Contract Area, including, but not limited to: topographical, geological, geophysical and information on analysis of the subsoil; the density of potential production areas; the depths of the various contact points for gases and/or fluids; the petrophysical properties of the rocks in the reservoir; an analysis of the data relating to pressure-volume-temperature (PVT) of the fluids and gases in the reservoir; the characteristics and pertinent analysis of the Crude Oil discovered, and the depth, pressure and other characteristics of the reservoir and the fluids found therein;

3. An estimate of the Hydrocarbons found at the site and of the ultimate recovery from the reservoir;

4. A forecast of the maximum efficient rate of production of each individual Well and of any reservoir discovered, as indicated in Article 8.1;

5. A study of the feasibility of development of the Appraisal Area, which shall contain an economic analysis based on reasonable forecasts, on a Year-by-Year basis, of the production profiles, required investments, revenues and Operating Costs;

6. Any opinion provided by experts responsible for conducting operational, technical and economic studies related to the Discovery;

7. Any other fact considered relevant by the Contractor and the conclusions resulting from such fact, and

8. General conclusions and discussion of the reasoning behind them, including any conclusion as to whether any Discovery may be considered a Commercial Discovery.

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ANNEX 8

MINIMUM CONTENT OF THE

DEVELOPMENT PLAN

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Minimum Content of the Development Plan

The Development Plan shall be prepared in accordance with the Applicable Laws and shall contain the following items as a minimum:

1.	Description of the Commercial Discovery to be developed.

(a)	General description;

(b)	Delimitation of the Field;

(c)	Description of the area in which it is located, and

(d)	Description of the formations containing the Hydrocarbons.

2.	Information on Reserves and Production.

(a)	Estimate of the volumes in situ, proven, probable and possible Reserves with respect to each reservoir in the relevant Field (determined in each case on the basis of the life of the reservoir without taking into account the duration of the Development Period). The information shall be broken down by Petroleum, Condensates and Natural Gas. If applicable, an estimate of contingent resources shall be included;

(b)	Estimate of production profile for each reservoir that is expected to be delivered at the Measurement Point each Year during the Development Period. The information shall be broken down by proven, probable, and possible Reserves;

(c)	Explanation of how the production profile of the proven Reserve permits achievement of the commercial potential of such Reserve as efficiently as possible, taking into account alternative development schemes that were considered or rejected, and

(d)	Estimated date for commencement of Regular Commercial Production.

3.	Description of the Proposed Activities.

(a)	A description of the development approach proposed that includes the following:

(i)	General description of expected activities for the relevant Development Period;

(ii)	General description of the Materials to be constructed or employed in connection with the relevant Development Plan, including a description of the Gathering Facilities and in such case, those in which shared use of facilities is contemplated in accordance with Annex 13;

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(iii)	General description of required Commercialization Facilities;

(iv)	Description of the development and management policy for the reservoir;

(v)	The Measurement System and Measurement Points that the Contractor proposes to use;

(vi)	The proposed location and drilling and completion techniques for Wells; and

(vii)	Expected actions for Abandonment of the facilities to be used during the Development Plan, including the total estimated Cost that the Contractor expects with respect to Abandonment operations.

(b)	Main characteristics of the proposed works, services, and Materials and of the probable additional works, services and Materials to be performed or purchased depending on the results of the initial work, services and Materials, including those necessary for Hydrocarbon conditioning into commercially accepted conditions with respect to sulfur, water and other elements in accordance with the Applicable Laws and the Industry Best Practices.

(c)	Alternative approaches to development considered and reasons for selection of the proposed approach.

(d)	Schedule for works, services and supply or construction of Materials including the tentative schedule for construction or purchase of major facilities and timetable for reaching commercial production rates. The Contractor shall include the first Work Program and Budget in accordance with Articles 10.3 and 11.3 of the Contract.

(e)	If a Commercial Discovery extends beyond the Contract Area, a proposed program for the unified development of the Fields.

(f)	In case that shared use of infrastructure is foreseen, a proposal for the corresponding agreement, in accordance with Annex 13 and the Applicable Laws.

4.	Budget and Economics.

(a)	An estimate of the Recoverable Costs for each Year. Such estimate shall be prepared for each case of proven, probable, and possible Reserves. Such estimates shall be submitted in constant Dollars without adjustment for expected inflation;

(b)	Any proposed arrangement for sharing facilities or Costs, or combining and redistributing production, with Persons outside of the Contract Area, and

(c)	Expected program for the return of the Contract Area or any part of it.

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5.	Risk Management Programs. The Risk Management Programs shall derived from the Management System and contain, at least, the following items:

(a)	A description of the measures and actions for prevention, monitoring and mitigation of the identified, analyzed and evaluated risks, as well as the improvement of the performance of a facility, or group of facilities, including emergency and contingency plans to be implemented in accordance with Industry Best Practices, and

(b)	Other considerations determined by the Agency in accordance with Applicable Laws.

6.	Subcontracting. A reasonably detailed description of the works, services, and Materials to be carried out by Subcontractors, in addition to the development approach, including a program for the selection and contracting of Subcontractors.

7.	Additional Information. The Contractor shall include in its proposal of the Development Plan any other information it considers to be necessary for a complete evaluation of the Development Plan, including the information requested by the CNH.

8.	Additional Information for Modifications of the Development Plan. If the Contractor wishes to make changes to the Development Plan, the Contractor shall submit:

(a)	Detailed reasons for the proposed modification;

(b)	A discussion of activities that have been conducted under the original Development Plan or its most recent modification, as the case may be, and

(c)	All information set forth in this Annex 8 (or, if applicable, only such information being modified).

In the understanding that in the event that CNH does not approve the modifications to the Development Plan proposed by the Contractor, the Contractor shall implement the previously approved Development Plan.

9.	National Content and Transfer of Technology. The Contractor shall include a chapter in its proposed Development Plan containing the applicable periods and stages to ensure achievement of the national content goal set forth in Article 19.3. In addition, the Contractor shall include a chapter containing a transfer of technology program. Such chapters shall be considered a commitment by the Contractor and an integral part of the Contract.

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10.	Geological, geophysical and engineering information considered. The Contractor shall make available to CNH the supporting information it used for the proposed Development Plan. Such information shall be kept throughout the duration of the Contract.

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ANNEX 9

FORM OF EXPLORATION

PERFORMANCE GUARANTEE

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Form of Exploration Performance Guarantee

Date:

Irrevocable Standby Letter of Credit No:

From: [Name of Issuing Bank] (the “ISSUING/CONFIRMING BANK”)

By request and on account of [NAME OF ISSUING/CONFIRMING BANK CUSTOMER], we hereby issue this Irrevocable Standby Letter of Credit number (the “Letter of Credit”) in favor of the National Hydrocarbons Commission (the “BENEFICIARY”) for an amount up to USD$     (         million Dollars 00/100 USCY), available on demand at the desks of the ISSUING/CONFIRMING BANK.

The BENEFICIARY may make one or more Disposals under this Letter of Credit against a written payment request (each one of those written payment requests, a “Disposal”) that states the amount requested for payment and that:

(a) (i) There has been a default by the Contractor (as such term is defined in the Contract) on the Minimum Work Program or the applicable additional drilling commitment under the Contract for Exploration and Extraction of Hydrocarbons under the modality of production sharing, dated                 , entered into by and between the National Hydrocarbons Commission of Mexico and [NAME OF THE PARTICIPATING COMPANIES] (the “Contract”), and (ii) the BENEFICIARY is entitled in accordance with the Contract to make a Disposal under the Letter of Credit for the amount requested to be paid, or

[(b) (i) The BENEFICIARY has received a notice pursuant to the following paragraph of this Letter of Credit to the effect that the ISSUING/CONFIRMING BANK has decided not to extend the Expiration Date of this Letter of Credit for an additional period of one (1) year, and (ii) the Contractor (pursuant to the definition of such term in the Contract) did not provide a substitute letter of credit, in form and substance acceptable to the BENEFICIARY, before a period of thirty (30) Days prior to the Expiration Date, issued by a bank acceptable to the BENEFICIARY, with the understanding that in such case the BENEFICIARY will be entitled to draw the total amount available under this Letter of Credit.]

This Letter of Credit shall expire on                     (the “Expiration Date”), with the understanding that such date shall be automatically extended as indicated in the International Practices for Letters of Credit - ISP98, ICC publication 590. This Letter of Credit shall be automatically extended for additional periods of one (1) Year as of the Expiration Date and each subsequent expiration date, unless the ISSUING/CONFIRMING BANK notifies the BENEFICIARY at least thirty (30) calendar Days prior the Expiration Date, by written notice delivered by hand with acknowledgement of receipt requested, that the ISSUING/CONFIRMING BANK has decided not to renew this Letter of Credit for such period.

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The ISSUING/CONFIRMING BANK agrees that any Disposal by the BENEFICIARY complying with the terms and conditions of this Letter of Credit shall be punctually honored and paid by the ISSUING/CONFIRMING BANK with its own funds on or before the end of the second Business Day following proper submission, on or before the Expiration Date, of the required documents. Under this Letter of Credit “Business Day” means any Day other than Saturday, Sunday or another Day when banks are authorized or required to close in Mexico.

This Standby Letter of Credit is subject to International Practices for Letters of Credit - ISP98, ICC publication 590, and, to the extent there is no conflict with ISP98, shall be governed and construed by the laws of Mexico. Any dispute arising from this Letter of Credit shall be subject to the exclusive jurisdiction of the competent federal courts of Mexico located in Mexico City.

Upon receipt of a request for a Disposal by the BENEFICIARY, within one Business Day thereafter, the ISSUING/CONFIRMING BANK shall determine whether the documents constituting the Disposal were in order and adequate in accordance with the conditions of this Letter of Credit, or whether such Disposal does not meet the requirements of this Letter of Credit, and shall inform the BENEFICIARY in writing of the inconsistences resulting in such rejection. The BENEFICIARY may present new requests meeting the terms and conditions of this Letter of Credit.

All payments that ISSUING/CONFIRMING BANK makes to BENEFICIARY under this Letter of Credit shall be made via electronic transfer of funds to the bank account in Mexico City specified by the BENEFICIARY in the payment request.

The rights of the BENEFICIARY under this Letter of Credit are not transferable, except where such rights are assigned to the Federal Government of Mexico.

All banking expenses related to this Letter of Credit shall be borne by [NAME OF ISSUING/CONFIRMING BANK’S CUSTOMER].

The BENEFICIARY may submit a Disposal request for the entire amount or for partial Disposals.

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ANNEX 10

PROCUREMENT

OF GOODS AND SERVICES

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PROCUREMENT OF GOODS AND SERVICES

1.	Procedures for the Procurement of Goods and Services Section I. Procurement of Goods and Services.

1.1.	For the procurement of goods and services, the Operator shall observe the rules and guidelines on the procurement of goods and services for the activities carried out under this Contract, subject to principles of transparency, economy and efficiency.

For purposes of this Annex 10, in addition to the definitions established in the Contract, the definitions in the applicable Guidelines issued by the Ministry of Finance in effect on the date of the award of the Contract shall be deemed to be included.

1.2.	The Operator shall observe provisions below with respect to acquisitions and contracting:

I.	Comply with the provisions of the agreement establishing the Methodology for the Measurement of National Content in Assignments and Contracts for the Exploration and Extraction of Hydrocarbons, as well as the permits in force in the Hydrocarbons industry, issued by the Ministry of the Economy;

II.	Give preference in contracting local companies, when the services they offer are similar in quality and availability to those existing in the international market and when the prices for their services are within benchmarks or market prices, and

III.	Give preference to purchasing Materials, equipment, machinery and other consumer goods produced domestically when their quantity, quality and delivery dates are similar to those Materials, equipment, machinery and other consumer goods available in the international market and when prices of their goods are within benchmarks or market prices.

Section II. Procedure for Contracting Suppliers of Goods and Services.

1.3.	When contracting suppliers, the company that offers the best quality, price, logistics and guarantees as to the volumes of goods and amount of services required throughout the project shall be considered. For such purposes, the Operator shall adhere to the provisions of this Annex 11, and if applicable, submit relevant documentation in order to demonstrate that the contracting of such goods and/or services was not agreed upon at prices higher than benchmarks or market prices.

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For the contracting of suppliers, the company that offers the best technical, economic and financial conditions, as well as those that guarantee the provision of inputs, on a timely and efficient basis and at the lowest total integrated Cost, shall be considered.

1.4.	The goods or services that are linked to joint processes shall be agreed upon on an integrated basis, provided that this represents a greater guarantee on supply and greater economic benefit.

The guidelines or bidding requirements for the terms of reference for contests or biding processes shall establish legal conditions, and conditions of economic, financial and technical capability and of experience and other conditions that the contestants or bidders shall satisfy to participate. The Operator shall not establish requirements that prevent and hamper the participation of companies or violate the equality of applicants.

1.5.	In any event, the contest or bidding processes shall be carried out under principles of transparency, maximum publicity, equality, competitiveness and simplicity. The Operator may provide different awarding mechanisms. In the contest or bidding processes, tiebreaker criteria shall be stipulated, which shall be included in the corresponding contest or bidding guidelines.

The Operator shall observe the following:

I.	For contracts or acquisitions valued less than or equal to US$1,000,000 (one million Dollars) or the equivalent in national currency, the Operator shall be free to determine the procedures and methods to choose the supplier it considers appropriate. The Operator shall retain the information, documentation, and/or evidence to demonstrate, for purposes of transactions related to such subcontracting or acquisition entered into with related parties, both residents in national territory and abroad, that they were determined considering the prices and amounts of consideration that would have been used with or between independent parties in comparable transactions. With respect to transactions with third parties subject to procurement or supply agreements on a regional or global basis, the Operator shall retain the information, documentation, and/or evidence that proves that such transactions were carried out pursuant to market benchmarks and, if applicable, that the benefits derived from these contracts are reflected in lower Costs to recover;

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II.	For contracts and acquisitions with a value greater than US$1,000,000 (one million Dollars) and less than or equal to US$20,000,000 (twenty million Dollars) or its equivalent in national currency, the Operator shall obtain at least three (3) quotes for the goods or services contracted. If the value of the quote selected exceeds by 5% (five percent) from the lowest priced quote found in benchmarks or market prices, the Contractor shall justify why it selected such quote and the technical and economic criteria considered. If, as a result of conducting the process previously described, the selected supplier is a related party, the Operator shall deliver the contract relating to the transaction and the corresponding transfer price study to the Ministry of Finance and to CNH, via the Fund’s systems; and

III.	For contracts or acquisitions with a value higher than US$20,000,000 (twenty million Dollars) or its equivalent in national currency, the Operator shall conduct an international public contest or bidding process in which all participants are treated equally and it shall select the participant that offers the best economic conditions. If a proposal is chosen but such proposal does not offer the lowest price, Operator shall justify the reason for such choice and the technical and economic criteria considered.

An international public contest or bidding process shall be considered as the first method for awarding a contract, with the purpose of promoting the participation of the greatest number of qualified bidders to obtain the best market conditions.

Furthermore, the Operator shall ensure same treatment to all participants so that effective competition exists, avoiding all types of preference or discrimination that favor or prejudice to any of them in benefit or detriment of others. The Contractor shall also clearly identify the subject matter of the contest or bidding process, the conditions of the service or delivery of the goods and/or services in order to determine the terms of the future contract. To the extent that goods and/or services are the subject matter of a contest or bidding process, unnecessary restrictions that reduce the number of qualified contestants or bidders should be avoided.

The method for the contest or bidding process shall preferably be one in which offers be submitted in writing, in sealed envelopes within the established time limits, signed by the legal representatives of the bidders, and complying with the requirements indicated in the contest or bidding documents.

Such contests or bidding processes shall provide the procedures for the selection of the winner and for the resolution of disputes permitting defense or challenge by the bidders.

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Once the procedure for the corresponding contest or bidding process has been completed, the Operator shall submit a detailed report on the conditions of the development of the contest or bidding process, the evaluation and comparison of the bids, and the grounds for awarding the contract. Also, a certified copy of the contract and the corresponding report of the contest or bidding process shall be provided to the Ministry of Finance via the Fund’s systems. If applicable, the Operator shall provide a comparative analysis of the proposals of the participants and with the reasons on why the winner was selected, as well as the technical, commercial and contractual terms of the proposals.

The Operator shall not unnecessarily divide the acquisition and contracting processes in order to avoid the thresholds indicated in this subsection.

The thresholds referred to in this subsection shall be updated in the month of January based on the changes in the United States Producer Price Index as published by the Bureau of Labor Statistics of the United States of America, with identification number WPU00000000, without seasonal adjustment, which represents an index of all merchandise or, if applicable, its substitute index by decision of the issuing institution. In case such price index changes or is revised, the first published version of the index will prevail. If the reference Index changes, the Ministry of Finance will announce a new reference that is representative for such purposes.

1.6.	In the event that, in any contracting conducted under the procedures referred to in sections II and III of the preceding subsection, the Costs increase due to unforeseen circumstances, the Contractor shall observe the following:

I.	If the Costs increase by an amount equal to or lower than 5% (five percent), but are not higher than the benchmarks or market prices, in accordance with the analysis previously performed, it will not be necessary to justify such increase;

II.	If the Costs increase by an amount greater than 5% (five percent), but are not higher than the benchmarks or market prices, in accordance with the analysis previously performed, it will be necessary to justify such increase, and

III.	If the increase in Costs is higher than the benchmarks or market prices, the portion of the Costs beyond the range shall not be considered as Recoverable Costs.

1.7	The Operator may directly allocate the contract or acquisition to a related party or a

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third party, without the need for a contest or bidding process, so long as it is first demonstrated that the bid submitted by the related party or third party offers a price or consideration that is not higher than the benchmarks or market prices, amounts of consideration or profit margins found in reasonable markets, in accordance with the interquartile method procedure under the Applicable Laws and, if applicable, the benefits arising from such contracts are reflected in lower Costs to recover.

If under an accounting and financial verification it is identified that the value of the price is higher than the market benchmark or price, the difference will not be considered as a Recoverable Cost.

In the case of contracting goods and/or services with prices regulated by the State and no other purchase option exists, the Contractor may carry out make such contracts without a contest or bidding process and without conducting preceding studies.

1.8	If, instead of choosing to conduct any contracting under procedures II and III of subsection 1.5, the Operator directly allocates the procurement of goods and/or services to a related party or third party, the criteria in subsection 1.6 of this Annex will apply if there are increases in Costs.

Any analysis or study with the purpose of showing that an acquisition or contract is at reference values for transactions with third parties or at market prices for related parties must be accompanied by all information to permit replication of the results obtained, as well as the criteria followed in its preparation. If the information that the Operator provides is insufficient for the Ministry of Finance to replicate the results, the difference above the median value of the relevant Cost, in accordance with the interquartile method procedure under the Applicable Laws, shall not be considered as Recoverable Cost.

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ANNEX 11

PROCEDURES FOR DELIVERY OF INFORMATION OF

CONSIDERATIONS TO THE MEXICAN FUND OF

PETROLEUM FOR STABILIZATION AND

DEVELOPMENT AND ITS PAYMENT

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PROCEDURES FOR DELIVERY OF INFORMATION AND CONSIDERATIONS

OF THE MEXICAN FUND OF PETROLEUM FOR STABILIZATION

AND DEVELOPMENT AND ITS PAYMENT

1.	Procedures.

1.1	The Fund shall establish and administer a registry in which every Contract for the Exploration and Extraction of Hydrocarbons shall be registered. The Fund shall announce the requirements for the Contractor to complete such registration. Such requirements shall include at a minimum:

(a)	Application for registration;

(b)	Certified copy of the corresponding contract, as well as any modification thereto;

(c)	Notarial instrument that certifies the capacity of its legal representative. In case of a consortium, the Participating Companies shall appoint a common representative who will interact with the Fund.

(d)	In case of Consortia, a Public Instrument that proves the personality of the Operator, as well as the participation and personality of each of the Participating Companies.

The Contractor shall deliver the necessary documentation to CNH in order to register the contract in the Registry made available by the Fund in accordance with the guidelines it issues.

1.2	No later than three (3) Business Days after the Contractor has complied with all the requirements to register the Contract in the registry, the Fund shall deliver a certificate of registration to the Contractor.

1.3	The Fund may register the Contract and accordingly, pay the Contractor the Considerations to which it is entitled under this Contract, if the requirements to register are met and the respective certificate of registration is used. The Fund and its representatives shall not incur any liability in the event a Contract cannot be registered in the registry due to failure to comply with the registration requirements.

1.4	For the payment of Consideration under this Contract to a Consortium, the Contractor shall notify the Fund of the manner in which such payment is to be made, in accordance with the joint operating agreement entered into by the Participating Companies, which has been approved by CNH:

(a)	That each Participating Company receives its respective share of the Consideration; or

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(b)	That the Considerations be delivered to the Operator to be distributed by it among the Participating Companies in their respective portions.

1.5	The Fund shall manager a computer system that will allow it to collect and safeguard the information provided by the Contractors in accordance with the respective contracts and to carry out its objectives. The Fund shall announce on its website the means, protocols, catalogues, formats, and other specifications to be able to upload electronically this information in its computer system, including the signature by means of the advanced electronic signature (FIEL).

1.6	By means of the computer system developed for such purpose, the Fund shall keep a record of the production, Contractual Prices and Contractual Value of the Hydrocarbons, Costs, and all other elements necessary to determine the Considerations. Based on the information provided by the Contractors and CNH, the Fund shall calculate the respective State’s Considerations. The foregoing shall be without prejudice of: (i) the verification authorities of the Ministry of Finance, and (ii) the authorities of CNH to manage and supervise the Contracts, within the scope of their respective authorities, as to compliance by the Contractors with their contractual obligations. Prior to the calculation, the Fund may consult with CNH or the Ministry of Finance to the extent it deems relevant, in order to verify actual performance of the Contractors of their contractual obligations.

1.7	The Fund will make available to the Contractor an exclusive access portal to the above- mentioned computer system and grant an access key to such portal to every Person designated by the Contractor for such purpose by means of security systems determined by the Fund. Information related to the Contract as well as information regarding production, prices, recorded costs and expenses, and considerations, among other items, may be consulted in such portal.

1.8	The Fund will calculate the Considerations based on the information that the Contractor registered by the end of the term in accordance with the procedures related to information receipt established by the Fund, without implying a declaration on the validation or verification thereto, thus such calculation does not limit the revision, validation, and verification duties regarding such information and its supporting documentation covered in this Contract. The Ministry of Finance, in exercise of its verification duties, may review the registered information and the supporting documentation, and, if appropriate, determine the adjustments in favor of the State or the Contractor, as applicable, in accordance with the Contract. Any information that has not been registered with the Fund during the receipt period shall be deemed as not submitted. In exceptional cases, the Operator may register and, if applicable, submit the corresponding supporting information no later than sixty (60) Business Days following the delivery of the corresponding receipts from the Operator, for the calculation of the foregoing Considerations in accordance with the procedures of information receipt established by the Fund.

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1.9	The Contractor, by conduit of the Operator and via the IT system developed by the Fund, may review, and in such case, submit comments on the calculation of the Considerations made by the Fund. The Fund shall receive such comments starting from the seventeenth Business Day of the Month and during the next two (2) Periods through the means provided by the Fund to the Operator for such purpose. From the analyses of the observations of the Operator, the Fund may determine that the Considerations did not consider all of the available information for their determination and shall notify the Ministry of Finance, so that the latter exercises its verification duties and, as applicable, determines the corresponding adjustments in favor of the State or the Contractor, as appropriate, in accordance with the Contract.

1.10	The Fund shall issue a certificate of payment of the Considerations to which the Contractor is entitled under the terms of this Contract, in accordance with the procedure established in subsection 9.8 of Annex 3

1.11	The Fund shall issue the time schedules for receipt of notifications and prior notices. The delivery of resources and payment of State Considerations in kind shall be effected exclusively by electronic means, using the relevant payment systems, in the accounts and through the means published for such effects by the Fund.

1.12	The Contractor, by conduit of the Operator, shall transfer to the account of the Fund all revenues arising from the transfer of assets which Costs have been recovered in terms of the Contract within ten (10) Business Days following the settlement of the sale.

1.13	In cases of Acts of God or Force Majeure determined by CNH, the terms shall be suspended until the Act of God Force Majeure ceases.

1.14	Each Participating Company, by conduit of the Operator, shall deliver to the Fund all the accounting reports regarding economic benefits prepared in accordance with the Applicable Laws, considering the guidelines issued for such effect by the National Bank and Securities Commission, so that issuing companies report, for financial and accounting purposes, the Contracts and the corresponding expected benefits thereto.

2.	Application for registration to the Mexican Petroleum Fund for Stabilization and Development.

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BANK OF MEXICO AS TRUSTEE

AVENIDA 5 DE MAYO, COLONIA CENTRO, DELEGACIÓN CUAUHTEMOC

MEXICO, DISTRITO FEDERAL

Ref: Application for Registration

In reference to the Public Trust Fund of the State referred to as the MEXICAN PETROLEUM FUND FOR STABILIZATION AND DEVELOPMENT (interchangeably the “Fund” or the “Trust Fund”) executed on September 30, 2014 by the Ministry of Finance, as Trustor, and the Bank of Mexico as Trustee.

All undefined capitalized terms used in this Application shall have the meaning set forth in the Fund.

To this regard, based on the provisions in Clause Seventh of the Trust, we hereby request the registration of the (Contract / Assignment) described in this Application for Registration in the Registry of the Trustee, therefore this Application for Registration is accompanied by the following documents and information:

(I)	Certified Copy of the (Contract / Assignment Title) as Annex A; and

(II)	The undersigned, [Full Name of the Legal Representative], [Position], related to the Trust, certifies that: (i) the persons whose names are indicated below (the “Authorized Persons”) are duly empowered to subscribe in representation of the [Contractor/Assignee] any documents and notices in accordance with the terms and conditions of the Trust Fund; (ii) the signature that appears in this certificate next to the Authorized Persons’ names is the wielding signature, and (iii) the Trustee shall only recognize as valid the documents signed by the Authorized Persons, and

NAME	SIGNATURE	PHONE NUMBER	E-MAIL

(III)	With respect to the Contractor’s Considerations, which in any case, the Trustee must pay to the Contractor in accordance with the provisions of the Trust, it is hereby informed that these quantities shall be deposited in the corresponding account [].

[Contractor/Assignee]

By: [    ]

Position: [    ]

i This fraction shall only be included in the Applications for Registration submitted by the Contractors whose contracts include cash payments for the corresponding considerations.

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ANNEX 12

ASSET INVENTORY

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ANNEX 12

ASSET INVENTORY

•	In the Contractual Area, based on the information of the Data Room, with respect to the wells inventory, the Luhua-1 well with UWI 3060000939 and geographical coordinates: Latitude 18º16’02.437” Longitud 94º23’07.316”, and UTM coordinates: X 353.550.49 Y 2,020,197.27. In the information of the Data Room, there is no record of facilities on surface.

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ANNEX 13

SHARED USE OF FACILITIES

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ANNEX 13 SHARED USE OF INFRASTRUCTURE

1.	General Provisions

1.1	For purposes of this Annex 13 the following will apply:

(a)	The Contractor acts as a service provider when it has developed infrastructure in terms of the Contract and uses such infrastructure to assist a user – contractor or assignee – in exchange for a fee, in terms of this Annex 13.

(b)	A third party who enters into an agreement with the Contractor for the shared use of infrastructure developed in terms of the Contract shall be deemed as “User”.

2.	Available Capacity Evaluation

2.1	As part of the Development Plan submission, in case that such Development Plan considers the construction of new Gathering, displacement, and logistics facilities for unprocessed Hydrocarbons, outside of the Contract Area, the Operator will have the obligation to conduct a market research, for the purpose of detecting any possible needs for additional capacity regarding the planned infrastructure. As part of this research an open season shall be conducted in accordance with the applicable regulations and the regulations from the Energy Regulatory Commission.

In case that the market research outlined in the previous paragraph determines third party interest regarding the shared use of facilities, they shall be deemed as transportation or Storage facilities, as appropriate, and they will be subject to the regulations from the Energy Regulatory Commission. In accordance with the applicable regulations for transportation and Storage, the Operator and Participating Companies may not conduct such activities directly with respect to its corporate purpose.

2.2	In case that the market research determine no third party interest regarding the shared use of facilities, or in case that such facilities are catalogued as regulated facilities, and its construction suffered delays due to the lack of purchase guarantees, in accordance with the maximum term established in the Development Plan approved by CNH, the Operator may proceed with the construction of the facilities as originally proposed in the Development Plan by its own and in terms of this Contract. Without prejudice of the foregoing, the Contractor through the Operator shall make such facilities available when it is technically viable, in accordance with subsections 3 and 4 of this Annex 13.

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3.	Shared Use of Facilities Developed in Accordance with the Contract

3.1	The facilities developed in accordance with the Contract with the purpose of gathering, conditioning, and displacing of Hydrocarbons may be subject to shared use; and hence, the Contractor, by conduit of the Operator, shall share and make available such facilities, in accordance with the following:

(a)	The Contractor, through the Operator, may reach an agreement with a third party regarding the access to the facilities developed in accordance with the Contract for its shared use, and in such case, it will be deemed as service provider in exchange for a fee that shall not be greater than such fee determined in accordance with the methodology for the maximum fee determination established in subsection 4 of this Annex 13.

(b)	In the case that a third party does not reach an agreement with a third party, CNH will submit an opinion regarding the conditions for the a service provision agreement in order to grant access to the third party for the shared use in accordance with the principles established in the next paragraph. The decision of CNH will be bonding for both parties.

(c)	The shared use of facilities shall not be unduly discriminatory and will be subject to:

i.	The availability of volumetric capacity of the systems and technical feasibility.

ii.	The minimum quality thresholds used by the Operator in the Contractor’s infrastructure.

3.2	The Contractor, through the Operator, and the third parties shall determine the terms and conditions for their access, subject to the principles established in paragraph (c) of the previous subsection and the Applicable Laws.

Such terms and conditions shall determine the responsibilities of each party with respect to the infrastructure and the provided services, as well as guarantee, among other aspects, that the Contractor, through the Operator, and the User shall have the quantities and qualities of Hydrocarbons equivalent to those delivered in the interconnection point, without prejudice of the volumetric adjustments at the exit point, to compensate for quality profits or losses.

The terms and conditions shall be approved by CNH, before their underwriting.

3.3	Third parties interested in the shared use of infrastructure referred to in this section 3, shall present the corresponding request form to the Contractor, through the Operator. These requests will be subject to the capacity use rules as provided in the Applicable Laws.

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The Contractor, through the Operator, shall allow shared use of the infrastructure based on the terms and conditions agreed upon with the User, which will be included in the agreement entered into by the parties.

3.4	In case that there are technical obstacles, the Operator and the User shall jointly reach an agreement in good faith to resolve such obstacles. If the Operator and the User do not reach an agreement to solve the technical obstacles, any of them may request the opinion of CNH, which will fix its position within the following thirty (30) Days after the receipt of the referred request. The decision of CNH shall be binding for both parties.

3.5	In the event that the Operator denies access to the facilities to a User and it is actually proven that the Contractor has available capacity, or is offering such service in unduly discriminatory conditions, the User may request the opinion of CNH, which will fix its position within the following thirty (30) Days after the receipt of the referred request. The decision of CNH shall be binding for both parties. In the first case, the Contractor shall demonstrate to CNH the lack of capacity or any other technical obstacle at the moment that it denied access.

3.6	In the event that the Operator claims that restriction to the shared use of the infrastructure is due to Acts of God or Force Majeure, this shall be notified to CNH on the next Day after such cause has taken place by the means determined by CNH for such purpose. The Operator shall present a continuity plan for the activities in the term established by CNH in accordance with the particular conditions of the event.

3.7	In case that the Contract corresponding to the Contractor that is providing services terminates for any reason, CNH will determine the third party that will operate, on behalf of the State, the shared infrastructure. The User shall conduct the corresponding payment in accordance with the agreed unitary fee for the use of infrastructure that corresponds in favor of the third party operator determined by CNH.

4.	Maximum Unitary Fee for the Shared Use of Infrastructure.

4.1	The cost for the User for the use of the shared infrastructure is subject to the following:

(a)	The cost for the User will be the result of multiplying the agreed unitary fee times the handled volume in the infrastructure the service provider.

(b)	The agreed unitary fee between the Contractor and the User shall not be greater than the maximum unitary fee established in accordance with this section 4. In case that the Contractor and the User are related parties, the determination of the components of the formula regarding the maximum unitary fee shall follow the provisions relative to transfer prices established in Annex 4.

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(c)	If necessary, the maximum unitary fee shall consider additional required infrastructure to allow the interconnection as well as operation and maintenance costs associated with such additional infrastructure for the efficient handling of the volume of the User in the existing infrastructure.

(d)	Operation and maintenance of the shared infrastructure, as well as the construction and installation of additional required infrastructure for the interconnection will be conducted by the Operator and financed by the Contractor.

4.2	In such case, the costs associated to the User interconnection with the infrastructure subject to the shared use shall be covered by the User.

4.3	The maximum unitary fee shall be determined in accordance with the next formula:

Where:

Mt =Maximum unitary fee in Dollars per unit of volume, for the use of the infrastructure Period t.

l0=Investment originally made by the Contractor to develop the infrastructure in terms of the Contract intended to be shared, in Dollars considering provisions registered and recognized in the Contract.

Q0=Annual installed capacity of the infrastructure associated with l0.

N0= Contractual life in Years that the infrastructure associated with l0 operate since the beginning of the Period in which construction is finalized, until the end of the Contract of the Contractor.

lA= Additional investment in the infrastructure made by the Contractor in order to provide the service to the User, in Dollars.

QA= Annual capacity of the infrastructure associated with lA. In such case, this annual capacity shall consider the additional capacity that lA brings to the original infrastructure associated with lO

NA= Contractual life in Years that the infrastructureassociated with lA operate since the beginning of the Period in which construction of such infrastructure is finalized, until the end of the Contract of the Contractor.

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Ot = Operation and maintenance costs incurred by the Contractor, associated with IO, in Dollars per unit of volume handled in such infrastructure during Period t.

At = Operation and maintenance costs incurred by the Contractor, associated with IA, in Dollars per unit of volume handled in such infrastructure during Period t.

Tax rate equal to 30%

=Formula of present value of the annuity of Ni periods with a yield r.

r = Nominal yield rate, equivalent to 10.81%

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ANNEX 14

PRIVATE AGREEMENT FOR JOINT BID

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CNH 4 FORM PRIVATE AGREEMENT FOR JOINT BID

PRIVATE AGREEMENT FOR JOINT BID, entered into by and between Sierra Oil & Gas, S. de R.L. de C.V., represented herein by Salvador Beltrán del Río Madrid; Talos Energy LLC, represented herein by Ana Irma Amado Córdova; and Premier Oil Plc., represented herein by José Jhacob Hinojosa Tah (jointly as the “Members”), respectively, in order to submit a joint bid in the Bidding CNH-R01-L01/2014, with respect to the awarding of Sharing Production Contracts for the Exploration and Extraction of Hydrocarbons in Shallow Waters – First Round, pursuant to the Bidding CNH-R01-C01/2014, published by the National Hydrocarbons Commission in the Federal Official Gazette on December 11, 2014; pursuant to the following representations and clauses:

REPRESENTATIONS

I. The company, Sierra Oiil & Gas, S. de R.L. de C.V., represents that:

I.1. It is a company incorporated pursuant to the laws of the United Mexican States and proves its legal existence with Notarial Instrument number 71,114 dated July 10, 2014, issued by Mr. Roberto Núñez y Bandera, Notary Public number One for the Federal District; such notarial instrument was filed with the Public Registry of Commerce under commercial electronic folio number 518615-1, on July 16, 2014.

I.2. Its domicile is located on Juan Salvador Agraz (street) #40-505, Colonia (neighborhood) Desarrollo Santa Fe, Delegación (district) Cuajimalpa de Morelos, México, Distrito Federal, C.P. (postal code) 05348.

I.3 That Mr. Salvador Beltrán del Río Madrid proves its capacity and authorities with the power-of-attorney granted by Sierra Oil & Gas S. de R.L. de C.V. in Notarial Instrument number 67,221 dated March 24, 2015, issued by Mr. Erik Namur Campesino, Notary Public number Ninety-Four for the Federal District, and he states, under oath, that to this date such authorities have not been revoked, limited, or modified in any manner whatsoever.

II. The company, Talos Energy LLC, represents that:

II.1 It is a company organized pursuant to the laws of Delaware, United States of America, and proves its legal existence with the Certificate of Formation issued by the State of Delaware, granted by the Corporate Division of the Secretary of the State of Delaware.

II.2 That its domicile is located in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

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II.3 That Ms. Ana Irma Amado Córdova proves its capacity and authorities with the power-of- attorney granted by Talos Energy LLC in Notarial Instrument number sixty-seven thousand three hundred ninety-five dated the eighth of April 2015, issued by Mr. Erik Namur Campesino, Notary Public number Ninety-Four for the Federal District, and she states, under oath, that to this date such authorities have not been revoked, limited, or modified in any manner whatsoever.

III. The company, Premier Oil Plc., represents that:

III.1 That it is a company incorporated pursuant to the laws of the United Kingdom of Great Britain and Northern Ireland and proves its legal existence with corporate certificate dated July 31, 2002, issued by the Companies House with the presence of authorized officer Alyson Jane Thomas.

III.2 That its address is located at 23 Lower Belgrave Street, London, SWLW ONR, United Kingdom.

III.3 That Mr. José Jhacob Hinojosa Tah proves its capacity and authorities with the power-of-attorney granted by Premier Oil Plc. in Notarial Instrument number 94,142 dated the tenth of February 2015, issued by Mr. José Ignacio Senties Laborde, Notary Public number One Hundred Four for the Federal District, and he states, under oath, that to this date such authorities have not been revoked, limited, or modified in any manner whatsoever.

IV. The Members represent that:

IV.1 They agree to perfect and formalize this agreement for purposes of submitting a joint bid pursuant to the Bidding Guidelines;

IV.2 They provide as common domicile the following: Juan Salvador Agraz (street) #40-505, Colonia (neighborhood) Desarrollo Santa Fe, Delegación (district) Cuajimalpa de Morelos, México, Distrito Federal, C.P. (postal code) 05348; and as common email for hearing and receiving notifications: salvador.beltrandelrio@sierraoil.mx; and

IV.3 They agree to the following:

CLAUSES

FIRST: Purpose. The Members agree to group for purposes of filing a joint Bid to participate in the Bidding Process as a Bidding Group (Licitante Agrupado).

SECOND: Activities and obligations each company hereby undertakes to perform and assume. If the Bidding Group results to be a Winning Bidder, the members agree to undertake the following:

I. Sierra Oil & Gas, S. de R.L. de C.V., agrees and undertakes towards the Consortium Members, to timely provide the necessary resources in order to comply with the obligations arising from the Exploration and Extraction Contract that is, as applicable, awarded, based on the percentage interest provided in the Fifth Clause of this agreement. Moreover, it shall actively engage in the decision-making of the Consortium in order to carry out the activities of the Contractor in the Exploration and Extraction Contract.

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II. Talos Energy LLC shall be in charge of the operations and agrees to perform, subject to the terms and conditions set forth in the Exploration and Extraction Contract and the obligations specified therein, the duties and obligations of the Operator as defined in the Exploration and Extraction Contract. Moreover, in order to comply with its obligations, it may contract independent contractors, agents, including Operator’s affiliates, other participating companies and its affiliates.

III. Premier Oil Plc, agrees and undertakes towards the Consortium Members, to timely provide the necessary resources in order to comply with the obligations arising from the Exploration and Extraction Contract that is, as applicable, awarded, based on the percentage interest provided in the Fifth Clause of this agreement. Moreover, it shall actively engage in the decision-making of the Consortium in order to carry out the activities of the Contractor in the Exploration and Extraction Contract.

THIRD: Appointment of a common representative to file and submit the Bid. The Members agree that the company, Sierra Oil & Gas, S. de R.L. de C.V., will be the common representative for filing and submitting the Bid. Therefore, the legal representative of Sierra Oil & Gas, S. de R.L. de C.V., Ms. Ana Irma Amado Córdova, shall have the necessary and sufficient authorities to act towards and with the authority that issued the call, on behalf of the Members, in any and all acts and stages of the Bid and those arising therefrom, as well to execute all documents of any kind and receive all notifications of all kind, including personal notifications, as provided by the notarial power-of-attorney granted to her by Premier Oil, Plc. for such purposes; such power-of-attorney is attached hereto as “Sole Exhibit”.

FOURTH: Operator. Subject to the execution of the Agreement, the Members hereby appoint Talos Energy LLC as Operator for all legal purposes that may take place.

FIFTH: Interest Percentage. The Members of the Bidding Group agree that the interest percentage set forth below that will correspond to them shall be as follows:

I.     45%     Talos Energy LLC

II.   45%     Sierra Oil & Gas, S. de R.L. de C.V.

III. 10%     Premier Oil Plc.

SIXTH. Joint and Several Obligation. The Members agree to undertake and comply with the obligations arising from the Bid on a joint and several basis, including the execution of the relevant Contract.

SEVENTH: Confidentiality of the Information. The Members may not reveal the Confidential Information obtained from the Data Room of Shallow Waters – First Invitation, without the express approval of the authority that issued the call.

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This Private Agreement for Joint Bid is executed by the Members in 3 original counterparts, in Mexico City on June 26, 2015.

Company: Sierra Oil & Gas, S. de R.L. de C.V. /s/ Salvador Beltrán del Río Madrid Legal Representative Salvador Beltrán del Río Madrid

Company: Talos Energy LLC /s/ Ana Irma Amado Córdova Legal Representative Ana Irma Amado Córdova

Company: Premier Oil Plc. /s/ José Jhacob Hinojosa Tah Legal Representative José Jhacob Hinojosa Tah

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